                                                                 EXECUTION COPY

-------------------------------------------------------------------------------


                       RESTATED ASSET PURCHASE AGREEMENT


                    dated as of the 6th day of October, 1997

                                 by and between


                            ACG ACQUISITION II CORP.
                                  (PURCHASER)

                                      and

                      ADVANCED COMMUNICATIONS GROUP, INC.
                                    (PARENT)

                         ADVANCED COMMUNICATIONS CORP.
                                   (OLD ACG)

                                      and

                                DANIEL W. PETERS
                                CHERYL A. PETERS
                                   (SELLERS)


-------------------------------------------------------------------------------

                               TABLE OF CONTENTS


1.  DEFINITIONS...............................................................2

2.  PURCHASE AND SALE; CLOSING; SECTION 351 EXCHANGE PLAN.....................9
    2.1   Purchase and Sale of Purchased Assets...............................9
    2.2   Assumption of Liabilities..........................................10
    2.3   Purchase Price.....................................................10
    2.4   Allocation of Purchase Price.......................................10
    2.5   Closing............................................................10

3.  REPRESENTATIONS, WARRANTIES, COVENANTS AND AGREEMENTS OF
    THE SELLERS..............................................................10
    3.1   Authority..........................................................10
    3.2   Financial Statements...............................................10
    3.3   Liabilities and Obligations........................................11
    3.4   Permits and Intangibles............................................12
    3.5   Environmental Matters..............................................12
    3.6   Personal Property..................................................13
    3.7   Significant Customers; Material Contracts and Commitments..........13
    3.8   Real Property......................................................14
    3.9   Insurance..........................................................14
    3.10  Intellectual Property..............................................15
    3.11  Labor Relations....................................................15
    3.12  Employee Benefits..................................................15
    3.13  Tax Matters........................................................16
    3.14  Prior or Preferential Rights.......................................17
    3.15  Sufficiency of Assets..............................................18
    3.16  Conformity with Law; Litigation....................................18
    3.17  No Violations......................................................18
    3.18  Government Contracts...............................................19
    3.19  Absence of Changes.................................................19
    3.20  Disclosure.........................................................20
    3.21  Prohibited Activities..............................................20
    3.22  Draft Registration Statement.......................................20

4.  REPRESENTATIONS, WARRANTIES, COVENANTS AND AGREEMENTS OF
    THE PURCHASER, PARENT AND OLD ACG........................................20
    4.1   Due Organization...................................................21

    4.2   Authorization......................................................21
    4.3   Capital Stock......................................................21
    4.4   Transactions in Capital Stock, Organization Accounting.............21
    4.5   Subsidiaries.......................................................22
    4.6   Financial Statements...............................................22
    4.7   Liabilities and Obligations........................................22
    4.8   Conformity with Law; Litigation....................................22
    4.9   No Violations......................................................23
    4.10  Business; Real Property; Material Agreement........................23
    4.11  Taxes..............................................................23
    4.12  Draft Registration Statement.......................................24

5.  OTHER COVENANTS PRIOR TO CLOSING.........................................24
    5.1   Access and Cooperation; Due Diligence; Audits......................24
    5.2   Conduct of Business Pending Closing................................25
    5.3   Prohibited Activities..............................................26
    5.4   Exclusivity........................................................27
    5.5   Notice to Bargaining Agents........................................27
    5.6   Notification of Certain Matters....................................27
    5.7   Amendment of Schedules.............................................28
    5.8   Bulk Sales Laws....................................................28
    5.9   Transfer Taxes and Recording Fees..................................28
    5.10  Certain Provisions Relating to Consents............................29
    5.11  Further Assurance..................................................30
    5.12  Survival...........................................................30

6.  CONDITIONS PRECEDENT TO OBLIGATIONS OF THE SELLERS.......................30
    6.1   Representations and Warranties Performance of Obligations..........30
    6.2   Satisfaction.......................................................30
    6.3   No Litigation......................................................30
    6.4   Opinion of Counsel.................................................30
    6.5   Consents and Approvals.............................................31
    6.6   No Material Adverse Change.........................................31
    6.7   Secretary's Certificates...........................................31
    6.8   Closing of IPO.....................................................31
    6.9   Employment Agreements..............................................31

7.  CONDITIONS PRECEDENT TO OBLIGATIONS OF THE PURCHASER AND
    PARENT...................................................................31
    7.1   Representations and Warranties; Performance of Obligations.........31

    7.2   No Litigation......................................................31
    7.3   No Material Adverse Effect.........................................32
    7.4   Sellers' Release...................................................32
    7.5   Satisfaction.......................................................32
    7.6   Opinion of Counsel.................................................32
    7.7   Consents and Approvals.............................................32
    7.8   FIRPTA Certificate.................................................32
    7.9   Closing of IPO.....................................................32
    7.10  Employment Agreements..............................................32

8.  COVENANTS OF THE PURCHASER AND PARENT WITH THE SELLERS AFTER
    CLOSING..................................................................33
    8.1   Release From Guarantees............................................33
    8.2   Employment.........................................................33
    8.3   Health and Welfare Benefits........................................34
    8.4   Use of Name........................................................35
    8.5   Compliance with the Hart-Scott-Rodino Antitrust Improvements
          Act of 1976 (the "Hart-Scott Act").................................35

9.  TERMINATION OF AGREEMENT.................................................35
    9.1   Termination........................................................35
    9.2   Liabilities in Event of Termination................................36

10. NONDISCLOSURE OF CONFIDENTIAL INFORMATION................................36
    10.1  The Sellers........................................................36
    10.2  The Purchaser, Parent and Old ACG..................................37
    10.3  Damages............................................................37
    10.4  Survival...........................................................38

11. NONCOMPETITION...........................................................38
    11.1  Prohibited Activities..............................................38
    11.2  Damages............................................................39
    11.3  Reasonable Restraint...............................................39
    11.4  Severability, Reformation..........................................39
    11.5  Independent Covenant...............................................39
    11.6  Materiality........................................................40

12. TRANSFER PROHIBITIONS AND RESTRICTIONS ON WARRANTS AND
    WARRANT STOCK............................................................40

13. OTHER TRANSFER RESTRICTIONS..............................................40

14. INVESTMENT REPRESENTATIONS...............................................41
    14.1  Compliance With Law................................................41
    14.2  Economic Risk, Sophistication......................................42

15. REGISTRATION RIGHTS......................................................42
    15.1  PiggyBack Registration Rights......................................42
    15.2  Demand Registration Rights.........................................42
    15.3  Registration Procedures............................................43
    15.4  Other Registration Matters.........................................46
    15.5  Indemnification....................................................46
    15.6  Contribution.......................................................49
    15.7  Availability of Rule 144...........................................50

16. GENERAL..................................................................50
    16.1  Cooperation........................................................50
    16.2  Successors and Assigns.............................................50
    16.3  Entire Agreement...................................................50
    16.4  Counterparts.......................................................51
    16.5  Brokers and Agents.................................................51
    16.6  Expenses...........................................................51
    16.7  Notices............................................................51
    16.8  Governing Law......................................................52
    16.9  Exercise of Rights and Remedies....................................52
    16.10 Time...............................................................53
    16.11 Reformation and Severability.......................................53
    16.12 Remedies Cumulative................................................53
    16.13 Captions...........................................................53
    16.14 Public Statement...................................................53
    16.15 Form of Payment....................................................53
    16.16 Receivables........................................................53
    16.17 Amendments and Waivers.............................................54
    16.18 Public Statements..................................................54

                       RESTATED ASSET PURCHASE AGREEMENT


    THIS RESTATED ASSET PURCHASE AGREEMENT (the "Agreement") is made as of the 6th day of October, 1997, by and between ACG ACQUISITION II CORP. a Delaware corporation ("Purchaser"), ADVANCED COMMUNICATIONS GROUP, INC., a Delaware corporation organized in September 1997 ("Parent"), ADVANCED COMMUNICATIONS CORP. (formerly named Advanced Communications Group, Inc.), a Delaware corporation organized in June 1996 ("Old ACG"), DANIEL W. PETERS and wife CHERYL A. PETERS, individuals residing in Kansas ("Sellers") , who are engaged in the business of selling, servicing and installing telephone equipment, or "interconnect" services and equipment, as a proprietorship under the name National Telecom ("Business") and owning certain assets associated with the Business.

         WHEREAS, Old ACG has entered into agreements for, or negotiated the terms of, the acquisition by merger, asset purchase or stock purchase of ten companies (or interests therein) engaged in various aspects of the telecommunications industry ("Founding Companies") for voting capital stock and other consideration, including cash, one of such agreements being the Asset Purchase Agreement dated as of July 18, 1997 among Old ACG, Parent, Purchaser, and the Sellers ("Original Agreement"); and

         WHEREAS, Old ACG intended to close the acquisition of the Founding Companies substantially contemporaneously with the consummation of an initial underwritten public offering of its common stock; and

         WHEREAS, the executive officers of Old ACG have determined that it is desirable for licensing and other regulatory purposes to restructure the acquisitions of the Founding Companies; and

         WHEREAS, as the initial step in the implementation of the restructured proposal, Old ACG formed Parent as a new Delaware corporation in September 1997 to serve as the vehicle for the acquisition of the Founding Companies substantially contemporaneously with the consummation of an initial underwritten public offering ("IPO") of Common Stock, $.0001 par value, of Parent ("Parent Stock") at the price to the public reflected in the final prospectus of Parent relating to the IPO ("IPO Price"); and

         WHEREAS, under the restructured proposal, contemporaneously with the consummation of the IPO and as part of a single transaction, the stockholders of the Founding Companies, including Sellers and Old ACG, will transfer, by stock or asset purchase or reverse triangular merger, the stock or substantially all the assets of certain companies and other assets in which they own an interest to Parent in exchange for voting capital stock of Parent and other consideration, including cash, voting stock, options, warrants, notes, convertible notes and other property of Parent, under circumstances that will constitute a tax-free transfer of property under Section 351 of the Internal Revenue Code of 1986, as amended, and the rules and regulations thereunder ("Code"), to the extent of their receipt of voting capital stock of Parent; and

         WHEREAS, substantially contemporaneously with the execution of this Agreement and in order to document the integrated Section 351 exchange plan contemplated herein, (a) Old ACG, the other Founding Companies, their stockholders and others are amending and restating their respective acquisition agreements; and (b) Parent and Old ACG are entering into a merger agreement pursuant to which Old ACG will become a wholly-owned subsidiary of Parent substantially contemporaneously with the consummation of the IPO; and

         WHEREAS, it is contemplated that prior to the consummation of the IPO, Old ACG will effect an approximately one-for-two reverse stock split, the exact magnitude of which will be dependent upon the ultimate post IPO valuation of Parent by the managing underwriters in the IPO and the anticipated IPO Price; and

         WHEREAS, the IPO, the acquisitions of the Founding Companies and Old ACG are described in the Registration Statement on Form S-1 of Parent (draft of October 2, 1997), a copy of which is attached to this Agreement as Annex I ("Draft Registration Statement"); and

         WHEREAS, Parent, Old ACG, Purchaser, and the Sellers desire to amend and restate the Original Agreement in its entirety and transform it into this Agreement; and

         WHEREAS, the Purchaser desires to purchase from the Sellers, and the Sellers desire to sell to the Purchaser, substantially all the assets comprising the Business, all on the terms and subject to the conditions hereinafter set forth; and

         NOW, THEREFORE, in consideration of the premises and of the mutual representations, warranties, covenants and agreements herein contained, the parties hereby agree as follows:

1.  DEFINITIONS

    Unless the context otherwise requires, capitalized terms used in this Agreement or in any schedule, or annex attached hereto and not otherwise defined shall have the following meanings for all purposes of this Agreement:

    "Affiliate" means, with respect to any specific Person, any other Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person. The term "control" (including, with correlative meaning, the terms "controlled by" and "under common control with"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

    "Agreement" has the meaning set forth in the first paragraph of this Agreement

    "Assumed Liabilities" refers to, collectively, all liabilities and obligations of the Sellers (i) arising after the Closing Date with respect to the performance of the terms of and the payment of all amounts due under the Contracts and the Lease, excluding any liability or obligation resulting from any breach, violation, failure to comply, act, omission, condition or circumstance with respect thereto prior to the Closing Date and (ii) relating to Employees and employee benefits to the extent specifically provided in Section 8.2.

    "Assumption Agreement" refers to the Assumption Agreement to be executed at Closing by the Purchaser.

    "Balance Sheet Date" has the meaning set forth in Section 3.2.

    "Bill of Sale" refers to the Bill of Sale to be executed at the Closing by the Sellers.

    "Business" has the meaning set forth in the first paragraph to this Agreement.

    "Business Day" means any day, other than a Saturday or a Sunday, on which commercial banks are not required or authorized to close in New York City.

    "Business Financial Statements" has the meaning set forth in Section 3.2.

    "Charter Documents" means the Certificate of Incorporation, Articles of Incorporation or other instrument pursuant to which any corporation, limited liability company, partnership or other business entity that is a signatory to, or the subject of, this Agreement was formed or organized in accordance with applicable law.

    "Closing" has the meaning set forth in Section 2.5.

    "Closing Date" has the meaning set forth in Section 2.5.

    "Code" has the meaning set forth in the fifth recital of this Agreement.

    "Contracts" means, collectively, the documents and other matters listed on
    Schedule 3.3 in response to Section 3.3(ii) and on Schedule 3.7.

    "Controlled Group Member" has the meaning set forth in Section 3.12(ii).

    "Draft Registration Statement" has the meaning set forth in the eighth recital of this agreement.

    "Effective Time" means 12:01 a.m. on the Closing Date.

    "Employees" has the meaning set forth in Section 8.2(i).

    "Employee Benefit Plan" means an Employee Pension Benefit Plan, Employee Welfare Benefit Plan (where no distinction is required by the context in which the term is used), or any compensation plan, incentive plan (whether or not stock related), bonus plan or fringe benefit plan.

    "Employee Pension Benefit Plan" has the meaning set forth in Section 3(2) of ERISA.

    "Employee Welfare Benefit Plan" has the meaning set forth in Section 3(1) of ERISA.

    "Environmental Laws" has the meaning set forth in Section 3.5.

    "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

    "Excluded Assets" means, collectively (i) any cash or cash equivalents of Sellers, (ii) any rights of the Sellers to any Tax refund associated with the Business with respect to periods prior to the Closing Date, (iii) any assets of any Employee Benefit Plan maintained by the Sellers, (iv) any property, casualty, workers' compensation or other insurance policy or related insurance services contract relating to the Sellers and any rights of Sellers under such insurance policy or contract, other than rights or proceeds under such insurance policies or contracts with respect to any Assumed Liability or any casualty affecting any of the Purchased Assets,
    (v) any rights of the Sellers under this Agreement or under any other agreement between the Sellers and the Purchaser and (vi) any assets, properties or rights of the Sellers listed on Schedule A.

    "Excluded Liabilities" refers to, collectively, all obligations and liabilities of the Sellers contingent or direct, known or unknown, other than the Assumed Liabilities. Without limiting the generality of the foregoing, the Excluded Liabilities include
    (i) any liability or obligation arising prior to, on or after the Closing Date in connection with any Excluded Asset, (ii) any liability or obligation arising prior to the Closing Date with respect to the Purchased Assets, (iii) any liability or obligation arising under any Environmental Law in connection with the ownership, use, maintenance or operation of any of the present or former facilities or properties of the Sellers or otherwise in connection with the operation of the Business, (iv) any liability or obligation (whether assessed or unassessed) of the Sellers with respect to Taxes for any period prior to the Closing Date, (v) any liability or obligation with respect to any checks issued by the Sellers prior to the Closing Date which are outstanding as of the Closing Date,
    (vi) any liability or obligation of the Sellers with respect to employees or employee benefits not specifically assumed by the Purchaser pursuant to
    Section 8.2 and (vii) any liabilities listed on Schedule B.

    "Founding Companies" has the meaning set forth in the first recital of this Agreement.

    "Hart-Scott Act" has the meaning set forth in Section 8.5.

    "Hazardous Wastes" and "Hazardous Substances" have the meanings set forth in Section 3.5.

    "IPO" has the meaning set forth in the fourth recital of this Agreement.

    "IPO Price" has the meaning set forth in the fourth recital of this Agreement.

    "Intellectual Property" means all patents, trademarks, service marks, copyrights and applications therefor, all trade names, brand names, logos, inventions, discoveries, improvements, processes, technologies, know-how, formulae, drawings, specifications, trade secrets, plans, computer software (including source codes and other documentation thereof), files, programs, notebooks and records, all other proprietary, technical and other information, data and intellectual property, and all licenses, permits and other rights to use the foregoing, whether patentable or unpatentable, used or held for use in or associated with the ownership of the Purchased Assets, or the conduct of the Business (or, if the Sellers do not own any such proprietary, technical or other information, data and intellectual property, a paid-up or royalty-free, irrevocable license, permit or other right to use the same), including, without limitation, the Intellectual Property described in Schedule 3.10.

    "IRS" or "Internal Revenue Service" means the Internal Revenue Service of the Department of the Treasury.

    "June Balance Sheet" has the meaning set forth in Section 3.2.

    "Lease" means that certain Lease, attached to Schedule 3.8, associated with the main facility of the Business.

    "Liens" means all mortgages, liens, security interests, pledges, charges, voting trusts, restrictions, encumbrances and claims of every kind.

    "Material Adverse Effect" means a material adverse effect on the business, operations, affairs, prospects, properties, assets or condition (financial or otherwise) of a Person.

    "Material Documents" has the meaning set forth in Section 3.17.

    "Multiemployer Plan" has the meaning set forth in Section 3(37) of ERISA.

    "Note" means Parent's 7% Installment Note due [Closing Date], 2000 in the original principal amount of $350,000 and substantially in the form of Annex III.

    "Old ACG" has the meaning set forth in the first paragraph of this Agreement.

    "Old ACG Financial Statements" has the meaning set forth in Section 4.6.

    "Parent Documents" has the meaning set forth in Section 4.9.

    "Parent Stock" has the meaning set forth in the fourth recital of this Agreement.

    "Permit" means any permit, approval, authorization, license, franchise, variance, certificate of occupancy or permission required by a governmental authority under any applicable law.

    "Person" means an individual, a corporation, a limited liability company, a partnership, an association, a joint stock company, a trust, any incorporated organization or a government or political subdivision thereof.

    "Prohibited Activities" has the meaning set forth in Section 3.21.

    "Proscribed Business" has the meaning set forth in Section 11.1(i).

    "Purchased Assets" means all the Sellers' assets associated with the Business or used, useful or held for use in connection with the operations historically conducted by Sellers at or in conjunction therewith, all as the same may exist on the Closing Date, including, without limitation, the following:

    (i) all real property listed on Schedule 3.8 that is owned by the Sellers, in each case together with all improvements, fixtures, construction in process and all other easements, rights and privileges appurtenant thereto and rights in respect thereof;

    (ii) all inventories of supplies and spare parts, all equipment, machinery, test equipment, computers, telephone systems, expendables, vehicles, furniture, file cabinets, office materials and other tangible personal property, including the items listed on
           Schedule 3.6;

    (iii)  all of the Intellectual Property;

    (iv) all right, title and interest in, to and under all Contracts and the Lease (including all options to renew or extend the term of the Lease or purchase all or any part of the leased property), subject in each case to the terms of such Contracts and the Lease;

    (v) all books and records of the Business (including such books and records as are contained in computerized storage media), including books and records related to inventories, purchasing, accounting, sales, research, engineering, maintenance, repairs, marketing, banking, Intellectual Property, shipping records, personnel files for Transferred Employees and all files, records, literature and correspondence;

    (vi)   to the extent legally assignable, all Permits;

    (vii) to the extent any of the following relate to any Assumed Liability or any of the Purchased Assets: claims, deposits, prepayments, prepaid assets, refunds (excluding Tax refunds with respect to periods prior to the Closing Date), causes of action, rights of recovery, rights of set off and rights of recoupment of the Sellers as of the Closing Date, including all rights of the Sellers under any property, casualty, workers' compensation or other insurance policy or related insurance services contract;

    (viii) any other tangible assets of the Sellers which are used primarily in the Business and which are of a nature not customarily reflected in the books and records of a business, such as assets which have been written off for accounting purposes but which are still used by or of value to the Business;

    (ix)   all goodwill associated with the Business;

    (x) all supplier lists, files, records and data relating to the Business;

    (xi) all customer lists, files, records and data relating to the Business;

    (xii) all capital expenditure plans and studies, engineering studies, accounting, real property, environmental, Tax, employment, health and safety, and other books, records, files, ledgers, documents and correspondence used or held for use in or associated with the operation of the Purchased Assets, the ownership of the Purchased Assets, or the conduct of the Business, other than Excluded Assets;

    (xiii) all rights to the use of the name National Telecom;

    (xiv) all rights under express or implied warranties from the providers of goods and services in connection with the operation of the Purchased Assets, the ownership of the Purchased Assets, or the conduct of the Business; and

    excluding in every instance all Excluded Assets.

    "Purchase Price" means the aggregate amount of cash payable to the Seller by the Purchaser pursuant to Section 2.3.

    "Purchaser" has the meaning set forth in the first paragraph of this Agreement.

    "Registerable Securities" means the shares of Warrant Stock issuable upon the Sellers' exercise of the Warrants.

    "Restricted Securities" has the meaning set forth in the introductory paragraph to Section 14.

    "Return" means any return, report or statement (including any information return) required to be filed for purposes of a particular Tax.

    "Schedule" means each Schedule attached hereto, which shall reference the relevant sections of this Agreement, on which parties hereto disclose information as part of their respective representations, warranties, covenants and agreements.

    "SEC" means the United States Securities and Exchange Commission.

    "Sellers" has the meaning set forth in the first paragraph of this Agreement.

    "Series H Warrants" means the 6,250 non-transferable warrants, substantially in the form of Annex IV, to purchase a like number of shares of Parent Stock at an initial exercise price equal to the IPO Price.

    "Series I Warrants" means the 6,250 non-transferable warrants, substantially in the form of Annex V, to purchase a like number of shares of Parent Stock at an initial exercise price equal to the IPO Price.

    "Section 351 Exchange Plan" means the Section 351 Exchange Plan in the form of Annex II

    "Subsidiary" means, with respect to any Person, any corporation or other organization, whether incorporated or unincorporated, of which (i) such Person or any other Subsidiary of such Person is a general partner (excluding partnerships, the general partnership interests of which held by such Person or any Subsidiary of such Person do not have a majority of the voting interest in such partnership) or (ii) at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the Board of Directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such Person, by any one or more of its Subsidiaries, or by such Person and one or more of its Subsidiaries.

    "Tax" or "Taxes" means all Federal, state, local or foreign net or gross income, gross receipts, net proceeds, sales, use, ad valorem, value added, franchise, bank shares, withholding, payroll, employment, excise, property, deed, stamp, alternative or add on minimum, environmental or other taxes, assessments, duties, fees, levies or other governmental charges of any nature whatever, whether disputed or not, together with any interest, penalties, additions to tax or additional amounts with respect thereto.

    "Territory" has the meaning set forth in Section 11.1(i).

    "Transferred Employee" has the meaning set forth in Section 8.2(ii).

    "Warrants" means the Series H Warrants and the Series I Warrants.

    "Warrant Stock" means the shares of Parent Stock issuable upon exercise of the Warrants.

    "1933 Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

2.  PURCHASE AND SALE; CLOSING; SECTION 351 EXCHANGE PLAN

    2.1 Purchase and Sale of Purchased Assets. On the terms and subject to the conditions set forth in this Agreement, at the Closing, the Purchaser will purchase from the Sellers, and the Sellers will sell, transfer, assign, convey and deliver to the Purchaser the Purchased Assets pursuant to the Bill of Sale.

    2.2 Assumption of Liabilities. On the terms and subject to the conditions set forth in this Agreement, at the Closing, the Purchaser will assume and become responsible for all of the Assumed Liabilities pursuant to the Assumption Agreement.

    2.3 Purchase Price. The total consideration to be provided by the Purchaser to the Sellers for the Purchased Assets shall be the sum of the following items delivered at Closing: (i) immediately available funds in the amount of $130,000.00, (ii) the assumption of the Assumed Liabilities, (iii) the Note,
(iv) the Series H Warrants and (v) the Series I Warrants.

    2.4 Allocation of Purchase Price. The Sellers and the Purchaser agree to allocate the Purchase Price and the Assumed Liabilities among the Purchased Assets and the Sellers' covenant not to compete in accordance with Schedule
2.4. The parties agree to file all Tax reports, Returns and claims and other statements consistent with the allocation set forth on Schedule 2.4 (and in particular to report the information required by Section 1060(b) of the Code) in a manner consistent with such allocation and shall not make any inconsistent written statement or take any inconsistent position on any Returns, in any refund claim, during the course of any IRS or other Tax audit, for any financial or regulatory purpose, in any litigation or investigation or otherwise, so long as there exists a reasonable basis in law to maintain such position. Each party shall notify the other party if it receives notice that the IRS proposes any allocation different from Schedule 2.4.

    2.5 Closing. The closing of the transactions contemplated by this Agreement ("Closing") shall take place on the date of the closing of the sale of shares of the Purchaser Stock in the IPO, or such other date as the parties hereto may designate (the "Closing Date"), at such place as the parties may mutually agree.

3.  REPRESENTATIONS, WARRANTIES, COVENANTS AND AGREEMENTS OF THE SELLERS

    Each of the Sellers jointly and severally, represent, warrant, covenant and agree (i) that all of the following representations and warranties in this
Section 3 are true at the date of this Agreement and, subject to Section 5.7, shall be true at the Closing Date and (ii) that all of the covenants and agreements in this Section 3 shall be complied with or performed at and as of the Closing Date and (iii) that none of the following representations and warranties shall survive the Closing Date.

    3.1 Authority. The Sellers have full authority to execute and deliver this Agreement and this Agreement constitutes the legal, valid and binding obligation of the Sellers.

    3.2 Financial Statements. Attached hereto as Schedule 3.2 are copies of the following accrual basis financial statements of the Business beginning with the year ended December 31, 1994

(the "Business Financial Statements"): the Business' unaudited Balance Sheets as of December 31, 1996, 1995, and 1994 and its unaudited Statements of Income and Retained Earnings and any related notes thereto for each of the years in the three-year period ended December 31, 1996; the unaudited Balance Sheet of the Business as of June 30, 1997 ("June Balance Sheet") (such June 30, 1997 Balance Sheet being hereinafter referred to as the "Balance Sheet Date"). The Business Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated (except as noted thereon or on Schedule 3.2). Except as set forth on Schedule 3.2, the foregoing Balance Sheets present fairly the financial position of the Business as of the dates indicated thereon, and the foregoing Statements of Income and Retained Earnings present fairly the results of operations for the periods indicated thereon in accordance with generally accepted accounting principles and in conformity with generally recognized industry standards.

    3.3 Liabilities and Obligations. The Sellers have delivered to the Purchaser an accurate list (which is set forth on Schedule 3.3) as of the Balance Sheet Date of (i) all liabilities of the Sellers and the Business that are not reflected on the June Balance Sheet or otherwise reflected in the Business Financial Statements at the Balance Sheet Date and (ii) all loan agreements, indemnity or guaranty agreements, bonds, mortgages, Liens, pledges or other security agreements. Except as set forth on Schedule 3.3, since the Balance Sheet Date neither of the Sellers nor the Business has incurred any material liabilities of any kind, character and description, whether accrued, absolute, secured or unsecured, contingent or otherwise, other than liabilities incurred in the ordinary course of business. The Sellers have also disclosed to the Purchaser on Schedule 3.3, in the case of those contingent liabilities of either Sellers or the Business related to pending or threatened litigation or other liabilities which are not fixed or otherwise accrued or reserved, the following information:

         (w) a summary description of the liability together with the following:

             (1) copies of all relevant documentation relating thereto;

             (2) amounts claimed and any other action or relief sought; and

             (3) name of claimant and all other parties to the claim, suit or proceeding;

         (x) the name of each court or agency before which such claim, suit or proceeding is pending;

         (y) the date such claim, suit or proceeding was instituted; and

         (z) a good faith and reasonable estimate of the maximum amount, if any, which is likely to become payable with respect to each such liability. If no estimate is provided, the estimate shall for purposes of this Agreement be deemed to be zero.

    3.4 Permits and Intangibles. The Sellers hold all Permits the absence of any of which could have a Material Adverse Effect on the Business, and the Sellers have delivered to the Purchaser an accurate list and summary description (which is set forth on Schedule 3.4) of all Permits owned or held by the Sellers associated with the Business (it being understood and agreed that a list of all environmental Permits and other environmental approvals is set forth on Schedule 3.5). To the knowledge of the Sellers, (i) the Permits listed on Schedules 3.4 and 3.5 are valid, and (ii) the Sellers have not received any notice that any governmental authority intends to cancel, terminate or not renew any such Permit. The Sellers have conducted and are conducting the Business in compliance with the requirements, standards, criteria and conditions set forth in the Permits listed on Schedules 3.4 and
3.5 and are not in violation of any of the foregoing except where such non-compliance or violation would not have a Material Adverse Effect on the Sellers. Except as specifically provided in Schedule 3.4, the transactions contemplated by this Agreement will not result in a default under or a breach or violation of, or adversely affect the rights and benefits afforded to the Sellers by, any such Permit.

    3.5 Environmental Matters. Except as set forth on Schedule 3.5, (i) the Sellers have complied with and are in compliance with all Federal, state, local and foreign statutes (civil and criminal), laws, ordinances, regulations, rules, notices, Permits, judgments, orders and decrees applicable to the Business or any of Sellers properties, assets, operations and businesses relating to environmental protection (collectively "Environmental Laws") including, without limitation, Environmental Laws relating to air, water, land and the generation, storage, use, handling, transportation, treatment or disposal of Hazardous Wastes and Hazardous Substances including petroleum and petroleum products (as such terms are defined in any applicable Environmental
Law); (ii) the Sellers have obtained and adhered to all Permits necessary to treat, transport, store, dispose of and otherwise handle Hazardous Wastes and Hazardous Substances, a list of all of which Permits is set forth on Schedule 3.5, and have reported to the appropriate authorities, to the extent required by all Environmental Laws, all past and present sites owned and operated by the Sellers where Hazardous Wastes or Hazardous Substances have been treated, stored, disposed of or otherwise handled; (iii) there have been no releases or threats of releases (as defined in Environmental Laws) at, from, in or on any property owned or operated by the Sellers except as permitted by Environmental Laws; (iv) the Sellers know of no on-site or off-site location to which the Sellers have transported or disposed of Hazardous Wastes and Hazardous Substances or arranged for the transportation of Hazardous Wastes and Hazardous Substances, which site is the subject of any Federal, state, local or foreign enforcement action or any other investigation which could lead to any claim against the Sellers or the Purchaser, for any clean-up cost, remedial work, damage to natural resources, property damage or personal injury, including, but not limited to, any claim under the

Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended; and (v) the Sellers have no contingent liability in connection with any release of any Hazardous Waste or Hazardous Substance into the environment.

    3.6 Personal Property. The Sellers have delivered to the Purchaser an accurate list (which is set forth on Schedule 3.6) of (i) all personal property included (or that will be included) in "depreciable plant, property and equipment" on the balance sheet of the Business, (ii) all personal property owned or currently leased by the Sellers utilized in connection with the Business with a value in excess of $2,500 (x) as of the Balance Sheet Date and
(y) acquired since the Balance Sheet Date and (iii) all leases and agreements in respect of personal property, including, in the case of each of (i), (ii) and (iii), (1) true, complete and correct copies of all such leases and (2) an indication as to which assets are currently owned, or were formerly owned, solely for the personal use of the Sellers. Except as set forth on Schedule 3.6, (a) all personal property used by the Sellers in the Business is either owned by the Sellers or will be owned by the Sellers upon payment on or before the Closing Date of the required amount to own such property pursuant to each lease included on Schedule 3.6, (b) all of the personal property listed on
Schedule 3.6 is in good working order and condition, ordinary wear and tear excepted.

    3.7 Significant Customers; Material Contracts and Commitments. The Sellers have delivered to the Purchaser an accurate list (which is set forth on Schedule 3.7) of all significant customers, or Persons that are sources of a significant number of customers, it being understood and agreed that a "significant customer," for purposes of this Section 3.7, means a customer (or Person) (i) representing 2% or more of the Sellers' annual revenues as of the Balance Sheet Date or (ii) reasonably expected to represent 2% or more of the Business' revenues during the twelve-month period ending June 30, 1998. Except to the extent set forth on Schedule 3.7, none of the Business' significant customers (or Persons that are sources of a significant number of customers) has canceled or substantially reduced or, to the knowledge of the Sellers, is currently attempting or threatening to cancel a contract or substantially reduce utilization of the services provided by the Business.

    The Sellers have listed on Schedule 3.7 all material contracts, commitments and similar agreements to which the Sellers are a party in connection with the Business or by which the Sellers or any of the properties associated with the Business are bound (including, but not limited to, any contracts with significant customers, joint venture or partnership agreements, contracts with any labor organizations, strategic alliances and options to purchase land), other than agreements listed on Schedule 3.3, 3.6 or 3.8, (x) in existence as of the Balance Sheet Date and (y) entered into since the Balance Street Date, and in each case have delivered true, complete and correct copies of such agreements to the Purchaser. The Sellers have complied with all material commitments and obligations pertaining to each of them, and are not in default under any contract or agreement listed on Schedule 3.7 and no notice of default or termination under any such contract or agreement has been received. The Sellers have also indicated on Schedule 3.7 a summary description of all plans or projects, in connection with the Business, involving the acquisition of any personal property, business or assets requiring, in any event, the payment of more than $2,500 by the Sellers.

    Except as set forth on Schedule 3.7, all of the contracts, commitments and similar agreements listed on Schedule 3.7 are in full force and effect and constitute valid and binding agreements of the parties (and their successors) thereto in accordance with their respective terms.

    3.8 Real Property. Schedule 3.8 includes a list of all real property owned or held pursuant to leases by the Sellers in connection with the Business (i) as of the Balance Sheet Date and (ii) acquired since the Balance Sheet Date, and all other property, if any, used by the Sellers in the conduct of the Business. The Sellers have good and insurable title to such real property owned by them, and will have good and insurable title in fee simple to any real property currently leased by them in the conduct of the Business upon Closing, except for the Lease, including those real properties reflected on Schedule 3.8, subject to no Lien except for:

         (w) Liens reflected on Schedules 3.3 or 3.7 as securing specified liabilities (with respect to which no material default exists);

         (x) Liens for current Taxes not yet payable and assessments not in default;

         (y) easements for utilities serving the property only; and

         (z) easements, covenants and restrictions and other exceptions to title shown of record in the office of the County Clerks in which the properties, assets and leasehold estates are located which do not adversely affect in any material respect the current use of the property.

Schedule 3.8 contains, without limitation, (1) true, complete and correct copies of all title reports and title insurance policies currently in possession of the Sellers with respect to real property owned by the Sellers used in the conduct of the Business, (2) true, complete and correct copies of all leases and agreements in respect of such real property leased by the Sellers (which copies are attached to Schedule 3.8), and (3) an indication as to which such properties, if any, are currently owned, or were formerly owned, solely for the personal use of the Sellers.

The Lease included on Schedule 3.8 is in full force and effect and constitutes the valid and binding agreement of the parties (and their successors) thereto in accordance with its terms.

    3.9 Insurance. The Sellers have delivered to the Purchaser, as set forth on and attached to Schedule 3.9, (i) an accurate list as of the Balance Sheet Date of all insurance policies carried by the Sellers, (ii) an accurate list of all insurance loss runs on workers compensation claims received for the past three policy years and (iii) true, complete and correct copies of all insurance policies currently in effect. Such insurance policies evidence all of the insurance that the Sellers are required to carry pursuant to all of its contracts and other agreements and pursuant to all applicable laws. All of such insurance policies are currently in full force and effect and shall remain in full force and effect through the Closing Date. No insurance carried by the Sellers has ever been canceled by the insurer and the Sellers have never been denied coverage.

    3.10 Intellectual Property. Except as set forth in Schedule 3.10, the Sellers either own or have the right to use by license, sublicense, agreement, or permission all of the Sellers' inventions, improvements, domestic and foreign patents and applications therefor, customer lists, copyrights, copyright registrations and applications therefor, trademarks, trade names, service marks, trade dress, logos, rights in computer software, and all rights granted or retained in licenses under any of the foregoing which are used in connection with the conduct of the Business as presently conducted. Except as set forth on Schedule 3.10, none of the Intellectual Property which is used in connection with the conduct of the Business is, or has been in the past five years involved in, or the subject of, any pending or, to the knowledge of the Sellers, threatened infringement, interference, opposition or similar action, suit or proceeding or, to the knowledge of Sellers, has otherwise been challenged in any way. Except as set forth on Schedule 3.10, the Intellectual Property will afford the Purchaser the right to use all technology, know-how, technical and other information, data and other intellectual property, whether patentable or unpatentable, and whether owned by the Sellers, any other Person or others, necessary for the conduct of the Business in a manner consistent with the Sellers' prior practice. The license fees, royalties and other amounts payable by the Sellers in connection with the use of the Intellectual Property, together with the terms and conditions on which and periods for which such amounts are payable, are described in Schedule 3.10. Any licenses, fees, royalties or other amounts payable as a result of the transfer of any item of Intellectual Property by the Sellers to the Purchaser pursuant to this Agreement shall be paid by the Purchaser.

    3.11 Labor Relations. Except as set forth on Schedule 3.11, the Sellers are not a party to any collective bargaining agreement; and there are no controversies pending or, to the Sellers' knowledge, threatened between the Sellers and any of its current or former employees or any labor or other collective bargaining unit representing any current or former employee of the Sellers that could reasonably be expected to result in a labor strike, dispute, slow-down or work stoppage or otherwise have a Material Adverse Effect. Sellers are not aware of any organizational effort presently being made or threatened by or on behalf of any labor union with respect to employees of the Sellers. To the Sellers' knowledge, no executive, key employee or group of employees of the Sellers have any plan to terminate employment with the Sellers.

    3.12 Employee Benefits.

         (i) Schedule 3.12 lists all Employee Benefit Plans that the Sellers maintain or to which the Sellers contribute for the benefit of any current or former employee of the Sellers.

         (ii) Neither the Sellers nor any other organization that is a member of a controlled group of organizations within the meaning of Code Sections 414(b), (c), (m) or (o) of which the Sellers are a member ("Controlled Group Member") contributes, or has contributed in the past, to any Employee Pension Benefit Plan subject to Title IV of ERISA or any Multiemployer Plan for the benefit of any current or former employee of the Sellers or any Controlled Group Member.

         (iii) The Sellers have delivered to the Purchaser complete and accurate copies of all plans or summary plan descriptions for each Employee Benefit Plan listed on Schedule 3.12. For each Employee Pension Benefit Plan listed on Schedule 3.12 intended to qualify under Section 401(a) of the Code, the Sellers have delivered to the Purchaser (w) the three most recent annual reports, (x) the three most recent annual and periodic accountings of plan assets, (y) the most recent determination letter received from the IRS and (z) where applicable, the three most recent actuarial valuations.

         (iv) There are no liabilities, breaches, violations or defaults under any Employee Benefit Plan sponsored or maintained by the Sellers or any Controlled Group Member that would subject the Purchaser to any Taxes or other liabilities.

         (v) With respect to each Employee Welfare Benefit Plan listed on
    Schedule 3.12, the Sellers or an Affiliate has complied with the requirements of Code Section 4980B.

    3.13 Tax Matters.

         (i) The Sellers, with respect to the Business, are currently taxed as a proprietorship. The Sellers have filed all Tax Returns that they were required to file. All such Tax Returns filed by the Sellers were correct and complete in all material respects or reserved for on its books. All Taxes owed by the Sellers (whether or not shown on any Tax Return) have been paid. Except as set forth on Schedule 3.13, the Sellers are not currently the beneficiaries of any extension of time within which to file any Tax Return. Since January 1, 1994, no claim with respect to the Sellers have been made by an authority in a jurisdiction where the Sellers do not file Tax Returns that they are or may be subject to taxation by that jurisdiction. There is no Lien affecting any of the Purchased Assets that arose in connection with any failure or alleged failure to pay any Tax.

         (ii) The Sellers have withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor or other party.

         (iii) The Sellers do not expect any authority to assess any material amount of additional Taxes for any period for which Tax Returns have been filed. There is no material dispute or claim concerning any Tax liability of the Sellers either claimed or raised by any authority in writing or as to which Sellers have knowledge based upon direct inquiry by any agent of such authority. Schedule 3.13(iii) lists all income Tax Returns of the Sellers for taxable periods ended on or after January 1, 1992, indicates those Tax Returns of which the Sellers are aware that have been audited and indicates those Tax Returns that currently are the subject of audit. The Sellers have delivered to the Purchaser correct and complete copies of all Tax Returns, examination reports and statements of deficiencies assessed against or agreed to by the Sellers for any taxable period ended on or after January 1, 1993.

         (iv) Except as set forth on Schedule 3.13(iv), the Sellers have not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

         (v) The Sellers have not made any payments, are not obligated to make any payments and are not a party to any agreement that under certain circumstances could obligate it to make any payments that will not be fully deductible under Section 280G of the Code.

         (vi) Except as set forth on Schedule 3.13(vi), none of the Purchased Assets secures any debt, the interest on which is tax-exempt under Section 103(a) of the Code. None of the Purchased Assets are "tax-exempt use property" within the meaning of Section 168(h) of the Code. The transactions contemplated by this Agreement are not subject to Tax withholding pursuant to the provisions of Section 3406 or Subchapter A of Chapter 3 of the Code or any other provision of applicable law.

         (vii) The Sellers have not received a ruling from any taxing authority or entered into any agreement regarding Taxes with any taxing authority that would, individually or in the aggregate, apply to the Business, or the Purchased Assets or the Purchaser after the Closing Date.

    3.14 Prior or Preferential Rights. There are no prior or preferential rights, rights of first refusal, or other similar rights in any party (other than the Purchaser) to purchase or otherwise acquire the Business or any Purchased Assets.

    3.15 Sufficiency of Assets. The Purchased Assets are all of the assets, properties and rights of the Sellers (other than the Excluded Assets and Excluded Liabilities) whether tangible or intangible, real, personal or mixed, and known or unknown, and wherever located, used or held for use in or associated with the conduct of the Business. The Purchased Assets are sufficient to conduct the Business on a basis consistent with the Sellers' prior practice, provided Purchaser supplies working capital to the Business in an amount comparable to that maintained by the Sellers prior to the Closing.

    3.16 Conformity with Law; Litigation. Except to the extent set forth on
Schedule 3.5 or 3.16, the Sellers are not in violation of any law or regulation or any order of any court or Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality having jurisdiction over the Sellers which would have a Material Adverse Effect; and except to the extent set forth on Schedule 3.3 or 3.5, there are no material claims, actions, suits or proceedings, commenced or, to the knowledge of the Sellers, threatened, against or affecting the Sellers, at law or in equity, or before or by any Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality having jurisdiction over the Sellers and no notice of any claim, action, suit or proceeding, whether pending or threatened, has been received by the Sellers. The Sellers have conducted and are conducting the Business in substantial compliance with the requirements, standards, criteria and conditions set forth in applicable Federal, state and local statutes, ordinances and Permits, including all such Permits set forth on Schedules 3.4 and 3.5, and are not in violation of any of the foregoing which might have a Material Adverse Effect.

    3.17 No Violations. Neither the Sellers nor, to the knowledge of the Sellers, any other party thereto, are in default under any Contract, Permit, the Lease or other instrument set forth on Schedule 3.4, 3.5, 3.6, 3.7 or 3.8, or any other material agreement to which it is a party or by which its properties are bound (the "Material Documents"); and, except as set forth in
Schedule 3.17, (i) the rights and benefits of the Sellers under the Material Documents will not be materially adversely affected by the transactions contemplated hereby and (ii) the execution of this Agreement and the performance of the obligations hereunder and the consummation of the transactions contemplated hereby will not result in any material violation or breach or constitute a default under, any of the terms or provisions of the Material Documents. Except as set forth on Schedule 3.17, none of the Material Documents requires notice to, or the consent or approval of, any governmental agency or other third party with respect to any of the transactions contemplated hereby in order to remain in full force and effect, and consummation of the transactions contemplated hereby will not give rise to any right to termination, cancellation or acceleration or loss of any right or benefit. Except as set forth on Schedule 3.17, none of the Material Documents prohibits the use or publication by the Sellers or the Purchaser of the name of any other party to such Material Document, and none of the Material Documents prohibits or restricts the Sellers in the conduct of the Business from freely providing services to any other customer or potential customer of the Business, the Purchaser or any affiliate of the Purchaser.

    3.18 Government Contracts. Except as set forth on Schedule 3.18, the Sellers, in connection with the Business, are not a party to any governmental contract subject to price determination or renegotiation.

    3.19 Absence of Changes. Since the Balance Sheet Date, except as set forth on Schedule 3.7 or 3.19, there has not been:

         (i) any material adverse change in the financial condition, assets, liabilities (contingent or otherwise), income of the Business or the Sellers;

         (ii) any damage, destruction or loss (whether or not covered by insurance) materially adversely affecting the properties used in connection with the Business;

         (iii) any increase in the compensation, bonus, sales commissions or fee arrangement payable or to become payable by the Sellers in the conduct of the Business to any employees, consultants or agents, except for ordinary and customary bonuses and salary increases for employees in accordance with past practice;

         (iv) any work interruptions, labor grievances or claims filed, or any event or condition of any character, materially adversely affecting the Business of the Sellers;

         (v) any sale or transfer, or any agreement to sell or transfer, any material assets, property or rights used in connection with the conduct of the Business of the Sellers to any Person;

         (vi) any cancellation, or agreement to cancel, any indebtedness or other obligation owing to the Sellers in connection with the Business;

         (vii) any plan, agreement or arrangement granting any preferential right to purchase or acquire any interest in any of the assets, property or rights of the Sellers used in connection with the Business or requiring consent of any party to the transfer and assignment of any such assets, property or rights;

         (viii) any purchase or acquisition of, or agreement, plan or arrangement to purchase or acquire, any property, right or asset outside of the ordinary course of the Business;

         (ix) any waiver of any material rights or claims of the Sellers in connection with the Business;

         (x) any material breach, amendment or termination of any contract, agreement, license, permit or other right to which the Sellers are a party;

         (xi) any transaction by the Sellers outside the ordinary course of the Business which could have a Material Adverse Effect;

         (xii) any cancellation or termination of a material contract with a customer or client prior to the scheduled termination date; or

         (xiii) any other distribution of property or assets, associated with the Business, by the Sellers.

    3.20 Disclosure. This Agreement, including the Schedules hereto, together with all other documents and information made available to the Purchaser or Parent and their representatives in writing pursuant hereto, present fairly the Business and operations associated therewith by the Sellers for the time periods with respect to which such information was requested. The Sellers' rights under the documents delivered pursuant hereto would not be materially adversely affected by, and no statement made herein would be rendered untrue in any material respect by, any other document to which the Sellers is a party, or to which its properties are subject, or by any other fact or circumstance regarding the Sellers (which fact or circumstance was, or should reasonably, after due inquiry, have been known to the Sellers) that is not disclosed pursuant hereto or thereto.

    3.21 Prohibited Activities. Except as set forth on Schedule 3.21, the Sellers have not, between the Balance Sheet Date and the date of this Agreement, taken any of the actions set forth in Section 5.3 ("Prohibited Activities").

    3.22 Draft Registration Statement. The text of, and the financial statements and other financial information contained in, the Draft Registration Statement, insofar as they were provided by the Sellers expressly for inclusion therein but not otherwise, are true, accurate and complete in all material respects and do not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

4. REPRESENTATIONS, WARRANTIES, COVENANTS AND AGREEMENTS OF THE PURCHASER, PARENT AND OLD ACG

    The Purchaser, Parent and Old ACG, jointly and severally represent, warrant, covenant and agree (i) that all of the following representations and warranties in this Section 4 are true at the date of this Agreement and, subject to Section 5.7, shall be true at the Closing Date and (ii) that all of the covenants and agreements in this Section 4 shall be complied with or performed at and as of the Closing Date. None of the representations and warranties of the Purchaser, Parent and Old ACG in this Agreement shall survive the Closing.

    4.1 Due Organization. The Purchaser, Parent and Old ACG are corporations duly organized, validly existing and in good standing under the laws of the state of Delaware, and are duly authorized and qualified to do business under all applicable laws, regulations, ordinances and orders of public authorities to carry on its business in the places and in the manner as now conducted, except where the failure to be so authorized or qualified would not have a Material Adverse Effect. True, complete and correct copies of the Charter Documents and By-laws, each as amended, of the Purchaser, Parent and Old ACG (the "Charter Documents") are attached hereto as Schedule 4.1.

    4.2 Authorization. Each of the Purchaser, Parent and Old ACG has all requisite corporate power and authority to enter into the Agreement and to perform its obligations thereunder. The execution and delivery of the Agreement by each of the Purchaser, Parent and Old ACG and its consummation of the transactions contemplated thereby have been duly authorized by all necessary corporate action of the Purchaser, Parent and Old ACG, respectively. The Agreement has been duly executed and delivered by the Purchaser, Parent and Old ACG, and is a valid and binding obligation of the Purchaser, Parent and Old ACG enforceable against the Purchaser, Parent and Old ACG in accordance with its terms.

    4.3 Capital Stock. The authorized capital stock of Old ACG is as set forth on Schedule 4.3. All of the issued and outstanding shares of the capital stock of Old ACG (i) have been duly authorized and validly issued, (ii) are fully paid and nonassessable, (iii) are owned of record and beneficially by the persons set forth on Schedule 4.3, and (iv) were offered, issued, sold and delivered by Old ACG in compliance with all applicable state and Federal laws concerning the offer, issuance, sale and delivery of securities. Further, none of such shares was issued in violation of the preemptive rights of any past or present stockholder of Old ACG. Subject to the consummation of the reverse stock split referred to in the eight recital of this Agreement and the consummation of Parent's acquisition of Old ACG in the reverse triangular merger, the capitalization of Parent will be identical to the capitalization of Old ACG immediately prior to the consummation of the IPO.

    4.4 Transactions in Capital Stock, Organization Accounting. Except as set forth on Schedule 4.3 or contemplated to be issued in connection with the acquisition of the Founding Companies, (i) no option, warrant, call, conversion right or commitment of any kind exists which obligates Old ACG to issue any of its authorized but unissued capital stock and (ii) Old ACG has no obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any of its equity securities or any interests therein or to pay any dividend or make any distribution in respect thereof. Schedule 4.3 also includes complete and accurate copies of all stock option or stock purchase plans, including a list, accurate as of the date hereof, of all outstanding options, warrants or other rights to acquire shares of capital stock of Old ACG.

    4.5 Subsidiaries. Neither Parent nor Old ACG has any Subsidiaries, except for each of the companies identified on Schedule 4.5. Except as set forth in the preceding sentence, neither Parent nor Old ACG presently owns, of record or beneficially, or controls, directly or indirectly, any capital stock, securities convertible into capital stock or any other equity interest in any corporation, association or business entity, and neither Parent, nor Old ACG, directly or indirectly, is a participant in any joint venture, partnership or other non-corporation entity.

    4.6 Financial Statements. The Draft Registration Statement contains copies of the following financial statements of Old ACG, which reflect the results of its operations from inception in June 1996 (the "Old ACG Financial Statements"): Old ACG's audited Balance Sheet as of December 31, 1996 and its unaudited Balance Sheet as of June 30, 1997, and audited Statements of Operations, Stockholder's Equity and Cash Flows and related notes thereto for the period from June 10, 1996 through December 31, 1996 and unaudited Statements of Operations, Stockholder's Equity and Cash Flows for the six months ended June 30, 1997. The audited Old ACG Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the period indicated (except as noted thereon or on Schedule 6.6). The unaudited Old ACG Financial Statements were prepared in accordance with the books and records of Old ACG in accordance with accounting principles consistently applied. Old ACG's Balance Sheets present fairly the financial position of Old ACG as of the dates indicated thereon, and Old ACG's Statements of Operations, Stockholder's Equity and Cash Flows included in the Old ACG Financial Statements present fairly the results of operations for the periods indicated thereon in accordance with generally accepted accounting principles. Old ACG's Financial Statements at and for the period ended December 31, 1996 have been examined by KPMG Peat Marwick LLP, independent public accountants.

    4.7 Liabilities and Obligations. Except as set forth on Schedule 4.7, neither the Parent nor Purchaser nor Old ACG has any material liabilities, contingent or otherwise, except as set forth in or contemplated by this Agreement and except for fees incurred in connection with the transactions contemplated hereby and transactions related to the acquisition of other companies in preparation for the IPO.

    4.8 Conformity with Law; Litigation. Except to the extent set forth on
Schedule 4.8, neither the Parent nor Purchaser nor Old ACG is in violation of any law or regulation or any order of any court or Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality having jurisdiction over it which would have a Material Adverse Effect; and except to the extent set forth in Schedule 4.8, there are no material claims, actions, suits or proceedings, pending or, to the knowledge of the Parent or Purchaser or Old ACG, threatened, against or affecting the Parent or Purchaser or Old ACG, at law or in equity, or before or by any Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality having jurisdiction over it and no notice of any claim, action, suit or proceeding, whether pending or threatened, has been received. Old ACG has conducted and is conducting its business in substantial compliance with the requirements, standards, criteria and conditions set forth in applicable Federal, state and local statutes, ordinances, Permits, licenses, orders, approvals, variances, rules and regulations and is not in violation of any of the foregoing which might have a Material Adverse Effect.

    4.9 No Violations. Neither the Parent nor Purchaser nor Old ACG is in violation of any Charter Document. Neither the Parent, Purchaser or Old ACG nor, to the knowledge of the Parent, Purchaser or Old ACG, any other party thereto, is in default under any lease, instrument, agreement, license, or permit to which the Parent or Purchaser or Old ACG is a party, or by which the Parent or Purchaser or Old ACG, or any of its respective properties, are bound (collectively, the "Parent Documents"); and (i) the rights and benefits of the Parent or Purchaser or Old ACG under the Parent Documents will not be adversely affected by the transactions contemplated hereby and (ii) the execution of this Agreement and the performance of the obligations hereunder and the consummation of the transactions contemplated hereby will not result in any material violation or breach or constitute a default under, any of the terms or provisions of the Parent Documents or the Charter Documents. Except as set forth on Schedule 4.9, none of the Parent Documents requires notice to, or the consent or approval of, any governmental agency or other third party with respect to any of the transactions contemplated hereby in order to remain in full force and effect, and consummation of the transactions contemplated hereby will not give rise to any right to termination, cancellation or acceleration or loss of any right or benefit.

    4.10 Business; Real Property; Material Agreement. For the reasons set forth in the Old ACG Financial Statements and except as disclosed therein or on
Schedule 4.10, neither Parent, Purchaser or Old ACG has conducted any material business since the date of its inception, neither the Purchaser, Parent nor Old ACG owns, nor have either at any time owned, any real property or any material personal property, and neither the Purchaser nor the Parent nor ACG is a party to any material agreement.

    4.11 Taxes.

         (i) Neither the Purchaser nor the Parent has been required to file any Federal, state and other Tax Returns for any fiscal period ended on or before the Balance Sheet Date.

         (ii) Old ACG has filed all Tax Returns that it was required to file. All such Tax Returns filed by Old ACG were correct and complete in all material respects. All Taxes owed by Old ACG (whether or not shown on any Tax Return) have been paid. Old ACG is not currently the beneficiary of any extension of time within which to file any Tax Return. Since Old ACG's formation in June 1996 , no claim with respect to Old ACG has been made by an authority in a jurisdiction where Old ACG does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There is no Lien affecting any of Old ACG's assets that arose in connection with any failure or alleged failure to pay any Tax.

         (iii) Old ACG has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other party.

         (iv) Old ACG does not expect any authority to assess any material amount of additional Taxes against it for any period for which Tax Returns have been filed. There is no material dispute or claim concerning any Tax liability of Old ACG either claimed or raised by any authority in writing or as to which Old ACG has knowledge based upon direct inquiry by any agent of such authority.

    4.12 Draft Registration Statement. The text of and the financial statements and other financial information contained in the Draft Registration Statement, insofar as they relate to Parent or Old ACG but not otherwise, are true, accurate and complete in all material respects and do not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

5.  OTHER COVENANTS PRIOR TO CLOSING

    5.1 Access and Cooperation; Due Diligence; Audits.

         (i) Between the date of this Agreement and the Closing Date, the Sellers will afford to the officers and authorized representatives of the Purchaser, Parent or Old ACG access to all of the Business' sites, properties, books and records and furnish the Purchaser, Parent or Old ACG with such additional financial and operating data and other information as to the business and properties of the Sellers as the Purchaser, Parent or Old ACG may from time to time reasonably request. The Sellers will cooperate with the Purchaser, Parent, or Old ACG, its representatives, auditors and counsel in the preparation of any documents or other material that may be required in connection with any documents or materials required by this Agreement, including the preparation for and consummation of the IPO. The Purchaser, Parent or Old ACG will treat all information obtained in connection with the negotiation and performance of this Agreement as confidential in accordance with the provisions of Section 10.

         (ii) Between the date of this Agreement and the Closing, the Purchaser, Parent or Old ACG will afford to the Sellers and to the authorized representatives of the Sellers access to all of the sites, properties, books and records of Purchaser, Parent or Old ACG and will furnish the Sellers with such additional financial and operating data and other information as to the business and properties of Purchaser, Parent or Old ACG as the Sellers may from time to time reasonably request. The Purchaser, Parent or Old ACG will cooperate with the Sellers, their representatives, auditors and counsel in the preparation of any documents or other material which may be required in connection with (x) any documents or materials required by this Agreement or (y) the preparation for and consummation of the IPO. The Sellers and their respective authorized representatives will treat all information obtained in connection with the negotiation and performance of this Agreement as confidential in accordance with the provisions of Section 10.

         (iii) The Sellers agree to permit an independent accounting firm selected by the Purchaser, Parent or Old ACG to audit and render a report on the Business Financial Statements and the comparable financial statements at and for the year ending December 31, 1996, and any other period selected by the Purchaser, Parent or Old ACG, provided that all the costs and expenses of such audits are paid by the Purchaser, Parent or Old ACG.

    5.2 Conduct of Business Pending Closing. Unless otherwise approved in writing by the Parent or Old ACG, between the date of this Agreement and the Closing Date, the Sellers will:

         (i) carry on the Business in substantially the same manner as it has heretofore and not introduce any material new method of management, operation or accounting;

         (ii) maintain the properties and facilities used in the conduct of the Business, including those held under lease, in as good working order and condition as at present, ordinary wear and tear excepted;

         (iii) perform in all material respects all of its respective obligations under agreements relating to or affecting the assets, properties or rights associated with the Business;

         (iv) keep in full force and effect present insurance policies or other comparable insurance coverage;

         (v) use its reasonable best efforts to maintain and preserve the Business, retain the present key employees used in the conduct of the Business and maintain its respective relationships with suppliers, customers and others having business relations with the Sellers in connection with the Business;

         (vi) maintain compliance with all material Permits, laws, rules and regulations, consent orders, and all other orders of applicable courts, regulatory agencies and similar governmental authorities;

         (vii) maintain present debt instruments and the Lease and not enter into new or amended debt or lease instruments; and

         (viii) maintain or reduce present salaries and commission levels for all employees and agents except for ordinary and customary bonus and salary increases for employees in accordance with past practices.

    5.3 Prohibited Activities. Between the date of this Agreement and the Closing Date, the Sellers will not, without prior written consent of the
Parent:

         (i) enter into any contract or commitment or incur or agree to incur any liability or make any capital expenditures, except if it is in the normal course of business (consistent with past practice), or involves the purchase of any real or personal property pursuant to a lease attached to a Schedule hereto, or involves an amount not in excess of $2,500;

         (ii) create, assume or permit to exist any Lien upon any asset or property whether now owned or hereafter acquired, except (x) with respect to purchase money Liens incurred in connection with the acquisition of equipment with an aggregate cost not in excess of $2,500 necessary or desirable for the conduct of its businesses, (y) (1) Liens for Taxes either not yet due or being contested in good faith and by appropriate proceedings (and for which contested Taxes adequate reserves have been established and are being maintained) or (2) materialmen's, mechanics', workers', repairmen's, employees' or other like Liens arising in the ordinary course of business, or (3) Liens set forth on Schedule 3.3 or 3.7;

         (iii) sell, assign, lease or otherwise transfer or dispose of any property or equipment except in the normal course of business;

         (iv) negotiate for the acquisition of any business or the start-up of any new business;

         (v) waive any material right or claim;

         (vi) commit a material breach or amend or terminate any material agreement, Permit, license or other right; or

         (vii) enter into any other transaction outside the ordinary course of its business or prohibited hereunder.

    5.4 Exclusivity. Neither the Sellers, nor any agent, officer, director, trustee or any representative of the Sellers, during the period commencing on the date of this Agreement and ending with, the earlier to occur of the Closing Date or the termination of this Agreement in accordance with its terms, directly/or indirectly:

         (i) solicit or initiate the submission of proposals or offers from any Person for,

         (ii) participate in any discussions pertaining to, or

         (iii) furnish any information to any Person other than the Purchaser or Parent or their authorized agents relating to any acquisition or purchase of all or a material amount of the assets of, or any equity interest in, the assets used in connection with the Business of Sellers.

    5.5 Notice to Bargaining Agents. Prior to the Closing Date, the Sellers shall satisfy any requirement for notice of the transactions contemplated by this Agreement under applicable collective bargaining agreements, and shall provide Parent with proof that any required notice has been sent.

    5.6 Notification of Certain Matters. The Sellers shall give prompt notice to the Parent of (i) the occurrence or non-occurrence of any event the occurrence or non-occurrence of which would likely cause any representation or warranty of the Sellers contained herein to be untrue or inaccurate in any material respect at or prior to the Closing Date and (ii) any material failure of the Sellers to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder as of such date. The Parent shall give prompt notice to the Sellers of (i) the occurrence or non-occurrence of any event the occurrence or non-occurrence of which would likely cause any representation or warranty of the Purchaser, Parent or Old ACG contained herein to be untrue or inaccurate in any material respect at or prior to the Closing Date and (ii) any material failure of the Purchaser, Parent or Old ACG to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder as of such date. The delivery of any notice pursuant to this Section 5.6 shall not be deemed to (i) modify the representations or warranties hereunder of the party delivering such notice, which modification may only be made pursuant to

Section 5.7, (ii) modify the conditions set forth in Sections 6 and 7, or (iii) limit or otherwise affect the remedies available hereunder to the party receiving such notice.

    5.7 Amendment of Schedules. Each party hereto agrees that, with respect to the representations and warranties of such party contained in this Agreement, such party shall have the continuing obligation until the Closing to supplement or amend promptly the Schedules with respect to any matter hereafter arising or discovered which, if existing or known at the date of this Agreement, would have been required to be set forth or described in the Schedules. Notwithstanding the foregoing sentence, no amendment or supplement to a Schedule prepared by the Sellers or the Purchaser, Parent or Old ACG that constitutes or reflects an event or occurrence that would have a Material Adverse Effect may be made unless the Purchaser, Parent or Old ACG or the Sellers, as the case may be, consent to such amendment or supplement. For all purposes of this Agreement, including without limitation for purposes of determining whether the conditions set forth in Sections 6.1 and 7.1 have been fulfilled, the Schedules shall be deemed to be the Schedules as amended or supplemented pursuant to this Section 5.7. No party to this Agreement shall be liable to any other party if this Agreement shall be terminated pursuant to the provisions of Section 9.1(vi). Neither the entry by the Purchaser, Parent or Old ACG into any other agreement, such as this Agreement, after the date hereof for the acquisition of one or more companies involved in or assets associated with the telephone business and related activities nor the performance by the Purchaser, Parent or Old ACG of its obligations thereunder shall be deemed to require the amendment to or the supplementation of any Schedule hereto.

    5.8 Bulk Sales Laws. The Purchaser, Parent and Old ACG hereby waive compliance with the provisions of any bulk transfer laws applicable to the transactions contemplated by this Agreement including, without limitation, bulk sales laws under the Uniform Commercial Code or relating to the right or obligation of the Purchaser, Parent or Old ACG to withhold any portion of the Purchase Price pending determination by any governmental entities of the Sellers' liability for any Tax obligations to any such governmental entities.

    5.9 Transfer Taxes and Recording Fees. Any sales, transfer, use or other similar Taxes imposed as a result of the sale of the Purchased Assets to the Purchaser pursuant to this Agreement shall be paid by the Purchaser. At the Closing, the Purchaser shall remit to the Sellers such properly completed resale exemption certificates and other similar certificates or instruments as are necessary to claim available exemptions from the payment of sales, transfer, use or other similar Taxes under applicable law. All recording, transfer and other similar Taxes and fees payable as a result of the public recordation of the instruments of conveyance or transfer of the Purchased Assets executed and delivered to Purchaser pursuant to this Agreement shall be paid by the Sellers.

    5.10 Certain Provisions Relating to Consents.

         (i) The Sellers will obtain, at their expense, and the Parent will use its reasonable cooperative efforts (including furnishing financial information on a confidential basis, where required) prior to and after the Closing Date to assist the Sellers in obtaining all third party consents that are required in connection with the transactions contemplated by this Agreement. The Sellers will use reasonable efforts to obtain, and the Parent will use its reasonable cooperative efforts prior to and after the Closing Date to assist the Sellers in obtaining from the landlord of the Lease, an estoppel agreement in form and substance reasonably acceptable to the Parent containing to the extent necessary consent from such landlord to the assignment of the Lease to the Purchaser. All expenses incurred in connection with obtaining such consent and estoppel agreement shall be paid by the party incurring the same. To the extent such consent and/or estoppel agreement is not obtained by Closing, the Sellers shall continue to assist the Purchaser in obtaining such consent and/or estoppel agreement after Closing and shall pay the costs thereof.

         (ii) To the extent that any Contract, Permit or the Lease is not capable of being transferred by the Sellers to the Purchaser pursuant to this Agreement without the consent of a third party (including a governmental entity) and such consent is not obtained prior to Closing, or if such transfer or attempted transfer would constitute a breach or a violation of any law, nothing in this Agreement will constitute a transfer or an attempted transfer thereof.

         (iii) In the event that any such consent is not obtained on or prior to the Closing Date, the Sellers will (x) provide to the Purchaser the benefits of the applicable Contract, Permit or the Lease if reasonably possible, (y) cooperate in any reasonable and lawful arrangement designed to provide such benefits to the Purchaser and (iii) enforce at the request and expense of the Purchaser and for the account of the Purchaser, any rights of the Sellers arising from any such Contract or the Lease (including the right to elect to terminate such Contract or the Lease in accordance with the terms thereof upon the request of the Purchaser). If any Permit required for the operation of the Business or the ownership or use of the Purchased Assets is not transferred to the Purchaser at Closing, the Sellers authorize (to the extent permitted by law) the Purchaser to operate under any such Permit until the necessary consent to transfer or a new Permit is obtained.

         (iv) The Purchaser will perform the obligations arising under all Contracts, Permits and the Lease referred to in Section 5.10(ii) for the benefit of the Sellers and the other party or parties thereto, except for any obligation under such Contract, Permit or the Lease that constitutes an Excluded Liability.

    5.11 Further Assurance. The parties hereto agree to execute and deliver, or cause to be executed and delivered, such further instruments or documents or take such other action as may be reasonably necessary or convenient to carry out the transactions contemplated by this Agreement or the IPO.

    5.12 Survival. None of the covenants and agreements set forth in Sections
5.1 through 5.9 shall survive the Closing.

6.  CONDITIONS PRECEDENT TO OBLIGATIONS OF THE SELLERS

    The obligations of the Sellers with respect to actions to be taken on the Closing Date are subject to the satisfaction or waiver on or prior to the Closing Date of all of the following conditions. All conditions not satisfied shall be deemed to have been waived.

    6.1 Representations and Warranties Performance of Obligations. All representations and warranties of the Purchaser, Parent and Old ACG contained in this Agreement shall be true and correct in all material respects as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date; all of the terms, covenants and conditions of this Agreement to be complied with or performed by the Purchaser, Parent or Old ACG on or before the Closing Date shall have been duly complied with or performed in all material respects; and a certificate to the foregoing effect, dated the Closing Date and signed by the President or any Vice President of the Purchaser, Parent and Old ACG shall have been delivered to the Sellers.

    6.2 Satisfaction. All actions, proceedings, instruments and documents required to carry out this Agreement or incidental hereto and all other related legal matters shall be reasonably satisfactory to the Sellers and its counsel.

    6.3 No Litigation. No action or proceeding before a court or any other governmental agency or body shall have been instituted or threatened to restrain or prohibit consummation of the transactions contemplated in this Agreement and no governmental agency or body shall have taken any other action or made any request of the Sellers or the Parent as a result of which the Sellers deem it inadvisable to proceed with the transactions hereunder.

    6.4 Opinion of Counsel. The Sellers shall have received an opinion from counsel for the Purchaser, Parent and Old ACG, dated the Closing Date, in form and substance reasonably acceptable to the Sellers, relating to, insofar as the Purchaser, Parent and Old ACG are concerned, (a) the authorization, execution, delivery, performance and enforceability of the Agreement, (b) the receipt of all required consents and approvals, and (c) such other legal matters as the Sellers may reasonably request.

    6.5 Consents and Approvals. All necessary consents of and filings with any governmental authority or agency relating to the consummation of the transactions contemplated herein shall have been obtained and made.

    6.6 No Material Adverse Change. No event or circumstance shall have occurred with respect to the Purchaser, Parent or Old ACG that would constitute a Material Adverse Effect.

    6.7 Secretary's Certificates. The Sellers shall have received a certificate or certificates, dated the Closing Date and signed by the Secretary of the Purchaser, Parent and Old ACG, certifying the completeness and accuracy of the attached copies of the Charter Documents (including amendments thereto), By-Laws (including amendments thereto), and resolutions of the respective board of directors approving the Purchaser's, Old ACG's and Parent's entering into this Agreement and the consummation of the transactions contemplated hereby.

    6.8 Closing of IPO. The sale by the Parent of shares of Parent Stock in the IPO shall have closed prior to or substantially contemporaneously with the consummation of the transactions contemplated herein.

    6.9 Employment Agreements. Each of Daniel W. Peters and Cheryl A. Peters shall be afforded an opportunity to enter into an employment agreement substantially in the form of Annex VI and Annex VII, respectively, effective as of the Closing Date.

7.  CONDITIONS PRECEDENT TO OBLIGATIONS OF THE PURCHASER AND PARENT

    The obligations of the Purchaser and Parent with respect to actions to be taken on the Closing Date are subject to the satisfaction or waiver on or prior to the Closing Date of all of the following conditions. All conditions not satisfied shall be deemed to have been waived.

    7.1 Representations and Warranties; Performance of Obligations. All the representations and warranties of the Sellers contained in this Agreement shall be true and correct in all material respects as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date; all of the terms, covenants and conditions of this Agreement to be complied with or performed by the Sellers on or before the Closing Date shall have been duly performed or complied with in all material respects; and the Sellers shall have delivered to the Parent a certificate dated the Closing Date and signed by them to such effect.

    7.2 No Litigation. No action or proceeding before a court or any other governmental agency or body shall have been instituted or threatened to restrain or prohibit the consummation of the transactions contemplated herein and no governmental agency or body shall have taken any other action or made any request of the Purchaser, Parent, Old ACG or the Sellers as a result of which the management of the Parent deems it inadvisable to proceed with the transactions hereunder.

    7.3 No Material Adverse Effect. No event or circumstance shall have ccurred with respect to the Sellers which would constitute a Material Adverse Effect, and the Sellers shall not have suffered any material loss or damage to any of its properties or assets, whether or not covered by insurance, which change, loss or damage materially affects or impairs the ability of the Sellers to conduct its business.

    7.4 Sellers' Release. The Sellers shall have delivered to the Purchaser an instrument dated the Closing Date releasing (i) the Purchased Assets from any and all claims of the Sellers and (ii) the obligations of the Purchaser to the Sellers, except for obligations arising under this Agreement, or the transactions contemplated hereby.

    7.5 Satisfaction. All actions, proceedings, instruments and documents required to carry out the transactions contemplated by this Agreement or incidental hereto and all other related legal matters shall have been reasonably satisfactory to the Parent and its counsel.

    7.6 Opinion of Counsel. The Purchaser and Parent shall have received an opinion from counsel to the Sellers, dated the Closing Date, in form and substance reasonably acceptable to the Parent, relating to, insofar as the Sellers are concerned, (a) the receipt of all required consents and approvals,
(b) the consummation of the transactions contemplated herein and (c) such other legal matters as the Purchaser or Parent may reasonably request.

    7.7 Consents and Approvals. All necessary consents of and filings with any governmental authority or agency relating to the consummation of the transactions contemplated herein shall have been obtained and made; and all consents and approvals of third parties listed on Schedule 3.17 shall have been obtained.

    7.8 FIRPTA Certificate. The Sellers shall have delivered to the Purchaser a certificate to the effect that it is not a foreign Person under Section 1.1445-2(b) of the Treasury regulations promulgated pursuant to the Code.

    7.9 Closing of IPO. The sale by the Parent of shares of Parent Stock in the IPO shall have closed prior to or substantially contemporaneously with the consummation of the transactions contemplated herein.

    7.10 Employment Agreements. Each of Daniel W. Peters and Cheryl Peters shall have executed their respective employment agreements substantially in the forms of Annex VI and VII, respectively.

8.  COVENANTS OF THE PURCHASER AND PARENT WITH THE SELLERS AFTER CLOSING

    8.1 Release From Guarantees. The Purchaser and Parent shall use its best efforts to have the Sellers released from any and all guarantees on any indebtedness relating to the Purchased Assets that they personally guaranteed and from any and all pledges of assets that they pledged to secure such indebtedness for the benefit of the Business, with all such guarantees on indebtedness being assumed by the Purchaser.

    8.2 Employment.

         (i) The Purchaser shall offer to hire, effective as of the Closing Date, the employees listed on Schedule 8.2(i) ("Employees") of the Sellers on the day immediately prior to the Closing Date. The Sellers shall use its reasonable efforts to cause such employees to accept the Purchaser's offers of employment.

         (ii) The Employees who accept and commence employment with the Purchaser shall be referred to herein as the "Transferred Employees".

         (iii) Except as expressly provided otherwise in this Section 8.2 and in Section 8.3, the terms of the Transferred Employees' employment shall be upon such terms and conditions as the Purchaser in its sole discretion shall determine. Upon request of the Purchaser, the Sellers shall provide the Purchaser reasonable access to data (including computer data) regarding the ages, dates of hire, compensation and job description of Employees. The Sellers hereby authorize the Purchaser to enter into discussions with and to advise any of the Employees concerning the terms of any future employment of such individuals by the Purchaser and will permit the Purchaser reasonable access to Employees for such purpose.

         (iv) In the event that an individual (x) retires from the employ by Sellers, relating to the Business, after the date of this Agreement and prior to the Closing Date and (y) subsequently commences employment with the Purchaser, such individual will cease receiving post-retirement medical benefits from the Sellers. The Sellers will advise such individuals of this condition before retirement. The Purchaser shall not assume any liability for providing post-retirement medical benefits upon such individual's termination of employment with the Purchaser.

         (v) (x) Except for liabilities and claims to be assumed by the Purchaser under Section 8.2(v)(y), the Sellers shall discharge all liabilities to and claims of Transferred Employees or Employees of the Sellers arising out of their employment with the Sellers, including but not limited to, claims arising out of any Employee Benefit Plan maintained by the Sellers or for retiree medical benefits promised, provided or subsidized by the Sellers after the Closing Date.

         (y) The Purchaser shall discharge all liabilities and claims based on occurrences or conditions first occurring or commencing on or after the Closing Date of Transferred Employees or employees of the Purchaser arising out of their employment with the Purchaser after the Closing Date, including but not limited to, any claims arising out of any employee benefit plan maintained by the Purchaser.

         (vi) The Sellers and the Purchaser shall comply with Section 4 of the Revenue Procedure 84-77, 1984-2 C.B. 753. The Sellers shall furnish (or cause to be furnished) to each Transferred Employee in accordance with
    Section 4 of the Revenue Procedure a Treasury Form W-2 for 1997 for the wages paid by the Sellers, no later than January 31, 1998. The Purchaser shall furnish (or cause to be furnished) to each Transferred Employee in accordance with Section 4 of the Revenue Procedure a Treasury Form W-2 for 1997 for the wages paid by the Purchaser. The Purchaser shall file (or cause to be filed) appropriate Treasury Forms W-2 and W-3 covering the Transferred Employee with the Social Security Administration for wages paid and amounts withheld by the Purchaser during 1997.

         (vii) Nothing contained in this Agreement (x) shall confer upon any former, current or future employee of the Sellers or the Purchaser or any legal representative or beneficiary thereof any rights or remedies, including, without limitation, any right to employment or continued employment of any nature, for any specified period, or (y) shall cause the employment status of any former, present or future employee of the Purchaser to be other than terminable at will.

    8.3 Health and Welfare Benefits.

         (i) The Sellers shall provide all notices and fulfill all of its obligations, if any, under Section 4980B(f) of the Code with respect to the Transferred Employees. The Sellers shall deliver to the Purchaser's present or proposed insurance carriers or third-party administrators, on a census basis, at least 20 days prior to the Closing Date, information with respect to all health, accident, workers' compensation, disability and related claims filed by the Transferred Employees (including, without limitation, information regarding the total number of claims filed by, the total amount of benefits claimed by, and the total amount of benefits paid to such persons) since January 1, 1993, to the extent requested by any such carriers. The Sellers shall deliver to the Purchaser's health insurance carriers or third-party administrators, on a census basis, to the extent requested by any such carriers or administrators, an update of such information through the Closing Date as soon as practicable but no later than 15 days after the Closing Date. Such information, which may be provided directly from the Sellers' computer database, shall be satisfactory in form and substance to such carriers and administrators.

         (ii) Effective on the Closing Date, the Transferred Employees shall be eligible for health and welfare benefits substantially equivalent to those the Purchaser provides to similarly situated new employees hired by the Purchaser after the Closing Date; provided, however, that the Purchaser reserves the right to modify or terminate such benefits from time to time after the Closing Date. Such Transferred Employees shall be eligible to participate under the Purchaser's health and welfare benefit plans as of the Closing Date, and the Purchaser shall not be responsible for any hospitalization, medical, survivor benefits, life insurance, or disability claims based upon occurrences or conditions commencing, occurring or existing before the Closing Date, regardless of whether such occurrences or conditions continue after the Closing Date, and regardless of whether such claims are made before or after the Closing Date. In no event shall the Purchaser be required to provide post-retirement medical benefits to Transferred Employees.

    8.4 Use of Name. Promptly after the Closing, the Sellers shall not use the trade name National Telecom.

    8.5 Compliance with the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "Hart-Scott Act"). All parties to this Agreement hereby recognize that compliance with the Hart-Scott Act may be required in connection with the transactions contemplated herein. If it is determined by the parties to this Agreement that compliance with the Hart-Scott Act is required, then: (i) all of the parties hereto agrees to cooperate and use its best efforts to comply with the Hart-Scott Act, (ii) such compliance by the Sellers shall be deemed a condition precedent in addition to the conditions precedent set forth in
Section 7 of this Agreement, and such compliance by the Purchaser or Parent shall be deemed a condition precedent in addition to the conditions precedent set forth in Section 6 of this Agreement, and (iii) the parties agree to cooperate and use their best efforts to cause all filings required under the Hart-Scott Act to be made.

9.  TERMINATION OF AGREEMENT

    9.1 Termination. This Agreement may be terminated at any time prior to the Closing Date solely:

         (i) by mutual consent of the board of directors of Parent and the Sellers;

         (ii) by the Sellers, on the one hand, or by the Parent, on the other hand, if the transactions contemplated by this Agreement to take place at the Closing shall not have been consummated by January 31, 1998, unless the failure of such transactions to be consummated is due to the willful failure of the party seeking to terminate this Agreement to perform any of its obligations under this Agreement to the extent required to be performed by it prior to or on the Closing Date;

         (iii) by the Sellers, on the one hand, or by Parent, on the other hand, if, prior to October 16, 1997, a registration statement on Form S-1 relating to the IPO has not been filed by Parent with the SEC pursuant to the 1933 Act;

         (iv) by the Sellers, if a material breach or default shall be made by the Purchaser, Parent or Old ACG in the observance or in the due and timely performance of any of the covenants, agreements or conditions contained herein, and the curing of such default shall not have been made on or before the Closing Date;

         (v) by the Parent, if a material breach or default shall be made by the Sellers in the observance or in the due and timely performance of any of the covenants, agreements or conditions contained herein, and the curing of such default shall not have been made on or before the Closing Date;

         (vi) by the Stockholders, on the one hand, or by Parent, on the other hand, if either such party declines to consent to an amendment or supplement to a Schedule proposed by the other party or parties pursuant to
    Section 5.7 because such proposed amendment constitutes or reflects an event or occurrence that would have a Material Adverse Effect on the party or parties proposing the same.

    9.2 Liabilities in Event of Termination. No party to this Agreement, whose breach or default with respect to any of its representations, warranties, covenants or agreements in this Agreement occasions a termination of this Agreement by the other party hereto, shall have any obligation or liability arising therefrom to any other party to this Agreement, unless such breach or default is due to a willful failure to perform.

10. NONDISCLOSURE OF CONFIDENTIAL INFORMATION

    10.1 The Sellers. The Sellers recognize and acknowledge that they had in the past, currently have, and in the future may have, access to certain confidential information relating to the Business and/or the Purchaser, Parent or Old ACG, such as operational policies, and pricing and cost policies that are valuable, special and unique assets related to the Business and/or the Purchaser, Parent or Old ACG. The Sellers agree that they will not disclose such confidential information to any Person for any purpose or reason whatsoever, except (i) to authorized representatives of the Purchaser, Parent or Old ACG; (ii) following the Closing, such information may be disclosed by the

Sellers as is required in the course of performing their duties for the Purchaser, Parent or Old ACG; and (iii) to counsel and other advisers; provided that such advisers (other than counsel) agree to the confidentiality provisions of this Section 10.1, unless (w) such information becomes known to the public generally through no fault of the Sellers, (x) disclosure is required by law or the order of any governmental authority under color of law; provided, that prior to disclosing any information pursuant to this clause (y), the Sellers shall give prior written notice thereof to the Parent and provide the Parent with the opportunity to contest such disclosure, or (z) the disclosing party reasonably believes that such disclosure is required in connection with the defense of a lawsuit against the disclosing party. In the event of a breach or threatened breach by the Sellers of the provisions of this Section 10.1, the Purchaser or Parent shall be entitled to an injunction restraining the Sellers from disclosing, in whole or in part, such confidential information. Nothing herein shall be construed as prohibiting (1) the Sellers from using information acquired in connection with activities permitted under Section 11 or (2) the Purchaser or Parent from pursuing any other available remedy for such breach or threatened breach, including the recovery of damages. In the event the transactions contemplated by this Agreement are not consummated, the above mentioned restrictions on the Sellers' ability to disseminate confidential information with respect to the Business and/or Purchaser, Parent or Old ACG shall become void.

    10.2 The Purchaser, Parent and Old ACG. Each of the Purchaser, Parent and Old ACG recognize and acknowledge that it has in the past and currently has access to certain confidential information relating to the Business, such as operational policies, and pricing and cost policies that are valuable, special and unique assets of the Sellers. The Purchaser, Parent and Old ACG agree that, prior to the Closing, or if the transactions contemplated by this Agreement are not consummated, it will not disclose such confidential information to any Person for any purpose or reason whatsoever, except (i) to authorized representatives of the Sellers; and (ii) to counsel and other advisers; provided that such advisers (other than counsel) agree to the confidentiality provisions of this Section 10.2, unless (x) such information becomes known to the public generally through no fault of the Purchaser, Parent or Old ACG, (y) disclosure is required by law or the order of any governmental authority under color of law; provided, that prior to disclosing any information pursuant to this clause (y), the Parent shall, if possible, give prior written notice thereof to the Sellers and provide the Sellers with the opportunity to contest such disclosure, or (z) the disclosing party reasonably believes that such disclosure is required in connection with the defense of a lawsuit against the disclosing party. In the event of a breach or threatened breach by the Purchaser, Parent or Old ACG of the provisions of this Section 10.2, the Sellers shall be entitled to an injunction restraining the Purchaser, Parent or Old ACG from disclosing, in whole or in part, such confidential information. Nothing herein shall be construed as prohibiting the Sellers from pursuing any other available remedy for such breach or threatened breach, including the recovery of damages.

    10.3 Damages. Because of the difficulty of measuring economic losses as a result of the breach of the foregoing covenants in Section 10.1 and 10.2 and because of the immediate and irreparable damage that would be caused for which no other adequate remedy exists, the parties hereto agree that, in the event of a breach by any of them of the foregoing covenants, the covenant may be enforced against the other parties by injunction and restraining order.

    10.4 Survival. The obligations of the parties under this Article 10 shall survive the termination of this Agreement for a period of 36 calendar months thereafter.

11. NONCOMPETITION

    11.1 Prohibited Activities. Each of the Sellers will not, for a period of 36 calendar months following the later of (a) the termination of their employment with the Purchaser or (b) the Closing Date, for any reason whatsoever, directly or indirectly, for himself or herself or on behalf of or in conjunction with any other Person:

    (i) engage, as an officer, director, shareholder, owner, partner, joint venturer, or in a managerial capacity, whether as an employee, independent contractor, consultant or advisor, or as a sales representative, in the sale or marketing of any communications, natural gas or electrical goods and services (collectively, the "Proscribed Business"), within the State of Kansas (the "Territory");

    (ii) call upon any Person within the Territory who is an employee of the Purchaser, Parent or Old ACG (including the Subsidiaries thereof) in a sales representative or managerial capacity for the purpose or with the intent of enticing such employee away from or out of the employ of the Purchaser, Parent or Old ACG (including the Subsidiaries thereof); provided that Sellers shall be permitted to call upon and hire immediate family members;

    (iii) call upon any Person which is or which has been, within one year prior to the later of (a) the termination of a Seller's respective employment with the Purchaser or (b) the Closing Date, a customer of the Purchaser, Parent or Old ACG (including the Subsidiaries thereof), or of the Sellers within the Territory, for the purpose of soliciting or selling products or services in direct competition with the Purchaser, Parent or Old ACG (including the Subsidiaries thereof) within the Territory;

    (iv) call upon any prospective acquisition candidate, on any Seller's own behalf or on behalf of any competitor of the Purchaser, Parent and Old ACG (including the Subsidiaries thereof) engaged in a Proscribed Business, which candidate was called upon by the Purchaser, Parent or Old ACG (including the Subsidiaries thereof) or for which, to the actual knowledge of such Seller after due inquiry, the Purchaser, Parent or Old ACG (or any Subsidiary thereof) made an acquisition analysis, for the purpose of acquiring such entity; or

    (v) disclose existing or prospective customers of the Purchaser, Parent or Old ACG to any Person for any reason or purpose whatsoever except to the extent that either of the Sellers in the past disclosed such information to the public for valid business reasons.

    Notwithstanding the above, the foregoing covenant shall not be deemed to prohibit either Sellers from acquiring and holding as a passive investment not more than five percent of the capital stock of a competing business whose stock is traded on a national securities exchange.

    11.2 Damages. Because of the difficulty of measuring economic losses to the Purchaser, Parent or Old ACG as a result of a breach of the foregoing covenant, and because of the immediate and irreparable damage that could be caused to the Purchaser, Parent or Old ACG for which it would have no other adequate remedy, each Seller agrees that the foregoing covenant may be enforced by the Purchaser, Parent or Old ACG in the event of breach by such Seller, by injunction and restraining order.

    11.3 Reasonable Restraint. It is agreed by the parties hereto that the foregoing covenants in this Section 11 impose a reasonable restraint on the Sellers in light of the activities and business of the Purchaser, Parent or Old ACG (including the Subsidiaries thereof) on the date of the execution of this Agreement and the reasonably foreseeable plans of the Purchaser, Parent or Old ACG.

    11.4 Severability, Reformation. The covenants in this Section 11 are severable and separate, and the unenforceability of any specific covenant shall not affect the provisions of any other covenant. Moreover, in the event any court of competent jurisdiction shall determine that the scope, time or territorial restrictions set forth are unreasonable, then it is the intention of the parties that such restrictions be enforced to the fullest extent the court deems reasonable, and the Agreement shall thereupon be automatically reformed.

    11.5 Independent Covenant. All of the covenants in this Section 11 shall be construed as an agreement independent of any other provision in this Agreement, and the existence of any claim or cause of action of any Seller against the Purchaser, Parent or Old ACG (including the Subsidiaries thereof), whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Purchaser, Parent or Old ACG of such covenants. It is specifically agreed that the period of 36 calendar months stated at the beginning of this Section 11, during which the agreements and covenants of each Seller made in this Section 11 shall be effective, shall be computed by excluding from such computation any time during which such Seller is in violation of any provision of this Section 11. The covenants contained in
Section 11 shall not be affected by any breach of any other provision hereof by any party hereto and shall become void if the transactions contemplated by this Agreement are not consummated.

    11.6 Materiality. The Sellers hereby agree that the covenants set forth in this Section 11 are a material and substantial part of the transactions contemplated by this Agreement.

12. TRANSFER PROHIBITIONS AND RESTRICTIONS ON WARRANTS AND WARRANT STOCK

    SELLERS ACKNOWLEDGE THAT THE WARRANTS ARE NON-TRANSFERRABLE AND HENCE CANNOT BE SOLD, ASSIGNED, EXCHANGED, TRANSFERRED, ENCUMBERED, PLEDGED, DISTRIBUTED, APPOINTED OR OTHERWISE DISPOSED OF BY THE SELLERS EXCEPT (I) PURSUANT TO THE LAWS OF DESCENT AND DISTRIBUTION, (II) IN CONNECTION WITH A TENDER OFFER OR EXCHANGE OFFER FOR ALL THE PARENT STOCK OR (III) TO THE SELLERS' LINEAL DESCENDANTS, OR TRUSTS CREATED FOR THEIR BENEFIT, IN EACH CASE ONLY IF THE TRANSFEREE AGREES TO BE BOUND BY THE TERMS OF THIS SECTION 12. In addition, Sellers further acknowledge that for a period of one year from the date of the original issuance of any Warrant Stock upon the exercise of a Warrant, except pursuant to Section 14, the Sellers may not sell, assign, exchange, transfer, encumber, pledge, distribute, appoint, or otherwise dispose of any Warrant Stock. The Warrant Stock delivered to the Sellers upon exercise of the Warrants will bear a legend substantially in the form set forth below and containing such other information as Parent may deem necessary or appropriate:

THIS SECURITY MAY NOT BE SOLD, ASSIGNED, EXCHANGED, TRANSFERRED, ENCUMBERED, PLEDGED, DISTRIBUTED, APPOINTED OR OTHERWISE DISPOSED OF, AND THE ISSUER SHALL NOT BE REQUIRED TO GIVE EFFECT TO ANY ATTEMPTED SALE, ASSIGNMENT, EXCHANGE, TRANSFER, ENCUMBRANCE, PLEDGE, DISTRIBUTION, APPOINTMENT OR OTHER DISPOSITION PRIOR TO [FIRST ANNIVERSARY OF DATE OF ORIGINAL ISSUANCE]. UPON THE WRITTEN REQUEST OF THE HOLDER OF THIS CERTIFICATE, THE ISSUER AGREES TO REMOVE THIS RESTRICTIVE LEGEND (AND ANY STOP ORDER PLACED WITH THE TRANSFER AGENT) AFTER THE DATE SPECIFIED ABOVE.

13. OTHER TRANSFER RESTRICTIONS

    Except for transfers to immediate family members who agree to be bound by the restrictions set forth in this Section 13 (or trusts for the benefit of the Sellers or family members, the trustees of which so agree), for a period of one year from the Closing, except pursuant to Section 15, the Sellers may not shall sell, assign, exchange, transfer, encumber, pledge, distribute, appoint, or otherwise dispose of the Note received by the Sellers in the transaction contemplated herein. The Note delivered to the Sellers pursuant to Section 2.3 of this Agreement will bear a legend substantially in the form set forth below and containing such other information as Parent may deem necessary or appropriate:

THIS SECURITY MAY NOT BE SOLD, ASSIGNED, EXCHANGED, TRANSFERRED, ENCUMBERED, PLEDGED, DISTRIBUTED, APPOINTED OR OTHERWISE DISPOSED OF, AND THE ISSUER SHALL NOT BE REQUIRED TO GIVE EFFECT TO ANY ATTEMPTED SALE, ASSIGNMENT, EXCHANGE, TRANSFER, ENCUMBRANCE, PLEDGE, DISTRIBUTION, APPOINTMENT OR OTHER DISPOSITION PRIOR TO [FIRST ANNIVERSARY OF CLOSING DATE]. UPON THE WRITTEN REQUEST OF THE HOLDER OF THIS CERTIFICATE, THE ISSUER AGREES TO REMOVE THIS RESTRICTIVE LEGEND (AND ANY STOP ORDER PLACED WITH THE TRANSFER AGENT) AFTER THE DATE SPECIFIED ABOVE.

14. INVESTMENT REPRESENTATIONS

    Sellers acknowledge that the Notes and the Warrant Stock (collectively, the "Restricted Securities") have not been and will not be registered under the 1933 Act and therefore may not be resold without compliance with the requirements of the 1933 Act and applicable state securities laws. All of the Restricted Securities are being acquired by Sellers solely for their own account, for investment purposes only, and not with a view to the distribution thereof.

    14.1 Compliance With Law. Sellers represent, warrant, covenant and agree that none of the Restricted Securities will be offered, sold, assigned, exchanged, transferred, encumbered, distributed, appointed or otherwise disposed of except after full compliance with all of the applicable provisions of the 1933 Act and the rules and regulations of the SEC thereunder and the provisions of applicable state securities laws and regulations. All the Restricted Securities shall bear the following legend in addition to the legend required under Section 13 or Section 14 of this Agreement:

    THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY APPLICABLE STATE SECURITIES LAWS (COLLECTIVELY, THE "ACTS") AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED UNLESS AND UNTIL (A) THE SECURITIES SHALL HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE STATE SECURITIES LAWS (COLLECTIVELY, THE "ACTS") OR (B) THE HOLDER OF THESE SECURITIES PROVIDES THE ISSUER WITH (X) AN UNQUALIFIED WRITTEN OPINION OF LEGAL COUNSEL, WHICH COUNSEL AND OPINION (IN FORM AND SUBSTANCE) SHALL BE REASONABLY SATISFACTORY TO THE ISSUER, TO THE EFFECT THAT THE PROPOSED DISPOSITION OF THESE SECURITIES MAY BE EFFECTED WITHOUT REGISTRATION UNDER THE ACTS OR (Y) SUCH OTHER EVIDENCE AS MAY BE REASONABLY SATISFACTORY TO THE ISSUER

    THAT THE PROPOSED DISPOSITION MAY BE EFFECTED WITHOUT REGISTRATION UNDER THE ACTS.

    14.2 Economic Risk, Sophistication. The Sellers represent that they have received, have read and understand the Draft Registration Statement, and in particular, the risk factors described therein. The Sellers further represent that they are able to bear the economic risk of an investment in the Restricted Securities and can afford to sustain a total loss of such investment and have such knowledge and experience in financial and business matters that they are capable of evaluating the merits and risks of the proposed investment in Parent. Sellers have had an adequate opportunity to ask questions and receive answers from the officers of Parent concerning any and all matters relating to the transactions described herein including, without limitation, the background and experience of the current and proposed officers and directors of Parent, the plans for the operations of the business of Parent and any plans for additional acquisitions and the like. Sellers have asked any and all questions in the nature described in the preceding sentence and all questions have been answered to their satisfaction.

15. REGISTRATION RIGHTS

    15.1 PiggyBack Registration Rights. At any time following the Closing Date, whenever Parent proposes to register any Parent Stock for its own or the account of others under the 1933 Act for a public offering, other than (i) any registration of shares to be used as consideration for acquisitions of additional businesses by Parent and (ii) registrations relating to employee benefit plans, Parent shall give Sellers prompt written notice of its intent to do so. Upon the written request of any of Sellers given within 15 business days after receipt of such notice, Parent shall cause to be included in such registration all Registrable Securities (including any shares of Parent Stock issued as a dividend or other distribution with respect to, or in exchange for, or in replacement of such Registerable Securities) which Sellers request; provided, however, if Parent is advised in writing in good faith by any managing underwriter of an underwritten offering of the securities being offered pursuant to any registration statement under this Section 15.1 that the number of shares to be sold by persons other than Parent is greater than the number of such shares which can be offered without adversely affecting the offering, Parent may reduce pro rata the number of shares offered for the accounts of such persons (based upon the number of shares held by such person) to a number deemed satisfactory by such managing underwriter.

    15.2 Demand Registration Rights. At any time after the first anniversary of the Closing Date, the holders of a majority of the shares of Parent Stock (i) representing Registerable Securities owned by the Sellers or their permitted transferees or (ii) representing Registrable Securities (as defined in the agreements similar to this Agreement mentioned below) acquired by other stockholders of Parent on or prior to the closing of the IPO in connection with the acquisition of their companies by Parent pursuant to an agreement, similar to this Agreement (or upon exercise or conversion of securities of Parent received pursuant to such agreement) (the persons referred to in clauses (i) and (ii) being collectively referred to as the "Founding Stockholders"), which shares have not been previously registered or sold and which shares are not entitled to be sold under Rule 144(k) (or any similar or successor provision) promulgated under the 1933 Act, may request in writing that Parent file a registration statement under the 1933 Act covering the registration of such shares of Parent Stock issued to and held by the Founding Stockholders or their permitted transferees (including any stock issued as a dividend or other distribution with respect to, or in exchange for, or in replacement of such Parent Stock) (a "Demand Registration"). Within ten days of the receipt of such request, Parent shall give written notice of such request to all other Founding Stockholders and shall, as soon as practicable but in no event later than 45 days after notice from the Founding Stockholders requesting such registration, file and use its best efforts to cause to become effective a registration statement covering all such shares. Parent shall be obligated to effect only one Demand Registration for all Founding Stockholders and will keep such Demand Registration current and effective for not less than 90 days (or such shorter period as is required to complete the distribution and sale of all shares registered thereunder).

    Notwithstanding the foregoing paragraph, following such a demand a majority of the disinterested directors of Parent (i.e. directors who have not demanded or elected to sell shares in any such public offering) may defer the filing of the registration statement for a 30 day period.

    If at the time of any request for a Demand Registration Parent has formulated plans to file within 60 days after such request a registration statement covering the sale of any of its securities in a public offering under the 1933 Act, no registration of the Parent Stock shall be initiated under this
Section 15.2 until 90 days after the effective date of such registration statement unless Parent is no longer proceeding diligently to secure the effectiveness of such registration statement; provided that Parent shall provide the Founding Stockholders the right to participate in such public offering pursuant to, and subject to, Section 15.1.

    15.3 Registration Procedures. All expenses incurred in connection with the registrations under this Section 15 (including all registration, filing, qualification, legal, printing and accounting fees, but excluding underwriting commissions and discounts), shall be borne by Parent. In connection with registrations under Sections 15.1 and 15.2 Parent will, as expeditiously as practicable:

         (i) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become and remain effective; provided that Parent may discontinue any registration of its securities that is being effected pursuant to Section 15.2 at any time prior to the effective date of the registration statement relating thereto.

         (ii) Prepare and file with the SEC such amendments (including post-effective amendments) and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period as may be requested by the stockholders of Parent holding a majority of the Registrable Securities covered thereby not exceeding 90 days and to comply with the provisions of the 1933 Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement; provided, that before filing a registration statement or prospectus relating to the sale of Registrable Securities, or any amendments or supplements thereto, Parent will furnish to counsel to each holder of Registrable Securities covered by such registration statement or prospectus, copies of all documents proposed to be filed, which documents will be subject to the review of such counsel, and Parent will give reasonable consideration in good faith to any comments of such counsel.

         (iii) Furnish to each holder of Registrable Securities covered by the registration statement and to each underwriter, if any, of such Registrable Securities, such number of copies of a preliminary prospectus and prospectus for delivery in conformity with the requirements of the 1933 Act, and such other documents, as such Person may reasonably request, in order to facilitate the public sale or other disposition of the Registrable Securities.

         (iv) Use its best efforts to register or qualify the Registrable Securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as each seller shall reasonably request, and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition of the Registrable Securities owned by such seller, in such jurisdictions, except that Parent shall not for any such purpose be required (x) to qualify to do business as a foreign corporation in any jurisdiction where, but for the requirements of this Section 15.3(iv), it is not then so qualified, or (y) to subject itself to taxation in any such jurisdiction, or (z) to take any action which would subject it to general or unlimited service of process in any such jurisdiction where it is not then so subject.

         (v) Use its best efforts to cause the Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof to consummate the disposition of such Registrable Securities.

         (vi) Immediately notify each seller of Registrable Securities covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the 1933 Act within the appropriate period mentioned in Section 15.3(ii), if

    Parent becomes aware that the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and, at the request of any such seller, deliver a reasonable number of copies of an amended or supplemental prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, each prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

         (vii) Otherwise use its best efforts to comply with all applicable rules and regulations of the SEC and make generally available to its security holders, in each case as soon as practicable, but not later than 45 calendar days after the close of the period covered thereby (90 calendar days in case the period covered corresponds to a fiscal year of the Parent), an earnings statement of Parent which will satisfy the provisions of Section 11 (a) of the 1933 Act.

         (viii) Use its best efforts in cooperation with the underwriters to list such Registrable Securities on each securities exchange as they may reasonably designate.

         (ix) In the event the offering is an underwritten offering, use its best efforts to obtain a "cold comfort" letter from the independent public accountants for Parent in customary form and covering such matters of the type customarily covered by such letters.

         (x) Execute and deliver all instruments and documents (including in an underwritten offering an underwriting agreement in customary form) and take such other actions and obtain such certificates and opinions as the stockholders of Parent holding a majority of the shares of Registrable Securities covered by the Registration Statement may reasonably request in order to effect an underwritten public offering of such Registrable Securities.

         (xi) Make available for inspection by the seller of such Registrable Securities covered by such registration statement, by any underwriter participating in any disposition to be effected pursuant to such registration statement and by any attorney, accountant or other agent retained by any such seller or any such underwriter, all pertinent financial and other records, pertinent corporate documents and properties of Parent, and cause all of Parent's officers, directors and employees to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement.

         (xii) Obtain for delivery to the underwriter or agent an opinion or opinions from counsel for Parent in customary form and in form and scope reasonably satisfactory to such underwriter or agent and its counsel.

    15.4 Other Registration Matters.

         (i) If Sellers have shares of Registrable Securities covered by a Registration Statement referred to in this Section 15 will, upon receipt of any notice from Parent of the happening of any event of the kind described in Section 15.3(vi), forthwith discontinue disposition of the Registrable Securities pursuant to the registration statement covering such Registrable Securities until they receive the copies of the supplemented or amended prospectus contemplated by Section 15.3(vi).

         (ii) If a registration pursuant to Section 15.1 or 15.2 involves an underwritten offering, Sellers (including their permitted assigns) agree, if their shares of Registrable Securities are included in such registration, not to effect any public sale or distribution, including any sale pursuant to Rule 144 under the 1933 Act, of any Registrable Securities, or of any security convertible into or exchangeable or exercisable for any Registrable Securities (other than as part of such underwritten offering), without the consent of the managing underwriter, during a period commencing seven calendar days before and ending 180 calendar days (or such lesser number as the managing underwriter shall designate) after the effective date of such registration. Similarly, the Sellers agree not to effect any sale or distribution, including any sale pursuant to the registration rights provided in Section 15.1, of any Registrable Securities, or of any security convertible into or exchangeable or exercisable for any Registrable Securities, without the consent of the managing underwriter of the IPO during a period commencing on the effective date of the Draft Registration Statement and ending 365 calendar days (or such lesser number as such managing underwriter shall designate) after such effective date.

    15.5 Indemnification.

         (i) In the event of any registration of any securities of Parent under the 1933 Act pursuant to Section 15.1 or 15.2, Parent will, and it hereby agrees to, indemnify and hold harmless, to the extent permitted by law, each seller of any Registrable Securities covered by such registration statement, each Affiliate of such seller and their respective directors, officers, employees and agents or general and limited partners (and directors, officers, employees and agents thereof) and, if such seller is a portfolio or investment fund, its investment advisors or agents, each other person who participates as an underwriter in the offering or sale of such securities and each other person, if any, who controls such seller or any such underwriter within the meaning of the 1933 Act, as follows:

              (x) against any and all loss, liability, claim, damage or expense whatsoever arising out of or based upon an untrue statement or alleged untrue statement of a material fact contained in any registration statement (or any amendment or supplement thereto), including all documents incorporated therein by reference, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or arising out of an untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus or prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

              (y) against any and all loss, liability, claim, damage and expense whatsoever to the extent of the aggregate amount paid in settlement of any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of Parent; and

              (z) against any and all expense reasonably incurred by them in connection with investigating, preparing or defending against any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or mission to the extent that any such expense is not paid under subsection (x) or (y) above;

    Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such seller or any such director, officer, employee, agent, general or limited partner, investment advisor or agent, underwriter or controlling person and shall survive the transfer of such securities by such seller.

         (ii) Parent may require, as a condition to including any Registrable Securities in any registration statement filed in accordance with Section
    15.1 or 15.2, that Parent shall have received an undertaking reasonably satisfactory to it from the prospective seller of such Registrable Securities or any underwriter, to indemnify and hold harmless (in the same manner and to the same extent as set forth in Section 15.5(i)) Parent with respect to any statement or alleged statement in or omission or alleged omission from such registration statement, any preliminary, final or summary prospectus contained therein, or any amendment or supplement, if such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to Parent by or on behalf of such seller or underwriter specifically stating that it is for use in the preparation of such registration statement, preliminary, final or summary prospectus or amendment or supplement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of Parent or any such director, officer or controlling person and shall survive the transfer of such securities by such seller. In that event, the obligations of the Parent and such sellers pursuant to this Section 15.5 are to be several and not joint; provided, however, that, with respect to each claim pursuant to this Section 15.5, Parent shall be liable for the full amount of such claim, and each such seller's liability under this Section 15.5 shall be limited to an amount equal to the net proceeds (after deducting the underwriting discount and expenses) received by such seller from the sale of Registrable Securities held by such seller pursuant to this Agreement.

         (iii) Promptly after receipt by an indemnified party hereunder of written notice of the commencement of any action or proceeding involving a claim referred to in this Section 15.5, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to such indemnifying party of the commencement of such action; provided, however, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under this Section 15.5, except to the extent (not including any such notice of an underwriter) that the indemnifying party is materially prejudiced by such failure to give notice. In case any such action is brought against an indemnified party, unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim (in which case the indemnifying party shall not be liable for the fees and expenses of more than one firm of counsel selected by holders of a majority of the shares of Registrable Securities included in the offering or more than one firm of counsel for the underwriters in connection with any one action or separate but similar or related actions), the indemnifying party will be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified, to the extent that it may wish with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party for any legal or other expenses subsequently incurred by such indemnifying party in connection with the defense thereof, provided that the indemnifying party will not agree to any settlement without the prior consent of the indemnified party (which consent shall not be unreasonably withheld) unless such settlement requires no more than a monetary payment for which the indemnifying party agrees to indemnify the indemnified party and includes a full, unconditional and complete release of the indemnified party; provided, however, that the indemnified party shall be entitled to take control of the defense of any claim as to which, in the reasonable judgment of the indemnifying party's counsel, representation of both the indemnifying party and the indemnified party would be inappropriate under the applicable standards of professional conduct due to actual or potential differing interests between them. In the event that the indemnifying party does not assume the defense of a claim pursuant to this Section 15.5(iii), the indemnified party will have the right to defend such claim by all appropriate proceedings, and will have control of such defense and proceedings, and the indemnified party shall have the right to agree to any settlement without the prior consent of the indemnifying party. Each indemnified party shall, and shall cause its legal counsel to, provide reasonable cooperation to the indemnifying party and its legal counsel in connection with its assuming the defense of any claim, including the furnishing of the indemnifying party with all papers served in such proceeding. In the event that an indemnifying party assumes the defense of an action under this Section 15.5(iii), then such indemnifying party shall, subject to the provisions of this Section 15.5, indemnify and hold harmless the indemnified party from any and all losses, claims, damages or liabilities by reason of such settlement or judgment.

         (iv) Parent and each seller of Registrable Securities shall provide for the foregoing indemnity (with appropriate modifications) in any underwriting agreement with respect to any required registration or other qualification of securities under any federal or state law or regulation of any governmental authority.

    15.6 Contribution. In order to provide for just and equitable contribution in circumstances under which the indemnity contemplated by Section 15.5 is for any reason not available or insufficient for any reason to hold harmless an indemnified party in respect of any losses, claims, damages or liabilities referred to therein, the parties required to indemnify by the terms thereof shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by such indemnity agreement incurred by Parent, any seller of Registrable Securities and one or more of the underwriters, except to the extent that contribution is not permitted under
Section 11 (f) of the 1933 Act. In determining the amounts which the respective parties shall contribute, there shall be considered the relative benefits received by each party from the offering of the Registrable Securities by taking into account the portion of the proceeds of the offering realized by each, and the relative fault of each party by taking into account the parties' relative knowledge and access to information concerning the matter with respect to which the claim was asserted, the opportunity to correct and prevent any statement or omission and any other equitable considerations appropriate under the circumstances. Parent and each person selling securities agree with each other that no seller of Registrable Securities shall be required to contribute any amount in excess of the amount such seller would have been required to pay to an indemnified party if the indemnity under Section 15.5(ii) were available. Parent and each such seller agree with each other and the underwriters of the Registrable Securities, if requested by such underwriters, that it would not be equitable if the amount of such contribution were determined by pro rata or per capita allocation (even if the underwriters were treated as one entity for such purpose) or for the underwriters' portion of such contribution to exceed the percentage that the underwriting discount bears to the initial public offering price of the Registrable Securities. For purposes of this Section 15.6, each person, if any, who controls an underwriter within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as such underwriter, and each director and each officer of Parent who signed the registration statement, and each person, if any, who controls Parent or a seller of Registrable Securities within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as Parent or a seller of Registrable Securities, as the case may be.

    15.7 Availability of Rule 144. Parent shall not be obligated to register shares of Registrable Securities held by Sellers at any time when the resale provisions of Rule 144(k) (or any similar or successor provision) promulgated under the 1933 Act are available to Sellers.

16. GENERAL

    16.1 Cooperation. The Sellers, the Purchaser, Parent and Old ACG shall deliver or cause to be delivered to the other on the Closing Date and at such other times and places as shall be reasonably agreed to, such additional instruments as the any of the others may reasonably request for the purpose of carrying out this Agreement. The Sellers will cooperate and use its reasonable efforts to have the present employees of the Sellers cooperate with the Purchaser, Parent or Old ACG on and after the Closing Date in furnishing information, evidence, testimony and other assistance in connection with any actions, proceedings, arrangements or disputes of any nature with respect to matters pertaining to all periods prior to the Closing Date.

    16.2 Successors and Assigns. This Agreement and the rights of the parties hereunder may not be assigned (except by operation of law), but if assigned by operation of law, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto, the successors of the Purchaser, Parent, Old ACG or the Sellers and their heirs and legal representatives. Notwithstanding the foregoing, the Purchaser or Parent may assign, convey, transfer or otherwise dispose of all or any portion of its interest in, or its rights and obligations under, this Agreement and such other documents and instruments to any Affiliate of the Purchaser or Parent.

    16.3 Entire Agreement. This Agreement (including the Schedules) and the documents delivered pursuant hereto constitute the entire agreement and understanding among the Sellers, the Purchaser, Parent and Old ACG and supersede any prior agreement and understanding relating to the subject matter of this Agreement. This Agreement, upon execution and delivery, constitutes a valid and binding agreement of the parties hereto enforceable in accordance with its terms and may be modified or amended only by a written instrument executed by the Sellers, Purchaser, Parent and Old ACG, acting through their duly authorized officers or representatives. Any disclosure made on any Schedule delivered pursuant hereto shall be deemed to have been disclosed for purposes of any other Schedule required hereby; provided that the Sellers shall make a good faith effort to cross reference disclosures, as necessary or advisable, between related Schedules.

    16.4 Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute but one and the same instrument.

    16.5 Brokers and Agents. Except as disclosed on Schedule 16.5, each party represents and warrants that it employed no broker or agent in connection with this transaction and agrees to indemnify the other parties hereto against all loss, cost, damage or expense arising out of claims for fees or commission of brokers employed or alleged to have been employed by such indemnifying party.

    16.6 Expenses. Whether or not the transactions herein contemplated shall be consummated, the Purchaser, Parent or ACG will pay the fees, expenses and disbursements of the Purchaser, Parent, Old ACG, the Sellers and their respective agents, representatives, accountants and counsel incurred in connection with the subject matter of this Agreement and any amendments thereto, including all costs and expenses incurred in the performance and compliance with all conditions to be performed by the Purchaser, Parent or Old ACG. The Sellers shall pay the fees and expenses of its legal counsel, and all other costs and expenses incurred by it in its performance and compliance with all conditions to be performed by it under this Agreement. In addition, the Sellers will pay all Taxes due upon receipt of the consideration payable pursuant to Section 2, and will assume all Tax risks and liabilities of the Sellers in connection with the transactions contemplated hereby.

    16.7 Notices. All notices of communication required or permitted hereunder shall be in writing, addressed to the party to be notified, and may be given by
(i) depositing the same in United States mail, postage prepaid and registered or certified with return receipt requested, (ii) by telecopying the same if receipt thereof is confirmed or (iii) by delivering the same in person to an officer or agent of such party.

    (x)  If to the Parent, Purchaser or Old ACG, addressed to Parent at:

         3355 West Alabama
         Suite 580
         Houston, Texas 77098
         Attn: Rod K. Cutsinger
         Telecopy No.: 713-599-0222

    with a copy to:

         Bracewell & Patterson, L.L.P.
         South Tower Pennzoil Place
         711 Louisiana, Suite 2900
         Houston, Texas 77002-2781
         Attn: Edgar J. Marston III
         Telecopy No.: 713-221-1212

    (y)  If to the Sellers, addressed to them at:

         Daniel and Cheryl Peters
         734 James
         Maize, Kansas 67101

    with a copy to:

         Jim Roth
         833 North Waco
         Wichita, Kansas 67203

or to such other address or counsel as any party hereto shall specify pursuant to this Section 16.7 from time to time.

    16.8 Governing Law. This Agreement shall be construed in accordance with the laws of the State of Delaware.

    16.9 Exercise of Rights and Remedies. Except as otherwise provided herein, no delay of or omission in the exercise of any right, power or remedy accruing to any party as a result of any breach or default by any other party under this Agreement shall impair any such right, power or remedy, nor shall it be construed as a waiver of or acquiescence in any such breach or default, or of any similar breach or default occurring later; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default occurring before or after that waiver.

    16.10 Time. Time is of the essence with respect to this Agreement.

    16.11 Reformation and Severability. In case any provision of this Agreement shall be invalid, illegal or unenforceable, it shall, to the extent practicable, be modified in such manner as to be valid, legal and enforceable but so as to most nearly retain the intent of the parties, and if such modification is not possible, such provision shall be severed from this Agreement; and in either case the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.

    16.12 Remedies Cumulative. No right, remedy or election given by any term of this Agreement shall be deemed exclusive but each shall be cumulative with all other rights, remedies and elections available at law or in equity.

    16.13 Captions. The headings of this Agreement are inserted for convenience only, shall not constitute a part of this Agreement or be used to construe or interpret any provision hereof.

    16.14 Public Statement. The parties hereto shall consult with each other and no party shall issue any public announcement or statement with respect to the transactions contemplated hereby without the consent of the other parties, unless the party desiring to make such announcement or statement, after seeking such consent from the other parties, obtains advice from legal counsel that a public announcement or statement is required by applicable law.

    16.15 Form of Payment. All payments hereunder shall be made in United States dollars and, unless the parties making and receiving such payments shall agree otherwise or the provisions hereof provide otherwise, shall be made by wire or interbank transfer of immediately available funds by 12:00 Noon, Eastern Standard Time, on the date such payment is due to such account as the party receiving payment may designate at least three business days prior to the proposed date of payment.

    16.16 Receivables. If any monies or other assets are received by the Purchaser to which the Sellers are entitled and that are not included in the Purchased Assets, the Purchaser shall hold such monies and assets in trust for the Sellers and shall account for and pay the same to the Sellers within 15 days after receipt. If any monies or other assets are received by the Sellers to which the Purchaser is entitled and that are included in the Purchased Assets, the Sellers shall hold such monies and assets received by the Sellers in trust for the Purchaser and shall account for and pay the same to the Purchaser within 15 days after receipt.

    16.17 Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived only with the written consent of the Purchaser, Parent, Old ACG and the Sellers.

    16.18 Public Statements. The parties hereto shall consult with each other and no party shall issue any public announcement or statement with respect to the transactions contemplated hereby without the consent of the other parties, unless the party desiring to make such announcement or statement, after seeking such consent from the other parties, obtains advice from legal counsel that a public announcement or statement is required by applicable law.

    IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                       PURCHASER:

                                       ACG ACQUISITION II CORP.


                                       By:
                                          -------------------------------------
                                       Name:  Rod K. Cutsinger
                                       Title: President


                                       PARENT:

                                       ADVANCED COMMUNICATIONS GROUP, INC.



                                       By:
                                          -------------------------------------
                                       Name:  Rod K. Cutsinger
                                       Title: Chairman and Chief Executive
                                              Officer

                                       OLD ACG:

                                       ADVANCED ACQUISITION CORP.



                                       By:
                                          -------------------------------------
                                       Name:    Rod K. Cutsinger
                                       Title:   Chairman and Chief Executive
                                                  Officer


                                       SELLERS:


                                       ----------------------------------------
                                          Daniel W. Peters



                                       ----------------------------------------
                                          Cheryl A. Peters

                                    ANNEX I

                          DRAFT REGISTRATION STATEMENT



                             (separately provided)

                                    ANNEX II

                      ADVANCED COMMUNICATIONS GROUP, INC.

                           SECTION 351 EXCHANGE PLAN


         The Board of Directors of Advanced Communications Group, Inc., a Delaware corporation organized in September 1997 ("Company"), has adopted this
Section 351 Exchange Plan effective as of October 3, 1997 ("Exchange Plan") in order to comply with the requirements of Section 351 of the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder ("Code"), and for purposes of defining the rights of various persons who may make future transfers of voting capital stock and other consideration, including cash and other assets (the items transferred being collectively referred to herein as the "Assets") to the Company, all as more particularly set forth below:

         WHEREAS, the Company intends to acquire outstanding shares of capital stock of certain corporations and other assets and acquire the outstanding capital stock of ACG, Inc., a Delaware corporation, in a reverse triangular merger, all as part of an integrated transaction as more particularly described in the Company's Registration Statement in Form S-1 (draft of October 2, 1997) ("Draft Registration Statement") relating to its initial underwritten public offering ("IPO"), the foregoing acquisitions being hereinafter collectively referred to as the "Acquisitions"; and

         WHEREAS, the various transactions comprising the Acquisitions will occur substantially concurrently upon the consummation of the IPO;

         NOW THEREFORE, in order to obtain the Assets, the Company may elect to exchange, as a part of a single plan, shares of its voting capital stock and other consideration, including cash, warrants, options and promissory notes, for such Assets as shall be transferred to the Company by one or more of the following individuals and entities: (i) the existing shareholders of the predecessor to the Company in a reverse triangular merger; (ii) certain holders of capital stock of other corporations or other assets that shall be acquired by the Company pursuant to the Acquisitions; (iii) certain other persons or entities who may assist the Company in the Acquisitions or in the manufacture and or marketing of its products, (iv) purchasers of the Company's capital stock in the IPO; and (v) certain other financial investors; and

         FURTHERMORE, it is the expectation of the Company (without making any representation with respect thereto) that the parties contributing such Assets to the Company as part of the Acquisitions and the IPO will possess immediately after the completion of the Acquisitions, at least 80% of the total combined voting power of all classes of capital stock of the Company entitled to vote and at least 80% of the total number of shares of all other classes of capital stock of the Company; and

         FURTHERMORE, it is also the intention of the Company (without making any representation with respect thereto) that the foregoing transfers of Assets to the Company shall qualify as tax free within the provisions of Section 351 of the Code; provided, however, that the Company does not assume any liability or responsibility to any holder of capital stock of the Company or any other person or entity in the event Section 351 of the Code does not apply to such transfers of Assets; and

         FURTHERMORE, it is the expectation of the Company that the parties to the Acquisitions and the IPO will contribute Assets to the Company in the approximate amounts contemplated by the Draft Registration Statement in exchange for the voting capital stock, and other consideration, including cash, options, warrants and promissory notes of the Company, in the approximate amounts contemplated by the Draft Registration Statement.

         The shares of voting capital stock and other consideration, including cash, options, warrants and promissory notes of the Company, deliverable in the Acquisitions may be subject to adjustment in accordance with the various acquisition agreements between the Company and the contributing parties. This Exchange Plan shall not obligate any party to any Acquisition to consummate such Acquisition other than upon the terms of the definitive acquisition agreement executed by such party with respect to such Acquisition.

         By the execution of the acquisition agreement to which this Exchange Plan is attached as Annex II, each of the contributing parties thereto evidences such party's agreement with and adoption of this Exchange Plan.

                                   ANNEX III

                      Advanced Communications Group, Inc.

                              $___________________

          7% INSTALLMENT NOTE DUE [ANNIVERSARY DATE OF CLOSING], 2000

                            DATED: ___________, 1997

                               ------------------


       THE SECURITIES REPRESENTED HEREBY WERE NOT ISSUED IN A TRANSACTION
          REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE
          "SECURITIES ACT"), OR ANY APPLICABLE STATE SECURITIES LAWS.
              THE SECURITIES REPRESENTED HEREBY HAVE BEEN ACQUIRED
            FOR INVESTMENT AND MAY NOT BE SOLD OR TRANSFERRED UNLESS
         SUCH SALE OR TRANSFER IS COVERED BY AN EFFECTIVE REGISTRATION
            STATEMENT UNDER THE SECURITIES ACT AND APPLICABLE STATE
              SECURITIES LAWS OR, IN THE OPINION OF COUNSEL TO THE
                    ISSUER, IS EXEMPT FROM THE REGISTRATION
                       REQUIREMENTS OF THE SECURITIES ACT
                                 AND SUCH LAWS.

                              --------------------

         Advanced Communications Group, Inc., a Delaware corporation organized in September 1997 (the "Company"), for value received, hereby promises to pay to Daniel and Cheryl Peters, or their registered assigns, the principal sum of Three Hundred Fifty Thousand Dollars ($350,000) in installments of $116,666.66, $116,666.67, and $116,666.67, payable respectively on the first, second and third anniversaries of the original date of issue of this Note, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay to the registered holder hereof interest from the date hereof on the then-outstanding principal balance, annually on the first, second and third anniversaries of the original date of issue of this Note, on said principal sum, in like coin and currency, at a rate per annum of seven percent (7%), to Noteholder until payment of said principal sum and accrued interest has been made or duly provided for; provided, however, that payment of principal and accrued interest may be made at the option of the Company by wire transfer of funds to such bank account in the United States as shall be designated in writing to the Company by the registered holder hereof or by check mailed to the address of the registered holder hereof as such address shall appear in the Note Register maintained by the Company. Interest shall be calculated on the basis of a 360-day year of twelve 30-day months.


                                   ARTICLE I.

                                 Defined Terms

          SECTION 1.01 Defined Terms. Unless the context otherwise requires, capitalized terms used herein shall have the meanings ascribed to them in
Article VIII.

                                  ARTICLE II.

                               General Provisions

         SECTION 2.01 Mutilated Destroyed, Lost or Stolen Note. In case this Note shall become mutilated or be destroyed, lost or stolen, the Company in its discretion may execute and deliver a new Note, in exchange and substitution for the mutilated Note or in lieu of and in substitution for the Note destroyed, lost or stolen. In every case the Noteholder shall furnish to the Company such security or indemnity as may be required by it to save the Company harmless, and, in every case of destruction, loss or theft the Noteholder shall also furnish to the Company evidence to its satisfaction of the destruction, loss or theft of this Note and of the ownership thereof. Upon issuance of any substituted Note, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and other expenses connected therewith.

         SECTION 2.02 Transfer and Registration of Notes. This Note may be presented for transfer by surrender hereof at the office of the Company maintained for that purpose in accordance with the provisions of Section 4.02, duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Company, duly executed by the holder hereof or his attorney duly authorized in writing. This Note may be transferred in whole, but not in part. The Company will have no obligation to transfer this Note unless its requirements are met and such transfer complies with the legend on the first page of this Note. By its acceptance of this Note, the holder hereof acknowledges the restrictions on transfer of this Note set forth herein, and agrees that it will transfer this Note only as provided herein.

         The Company shall not be required to register the transfer of this Note (i) during a period beginning at the opening of business on a day which is 15 days before the mailing of a notice of redemption of this Note and ending on the close of business on the day of such mailing, or (ii) if this Note has been selected for redemption in whole or in part pursuant to Article III, except the unredeemed portion of this Note if being redeemed in part.

         The Company shall keep or cause to be maintained at the office of the Company maintained in accordance with the provisions of Section 4.02 a register (herein sometimes referred to as the "Note Register") in which, subject to such reasonable regulations as it may prescribe, the Company shall register the Notes (as defined below).

                                  ARTICLE III.

                               Redemption of Note

         SECTION 3.01 Redemption Price. The Company may, at its option, redeem all or from time to time any part of this Note, upon notice as set forth in
Section 3.02 at a redemption price equal to the principal amount to be redeemed, together with accrued and unpaid interest on the principal amount to be redeemed to the date fixed for redemption.

         SECTION 3.02 Notice of Redemption. If the Company shall desire to exercise the right to redeem all or any part of this Note pursuant to Section 3.01, it shall fix a date for redemption and shall mail a notice of such redemption at least 10 days prior to the date fixed for redemption to the holder of this Note at the last address of such holder as the same appears on the Note Register. Such mailing shall be by first class mail. The notice if mailed in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the holder receives such notice. In any case, failure to give such notice by mail or any defect in the notice to the holder of this Note shall not affect the validity of the proceedings for the redemption of this Note.

         Each such notice of redemption shall be given in the name of the Company and shall specify the date fixed for redemption, the principal amount to be redeemed, the redemption price at which this Note or portion hereof is to be redeemed, the place of payment, that payment will be made upon presentation and surrender of this Note and that interest accrued to the date fixed for redemption will be paid as specified in such notice, and that on and after said date fixed for redemption interest hereon or on the portions hereof to be redeemed will cease to accrue. If this Note is to be redeemed in part only, the notice of redemption shall also state that on and after the date fixed for redemption, upon surrender of this Note, a new Note in aggregate principal amount equal to the unredeemed portion hereof will be issued without charge to the holder.

         SECTION 3.03 Payment of Note Called for Redemption. If notice of redemption has been given as above provided, this Note or the portion of this Note with respect to which such notice has been given shall become due and payable on the date and at the place stated in such notice at the applicable redemption price, together with interest accrued and unpaid to the date fixed for redemption, and on and after such date (unless the Company shall default in the payment of this Note or portion hereof to be redeemed at such redemption price, together with interest accrued to such date) interest on this Note or portion hereof so called for redemption shall cease to accrue, and this Note or portion hereof so called for redemption shall be deemed not to be outstanding and shall not be entitled to any benefit under this Note except to receive payment of such redemption price, together with accrued interest to the date fixed for redemption. On presentation and surrender of this Note on or after the date fixed for redemption at the place of payment in such notice specified, this Note or the specified portion hereof to be redeemed shall be paid and redeemed by the Company at the applicable redemption price, together with interest accrued thereon to the date fixed for redemption.

                                  ARTICLE IV.

                      Particular Covenants of the Company

         SECTION 4.01 Payment of Principal and Interest on Note. The Company covenants and agrees that it will duly and punctually pay or cause to be paid the principal of and the interest on this Note at the place, at the respective times and in the manner provided herein.

         SECTION 4.02 Office for Notices and Payments etc. So long as this Note remains outstanding, the Company will maintain in the City of Houston, Texas, an office or agency where this Note may be presented for payment, an office or agency where this Note may be presented for registration of transfer or exchange as herein provided, and an office or agency where notices and demands to or upon the Company in respect of this Note may be served. Until otherwise designated by the Company in a written notice such offices or agencies shall be the executive offices of the Company.

                                   ARTICLE V.

                    Immunity of Incorporators, Stockholders,
                             Officers and Directors

         SECTION 5.01 Note Solely Corporate Obligations. No recourse for the payment of the principal of or interest on this Note, or for any claim based hereon or otherwise in respect hereof, and no recourse under or upon any obligation, covenant or agreement of the Company in this Note, or because of the creation of any indebtedness represented hereby, shall be had against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, whether by virtue of any constitution, statute, or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that all such liability is hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Note.

                                  ARTICLE VI.

                          Remedies in Event of Default

         SECTION 6.01 Event of Default. In case one or more of the following Events of Default shall have occurred and be continuing:

                   (a) default in the payment of any installment of interest upon this Note as and when the same shall become due and payable, and continuance of such default for a period of 30 days; or

                   (b) default in the payment of the principal of this Note as and when the same shall become due and payable either at maturity, upon redemption, by declaration or otherwise; or

                   (c) failure on the part of the Company duly to observe or perform any covenants or agreements (other than a covenant or agreement the breach or a default in the performance of which is elsewhere in this Section 6.01 specifically dealt with) on the part of the Company that continues for a period of 30 days after the date on which written notice (such written notice to state it is a "Notice of Default" hereunder) of such failure, requiring the Company to remedy the same, shall have been given to the Company by the holder hereof; or

                   (d) without the consent of the Company, a court having jurisdiction shall enter an order for relief with respect to the Company under the Bankruptcy Code or without the consent of the Company a court having jurisdiction shall enter a judgment, order or decree adjudging the Company a bankrupt or insolvent, or enter an order for relief for reorganiza tion, arrangement, adjustment or composition of or in respect of the Company under the Bankruptcy Code or applicable state insolvency law and the continuance of any such judgment, order or decree unstayed and in effect for a period of 90 consecutive days; or

                   (e) the Company shall institute proceedings for entry of an order for relief with respect to the Company under the Bankruptcy Code or for an adjudication of insolvency, or shall consent to the institution of bankruptcy or insolvency proceedings against it, or shall file a petition seeking, or seek or consent to reorganization, arrangement, composition or relief under the Bankruptcy Code or any applicable state law, or shall consent to the filing of such petition or to the appointment of a receiver, custodian, liquidator, assignee, trustee, sequestrator or similar official (other than a custodian pursuant to 8 Delaware Code ss.226 or any similar statute under other state laws) of the Company or of substantially all of its property, or the Company shall make a general assignment for the benefit of creditors as recognized under the Bankruptcy Code; or

                   (f) default in the payment of any principal of or interest on any Pari Passu Debt as and when the same shall become due and payable and such failure is not cured within the applicable grace period, if any, or any Pari Passu Debt having an outstanding principal balance of at least $500,000 shall be declared to be due and payable prior to the stated maturity thereof;

then and in each and every such case, unless the principal of this Note shall have already become due and payable, the holder of this Note by notice in writing to the Company, may declare the principal of this Note and any accrued interest to the date of declaration to be due and payable immediately, and upon any such declaration the same shall become and shall be immediately due and payable.

         SECTION 6.02 Remedies Cumulative and Continuing. All powers and remedies given by this Article VI to the holder of this Note shall, to the extent permitted by law, be deemed cumulative and not exclusive of any other thereof or of any other powers and remedies available to such holders, by judicial proceedings or otherwise, to enforce the performance or observance of the covenants and agreements contained in this Note and no delay or omission of any holder to exercise any right or power accruing upon any default occurring and continuing as aforesaid, shall impair any such right or power, or shall be construed to be a waiver of any such default or an acquiescence therein; and every power and remedy given by this Article VI or by law to the holder of the Note may be exercised from time to time, and as often as shall be deemed expedient, by such holder.

         SECTION 6.03 Waiver of Presentment, Demand, Etc. Except as provided herein, the Company hereby waives presentment and demand for payment, protest, notice of protest and nonpayment, notice of the intention to accelerate, notice of acceleration, and agrees that its liability on this Note shall not be affected by any renewal or extension in the time of payment hereof, by any indulgences, and hereby consents to any and all renewals, extensions, indulgences, releases, or changes, regardless of the number of such renewals, extensions, indulgences, releases, or changes.

                                  ARTICLE VII.

                            Miscellaneous Provisions

         SECTION 7.01 Successors and Assigns of Company Bound. All the covenants, stipulations, promises and agreements in this Note contained by or in behalf of the Company shall bind its successors and assigns, whether so expressed or not.

         SECTION 7.02 Notice to Noteholder. When this Note provides for notice to the holder of any event, such notice shall be sufficiently given (unless otherwise expressly herein provided) if in writing and mailed, first class, postage prepaid, to the holder at his address as it appears on the Note Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. Any notice which is mailed to the holder in the manner herein provided shall be conclusively presumed to have been duly given. Where this Note provides for notice in any manner, such notice may be waived in writing by the person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice.

         SECTION 7.03 TEXAS CONTRACT. THIS NOTE SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF TEXAS, AND FOR ALL PURPOSES SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF SAID STATE.

         SECTION 7.04 Legal Holidays. In any case where the date of maturity of interest on or principal of this Note or the date fixed for redemption of this Note shall not be a Business Day, then payment of interest on or principal of this Note need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the date of maturity or the date fixed for redemption, and no interest shall accrue for the period after such prior date.

         SECTION 7.05 Severability. In case any provision of this Note shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                                 ARTICLE VIII.

                                  Definitions

         SECTION 8.01 Definitions. The terms defined in this Section 8.01 (except as herein otherwise expressly provided or unless the context otherwise requires) for all purposes of this Note shall have the respective meanings specified in this Section 8.01.

         "Bankruptcy Code" shall mean the United States Bankruptcy Code, 11 United States Code ss. 101 et seq. or any successor statute thereto.

         "Business Day" shall mean any day except a Saturday, a Sunday or a day on which banking institutions in the City of Houston, Texas are authorized or required by law to close.

         "Indebtedness" shall mean the following, whether outstanding on the date hereof or hereafter created, incurred, assumed or guaranteed, (a) the principal of, premium if any, and interest on (i) indebtedness of the Company for money borrowed, (ii) indebtedness of the Company evidenced by bonds, notes, debentures or similar obligations, (iii) capitalized lease obligations, (iv) indebtedness or obligations incurred, assumed or guaranteed by the Company in connection with the acquisition or improvement of any property or asset or the acquisition by it or by a Subsidiary of any business, (v) indebtedness of others of the kinds described in the preceding clauses (i), (ii), (iii), and
(iv), assumed or guaranteed by the Company or in effect guaranteed by the Company through an agreement to purchase or otherwise, (vi) obligations which would be classified as liabilities on the balance sheet of the Company in accordance with generally accepted accounting principles, evidencing the purchase price for the acquisition of assets of any kind, tangible or intangible, by the Company or a Subsidiary, except in the ordinary course of business, and (b) any increases, refundings, renewals, rearrangements or extensions of and amendments, modifications and supplements to any indebtedness, liability or obligation described in clause (a) above.

         "Junior Indebtedness" shall mean Indebtedness which, by the terms of the instrument by which such Indebtedness is created or evidenced, ranks junior and subordinate in right of payment to this Note.

         "Note" shall mean this Note and any Note issued on exchange or transfer hereof.

         "Noteholder," "holder of this Note" or other similar terms mean any person in whose name at the time this Note shall be registered in the Note Register kept for that purpose in accordance with the terms hereof.

         "Pari Passu Debt" shall mean any Indebtedness other than Junior Indebtedness.

         "Subsidiary" shall mean any corporation of which the Company, or the Company and one or more Subsidiaries, or any one or more Subsidiaries, directly or indirectly own voting securities entitling the holders thereof to elect a majority of the directors, either at all times or so long as there is no default or contingency which permits the holders of any other class or classes of securities to vote for the election of one or more directors.

         IN WITNESS WHEREOF, the Company has caused this instrument to be executed by a duly authorized officer and has caused a facsimile or its corporate seal to be imprinted hereon.

                                       ADVANCED COMMUNICATIONS GROUP, INC.

[SEAL]

                                       By:
                                          -------------------------------------
                                          Name:
                                               --------------------------------
                                          Title:
                                                -------------------------------

                                    ANNEX IV

                      ADVANCED COMMUNICATIONS GROUP, INC.

                       NON-TRANSFERRABLE SERIES H WARRANT



Total Number of Series H Warrants: 6,250                         Warrant No. H-

Number of Series H Warrants represented
by this Warrant Certificate:

         This Warrant Certificate certifies that, for value received,

                            Daniel and Cheryl Peters

is the registered holder of the number of Warrants set forth above. Each Warrant entitles the holder thereof, at any time or from time to time after the closing and (b) on or before the Expiration Date, to purchase from the Company one fully paid and nonassessable share of Common Stock at the Exercise Price, subject to adjustment as provided herein.

         "Acts" means the Securities Act of 1933, as amended, and applicable state securities laws.

         "Agreement" means the Restated Asset Purchase Agreement dated as of October 6, 1997 by and among Company, ACG Acquisition II Corp., Advanced Communications Corp. and the initial registered holders of this Warrant Certificate.

         "Board of Directors" means the board of directors of the Company (or any authorized committee thereof).

         "Closing" means the consummation of the purchase and sale of the business contemplated by the Agreement.

         "Closing Date" means the date upon which the Closing occurs.

         "Common Stock" means the Common Stock, $.0001 par value per share, of the Company, or such other class of securities as shall then represent the common equity of the Company.

         "Common Stock Equivalent" means any Convertible Security or any warrant, option or other right to subscribe for or purchase Common Stock or any Convertible Security, other than pursuant to Employee Benefit Plans.

         "Company" means Advanced Communications Group, Inc., a Delaware corporation organized in September 1997.

         "Conversion Securities" means the Common Stock or other securities or property purchasable on the exercise of the Warrants.

         "Convertible Security" means any security or evidence of indebtedness that is convertible into or exchangeable for Common Stock.

         "Employee Benefit Plans" means all thrift plans, stock purchase plans, stock bonus plans, stock option plans, employee stock ownership plans and other incentive or profit sharing arrangements for the benefit of employees.

         "Exercise Price," subject in all circumstances to adjustment in accordance with Section 3, means $_____ [IPO Price].

         "Expiration Date" means 5:00 p.m., Houston Time on the tenth anniversary of the Closing Date.

         "Market Price" means the average Price per share of Common Stock for the 20 Trading Days immediately preceding the date of authorization of the issuance of any shares of Common Stock by the Board of Directors.

         "Price" on any day means the reported last sale price per share of Common Stock regular way on such day or, in case no such sale takes place on such day, the average of the reported closing bid and asked prices regular way, in each case on the New York Stock Exchange, or, if the Common Stock is not listed or admitted to trading on such Exchange, on the American Stock Exchange, or, if the Common Stock is not listed or admitted to trading on such Exchange, on the principal national securities exchange on which the Common Stock is listed or admitted to trading, or, if the Common Stock is not listed or admitted to trading on any national securities exchange, the average of the closing bid and asked prices in the over-the-counter market as reported by the National Association of Securities Dealers' Automated Quotation System, or, if not so reported, as reported by the National Quotation Bureau, Incorporated, or any successor thereof, or, if not so reported, the average of the closing bid and asked prices as furnished by any member of the National Association of Securities Dealers, Inc. selected from time to time by the Company for that purpose; or, in all other cases, the value established by the Board of Directors in good faith; and the "average" Price per share for any period shall be determined by dividing the sum of the Prices determined for each Trading Day in such period by the number of Trading Days in such period.

         "Trading Day" means a day on which the principal national securities exchange on which the Common Stock is listed or admitted to trading is open for the transaction of business or, if the Common Stock is not listed or admitted to trading on any national securities exchange, a Monday, Tuesday, Wednesday, Thursday or Friday on which banking institutions in New York City are not authorized or obligated by law or executive order to close.

         "Warrants" means the Series H Warrants represented by this Warrant Certificate.

         "Warrant Shares" means the shares of Common Stock and other securities, property or cash receivable upon the exercise of the Warrants.

         1. EXERCISE OF WARRANTS. (a) The Warrants evidenced by this Warrant Certificate may be exercised in whole or in part, after the first anniversary of the Closing Date, by presentation and surrender at the office of the Company specified herein of (i) this Warrant Certificate with the Election To Exercise duly completed and executed, and (ii) payment of the Exercise Price as then in effect, by bank draft or cashier's check, for the number of Warrants being exercised. If the holder of this Warrant Certificate at any time exercises less than all the Warrants evidenced by this Warrant Certificate, the Company shall issue to such holder a Warrant Certificate identical in form to this Warrant Certificate, but evidencing a number of Warrants equal to the number of Warrants originally represented by this Warrant Certificate less the number of Warrants previously exercised.

                  (b) To the extent that the Warrants evidenced by this Warrant Certificate have not been exercised at or prior to the Expiration Date, such Warrants shall expire and the rights of the holder shall become void and of no effect.

         2. RESTRICTIONS ON TRANSFER. THE WARRANTS EVIDENCED BY THIS WARRANT CERTIFICATE MAY NOT BE SOLD, ASSIGNED, EXCHANGED, TRANSFERRED, ENCUMBERED, PLEDGED, DISTRIBUTED OR OTHERWISE DISPOSED OF EXCEPT IN THE LIMITED INSTANCES PROVIDED IN SECTION 12 OF THE AGREEMENT. ACCORDINGLY, SUCH WARRANTS HAVE NOT BEEN REGISTERED UNDER THE ACTS IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION PROVISIONS THEREOF. The holder hereof acknowledges that the Conversion Securities may not be directly or indirectly sold, transferred or otherwise disposed of in violation of the provisions of the Acts. Any purported sale, transfer or other disposition of this Warrant Certificate, the Warrants evidenced hereby or the Conversion Securities in violation of this provision shall be void and the Company shall not be required to recognize the same. Compliance with this provision is the responsibility of the holder. Each certificate representing Conversion Securities shall bear a legend substantially similar to the bold-faced legend appearing in Section 14 of the Agreement. Reference is made to Sections 12, 13, 14, and 15 of the Agreement that relate to the non-transferability of the Warrants, the type of legend that shall be imprinted on Conversion Securities and the rights of the holders of Conversion Securities to secure registration of their securities under the Acts under certain circumstances. Such sections are incorporated by reference herein. The Company shall deem and treat the registered holder of this Warrant Certificate as the true and lawful owner of the Warrants evidenced hereby for all purposes, any claims of another person to the contrary notwithstanding.

         3. ANTIDILUTION ADJUSTMENTS. The shares of Common Stock purchasable on exercise of the Warrants evidenced by this Warrant Certificate are shares of Common Stock as constituted as of the Closing Date. The number and kind of securities purchasable on the exercise of the Warrants evidenced by this Warrant Certificate, and the Exercise Price, shall be subject to adjustment from time to time upon the happening of certain events, as follows:

                  (a) Mergers, Consolidations and Reclassifications. In case of any reclassification or change of outstanding securities issuable upon exercise of the Warrants evidenced by this Warrant Certificate at any time after the Closing Date (other than a change in par value, or from par value to no par value, or from no par value to par value or as a result of a subdivision or combination to which paragraph (b) of this Section 3 applies), or in case of any consolidation or merger of the Company with or into another corporation (other than a merger with another corporation in which the Company is the surviving corporation and which does not result in any reclassification or change [other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination to which paragraph (b) of this Section 3 applies] in the securities issuable upon exercise of this Warrant), the holder of the Warrants evidenced by this Warrant Certificate shall have, and the Company, or such successor corporation or other entity, shall covenant in the constituent documents effecting any of the foregoing transactions that such holder does have, the right to obtain upon the exercise of the Warrants evidenced by this Warrant Certificate, in lieu of each share of Common Stock, other securities, money or other property theretofore issuable upon exercise of a Warrant, the kind and amount of shares of stock, other securities, money or other property receivable upon such reclassification, change, consolidation or merger by a holder of the shares of Common Stock, other securities, money or other property issuable upon exercise of a Warrant if the Warrants evidenced by this Warrant Certificate had been exercised immediately prior to such reclassification, change, consolidation or merger. The constituent documents effecting any such reclassification, change, consolidation or merger shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided in paragraph (a) of this Section 3. The provisions of paragraph (a) of this Section 3 shall similarly apply to successive reclassifications, changes, consolidations or mergers.

                  (b) Subdivisions and Combinations. If the Company, at any time after the Closing Date, shall subdivide its shares of Common Stock into a greater number of shares (or pay to any holders of securities of the Company a dividend payable in, or make any other distribution of, Common Stock), the Exercise Price in effect immediately prior to such subdivision shall be proportionately reduced, and the number of shares of Common Stock purchasable upon exercise of the Warrants evidenced by this Warrant Certificate shall be proportionately increased, as at the effective date of such subdivision, dividend or distribution or if the Company shall take a record of holders of its Common Stock for such purpose, as at such record date, whichever is earlier. If the Company, at any time after the Closing Date, shall combine its shares of Common Stock into a smaller number of shares, the Exercise Price in effect immediately prior to such combination shall be proportionately increased, and the number of shares of Common Stock purchasable upon exercise of the Warrants evidenced by this Warrant Certificate shall be proportionately reduced, as at the effective date of such combination, or if the Company shall take a record of holders of its Common Stock for purposes of such combination, as at such record date, whichever is earlier.

                  (c) Certain Issuances of Securities. If the Company at any time after the Closing Date shall issue any additional shares of Common Stock (otherwise than as provided in paragraphs (a) through (b) of this Section 3) at a price per share less than the Market Price, then the Exercise Price upon each such issuance shall be adjusted to that price determined by multiplying the Exercise Price by a fraction:

                   i. the numerator of which shall be the sum of (1) the number of shares of Common Stock outstanding immediately prior to the issuance of such additional shares of Common Stock multiplied by the Market Price, and (2) the consideration, if any, received and deemed received by the Company upon the issuance of such additional shares of Common Stock, and

                   ii. the denominator of which shall be the Market Price multiplied by the total number of shares of Common Stock outstanding immediately after the issuance of such additional shares of Common Stock.

         No adjustments of the Exercise Price shall be made under paragraph (c) of this Section 3 upon the issuance of any additional shares of Common Stock that (v) are issued pursuant to Employee Benefit Plans that otherwise would cause an adjustment under paragraph (c) of this Section 3; provided that the aggregate number of shares of Common Stock so issued (including the shares issued pursuant to any options, rights or warrants or convertible or exchangeable securities issued under such Employee Benefit Plans containing the right to purchase shares of Common Stock) pursuant to Employee Benefit Plans shall not exceed 10% of the Company's outstanding Common Stock (on a fully diluted basis using the treasury stock method) at the time of such issuance;
(w) are issued pursuant to any Other Warrant or Common Stock Equivalent (i) which was outstanding on the Closing Date or (ii) if upon the issuance of any such Common Stock Equivalent, any such adjustments shall previously have been made pursuant to paragraph (d) of this Section 3 or (iii) if no adjustment was required pursuant to paragraph (d) of this Section 3.

                  (d) Common Stock Equivalents. If the Company shall, after the Closing Date, issue any Common Stock Equivalent, or if, after any such issuance, the price per share for which additional shares of Common Stock may be issuable thereunder is amended, then the Exercise Price upon each such issuance or amendment shall be adjusted as provided in paragraph
(c) of this Section 3 on the basis that (i) the maximum number of additional shares of Common Stock issuable pursuant to all such Common Stock Equivalents shall be deemed to have been issued as of the earlier of (a) the date on which the Company shall enter into a firm contract for the issuance of such Common Stock Equivalent, or (b) the date of actual issuance of such Common Stock Equivalent; and (ii) the aggregate consideration for such maximum number of additional shares of Common Stock shall be deemed to be the minimum consideration received and receivable by the Company for the issuance of such additional shares of Common Stock pursuant to such Common Stock Equivalent; provided, however, that no adjustment shall be made pursuant to paragraph (d) of this Section 3 unless the consideration received and receivable by the Company per share of Common Stock for the issuance of such additional shares of Common Stock pursuant to such Common Stock Equivalent is less than the Market Price. No adjustment of the Exercise Price shall be made under paragraph (d) of this Section 3 upon the issuance of any Convertible Security which is issued pursuant to the exercise of any warrants or other subscription or purchase rights therefor, if any adjustment shall previously have been made in the Exercise Price then in effect upon the issuance of such warrants or other rights pursuant to paragraph (d) of this Section 3.

                  (e) Miscellaneous. The following provisions shall be applicable to the making of adjustments in the Exercise Price hereinbefore provided in this Section 3:

                           i. The consideration received by the Company shall be deemed to be the following: (I) to the extent that any additional shares of Common Stock or any Common Stock Equivalent shall be issued for cash consideration, the consideration received by the Company therefor, or, if such additional shares of Common Stock or Common Stock Equivalent are offered by the Company for subscription, the subscription price, or, if such additional shares of Common Stock or Common Stock Equivalent are sold to underwriters or dealers for public offering without a subscription offering, the initial public offering price, in any such case excluding any amounts paid or receivable for accrued interest or accrued dividends and without deduction of any compensation, discounts, commissions or expenses paid or incurred by the Company for and in the underwriting of, or otherwise in connection with, the issue thereof; (II) to the extent that such issuance shall be for a consideration other than cash, then, except as herein otherwise expressly provided, the fair value of such consideration at the time of such issuance as determined in good faith by the Board of Directors, as evidenced by a certified resolution of such Board of Directors delivered to the holder of this Warrant Certificate setting forth such determination. The consideration for any additional shares of Common Stock issuable pursuant to any Common Stock Equivalent shall be the consideration received by the Company for issuing such Common Stock Equivalent, plus the additional consideration payable to the Company upon the exercise, conversion or exchange of such Common Stock Equivalent. In case of the issuance at any time of any additional shares of Common Stock or Common Stock Equivalent in payment or satisfaction of any dividend upon any class of stock other than Common Stock, the

         Company shall be deemed to have received for such additional shares of Common Stock or Common Stock Equivalent (which shall not be deemed to be a dividend payable in, or other distribution of, Common Stock under paragraph (b) of this Section 3) consideration equal to the amount of such dividend so paid or satisfied.

                           ii. Upon the expiration of the right to convert, exchange or exercise any Common Stock Equivalent the issuance of which effected an adjustment in the Exercise Price, if any such Common Stock Equivalent shall not have been converted, exercised or exchanged, the number of shares of Common Stock deemed to be issued and outstanding because they were issuable upon conversion, exchange or exercise of any such Common Stock Equivalent shall no longer be computed as set forth above, and the Exercise Price shall forthwith be readjusted and thereafter be the price which it would have been (but reflecting any other adjustments in the Exercise Price made pursuant to the provisions of paragraph (c) of this Section 3 after the issuance of such Common Stock Equivalent) had the adjustment of the Exercise Price made upon the issuance or sale of such Common Stock Equivalent been made on the basis of the issuance only of the number of additional shares of Common Stock actually issued upon exercise, conversion or exchange of such Common Stock Equivalent and thereupon only the number of additional shares of Common Stock actually so issued shall be deemed to have been issued and only the consideration actually received by the Company (computed as in subparagraph (i) of paragraph
         (e) of this Section 3) shall be deemed to have been received by the Company.

                           iii. The number of shares of Common Stock at any time outstanding shall not include any shares thereof then directly or indirectly owned or held by or for the account of the Company or its Subsidiaries (as defined in the Agreement).

                           iv. For the purposes of this Section 3, the term "shares of Common Stock" shall mean shares of (i) the class of stock designated as the Common Stock of the Company at the Closing Date or
         (ii) any other class of stock resulting from successive changes or reclassifications of such shares consisting solely of changes in par value, or from par value to no par value, or from no par value to par value. If at any time, because of an adjustment pursuant to paragraph
         (a) of this Section 3, the Warrants shall entitle the holders to purchase any securities other than shares of Common Stock, thereafter the number of such other securities so purchasable upon exercise of each Warrant and the Exercise Price of such securities shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Warrant Shares contained in this Section 3.

                  (f) Calculation of Exercise Price. The Exercise Price in effect from time to time shall be calculated to four decimal places and rounded to the nearest thousandth.

         4. NOTICE OF ADJUSTMENT TO EXERCISE PRICE. Whenever the Exercise Price is required to be adjusted as provided in Section 3, the Company shall forthwith compute the adjusted Exercise Price and shall prepare and mail to the holder hereof a certificate setting forth such adjusted Exercise Price and showing in reasonable detail the facts upon which such adjustment is based.

         5. VOLUNTARY REDUCTION. The Company may make such decreases in the Exercise Price as shall be determined by it, as evidenced by a certified resolution of the Board of Directors delivered to the holders, to be advisable to avoid or diminish any income tax to the holder resulting from any dividend or distribution of stock or issuance of rights or warrants to purchase or subscribe for stock or from any event treated as such for income tax purposes. Whenever the Exercise Price is reduced, the Company shall mail to the holder a notice of the reduction at least 15 days before the date the reduced Exercise Price takes effect, stating the reduced Exercise Price and the period for which such reduced Exercise Price will be in effect.

         6. NOTICES TO WARRANT HOLDER.  In the event:

            (a) of any consolidation or merger to which the Company is a party and for which approval of any stockholders of the Company is required, or of the conveyance or sale of all or substantially all of the assets of the Company, or of any reclassification or change of the Common Stock or other securities issuable upon exercise of the Warrants (other than a change in par value, or from par value to no par value, or from no par value to par value or as a result of a subdivision or combination), or a tender offer or exchange offer for all shares of Common Stock (or other securities issuable upon the exercise of the Warrants); or

            (b) the Company shall declare any dividend (or any other distribution) on the Common Stock, other than regular cash dividends; or

            (c) the Company shall authorize the granting to the holders of Common Stock of rights or warrants to subscribe for or purchase any shares of any class or series of capital stock; or

            (d) of the voluntary or involuntary dissolution, liquidation or winding up of the Company;

         then the Company shall cause to be sent to the holder hereof, at least 30 days prior to the applicable record date hereinafter specified, or promptly in the case of events for which there is no record date, a written notice stating (x) the date for the determination of the holders of record of shares of Common Stock (or other securities issuable upon the exercise of the Warrants) entitled to receive any such dividends or other distribution, (y) the initial expiration date set forth in any tender offer or exchange offer for shares of Common Stock (or other securities issuable upon the exercise of the Warrants), or (z) the date on which any such consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up is expected to become effective or consummated, and the date as of which it is expected that holders of record of shares of Common Stock (or other securities issuable upon the exercise of the Warrants) shall be entitled to exchange such shares for securities or other property, if any, deliverable upon such reclassification, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up. Failure to give such notice or any defect therein shall not affect the legality or validity of any distribution, right, option, warrant, issuance, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up, or the vote upon any action.

         7. REPORTS TO HOLDERS. The Company will cause to be delivered, by first-class mail, postage prepaid, to the holder at such holder's address appearing hereon, or such other address as the holder shall specify, a copy of any reports delivered by the Company to the holders of Common Stock.

         8. COVENANTS OF THE COMPANY.  The Company covenants and agrees that:

            (a) Until the Expiration Date, the Company shall at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued Common Stock (and other securities), for the purpose of enabling it to satisfy any obligation to issue shares of Common Stock (and other securities) upon the exercise of the Warrants evidenced by this Warrant Certificate, the number of shares of Common Stock (and other securities) issuable upon the exercise of such Warrants.

            (b) All Common Stock (and other securities) which may be issued upon exercise of the Warrants evidenced by this Warrant Certificate shall upon issuance be validly issued, fully paid, non-assessable and free from all taxes, liens and charges with respect to the issuance thereof.

         9. NO RIGHTS AS STOCKHOLDER. The holder of the Warrants evidenced by this Warrant Certificate shall not, by virtue of holding such Warrants, be entitled to any rights of a stockholder of the Company either at law or in equity, and the rights of the holder of the Warrants evidenced by this Warrant Certificate are limited to those expressed herein.

         10. NOTICES. All notices provided for hereunder shall be in writing and may be given by registered or certified mail, return receipt requested, telex, telegram, telecopier, air courier guaranteeing overnight delivery of personal delivery, if to the holder at the following address:

             Daniel and Cheryl Peters
             734 James
             Maize, Kansas 67101
         and, if to the Company:

             Advanced Communications Group, Inc.
             3355 West Alabama, Suite 580
             Houston, Texas 77098
             Attention: Chairman and Chief Executive Officer
             Telecopier:  (713) 622-9600

         11. GOVERNING LAW. This Warrant Certificate shall be governed by and construed in accordance with the laws of the State of Delaware.

         IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be executed this _____ day of __________, 1997 by its Chairman and Chief Executive Officer, thereunto duly authorized.

                                       ADVANCED COMMUNICATIONS GROUP, INC.



                                       By:
                                          ------------------------------------
                                          Rod K. Cutsinger
                                          Chairman and Chief Executive Officer

                              ELECTION TO EXERCISE
             [To be executed on exercise of the Warrants evidenced
                          by this Warrant Certificate]

TO:      Advanced Communications Group, Inc.

         The undersigned, the holder of the Warrants evidenced by the attached Warrant Certificate, hereby irrevocably elects to exercise Warrants, and herewith makes payment of ($ ) representing the aggregate Exercise Price thereof, and requests that the certificate representing the securities issuable hereunder be issued in the name of _____________________ and delivered to , whose address is____________________________. _________________________.

    Dated:__________________         ____________________________________


                                           _____________________________________
                                           Signature(s) of Registered Holder(s)
                                           Note: The above signature(s) must
                                           correspond with the name as written
                                           on the face of this Warrant
                                           Certificate in every particular,
                                           without alteration or enlargement
                                           or any change whatsoever.

                                    ANNEX V

                      ADVANCED COMMUNICATIONS GROUP, INC.

                       NON-TRANSFERRABLE SERIES I WARRANT



Total Number of Series I Warrants: 6,250                          Warrant No. I

Number of Series I Warrants represented by this Warrant Certificate:

         This Warrant Certificate certifies that, for value received,

                            Daniel and Cheryl Peters

is the registered holder of the number of Warrants set forth above. Each Warrant entitles the holder thereof, at any time or from time to time after the closing and (b) on or before the Expiration Date, to purchase from the Company one fully paid and nonassessable share of Common Stock at the Exercise Price, subject to adjustment as provided herein.

         "Acts" means the Securities Act of 1933, as amended, and applicable state securities laws.

         "Agreement" means the Restated Asset Purchase Agreement dated as of October 6, 1997 by and among Company, ACG Acquisition II Corp., Advanced Communications Corp. and the initial registered holders of this Warrant Certificate.

         "Board of Directors" means the board of directors of the Company (or any authorized committee thereof).

         "Closing" means the consummation of the purchase and sale of the business contemplated by the Agreement.

         "Closing Date" means the date upon which the Closing occurs.

         "Common Stock" means the Common Stock, $.0001 par value per share, of the Company, or such other class of securities as shall then represent the common equity of the Company.

         "Common Stock Equivalent" means any Convertible Security or any warrant, option or other right to subscribe for or purchase Common Stock or any Convertible Security, other than pursuant to Employee Benefit Plans.

         "Company" means Advanced Communications Group, Inc., a Delaware corporation organized in September 1997.

         "Conversion Securities" means the Common Stock or other securities or property purchasable on the exercise of the Warrants.

         "Convertible Security" means any security or evidence of indebtedness that is convertible into or exchangeable for Common Stock.

         "Employee Benefit Plans" means all thrift plans, stock purchase plans, stock bonus plans, stock option plans, employee stock ownership plans and other incentive or profit sharing arrangements for the benefit of employees.

         "Exercise Price," subject in all circumstances to adjustment in accordance with Section 3, means $_____ [IPO Price].

         "Expiration Date" means 5:00 p.m., Houston Time on the tenth anniversary of the Closing Date.

         "Market Price" means the average Price per share of Common Stock for the 20 Trading Days immediately preceding the date of authorization of the issuance of any shares of Common Stock by the Board of Directors.

         "Price" on any day means the reported last sale price per share of Common Stock regular way on such day or, in case no such sale takes place on such day, the average of the reported closing bid and asked prices regular way, in each case on the New York Stock Exchange, or, if the Common Stock is not listed or admitted to trading on such Exchange, on the American Stock Exchange, or, if the Common Stock is not listed or admitted to trading on such Exchange, on the principal national securities exchange on which the Common Stock is listed or admitted to trading, or, if the Common Stock is not listed or admitted to trading on any national securities exchange, the average of the closing bid and asked prices in the over-the-counter market as reported by the National Association of Securities Dealers' Automated Quotation System, or, if not so reported, as reported by the National Quotation Bureau, Incorporated, or any successor thereof, or, if not so reported, the average of the closing bid and asked prices as furnished by any member of the National Association of Securities Dealers, Inc. selected from time to time by the Company for that purpose; or, in all other cases, the value established by the Board of Directors in good faith; and the "average" Price per share for any period shall be determined by dividing the sum of the Prices determined for each Trading Day in such period by the number of Trading Days in such period.

         "Trading Day" means a day on which the principal national securities exchange on which the Common Stock is listed or admitted to trading is open for the transaction of business or, if the Common Stock is not listed or admitted to trading on any national securities exchange, a Monday, Tuesday, Wednesday, Thursday or Friday on which banking institutions in New York City are not authorized or obligated by law or executive order to close.

         "Warrants" means the Series I Warrants represented by this Warrant Certificate.

         "Warrant Shares" means the shares of Common Stock and other securities, property or cash receivable upon the exercise of the Warrants.

         1. EXERCISE OF WARRANTS. (a) The Warrants evidenced by this Warrant Certificate may be exercised in whole or in part, after the second anniversary of the Closing Date, by presentation and surrender at the office of the Company specified herein of (i) this Warrant Certificate with the Election To Exercise duly completed and executed, and (ii) payment of the Exercise Price as then in effect, by bank draft or cashier's check, for the number of Warrants being exercised. If the holder of this Warrant Certificate at any time exercises less than all the Warrants evidenced by this Warrant Certificate, the Company shall issue to such holder a Warrant Certificate identical in form to this Warrant Certificate, but evidencing a number of Warrants equal to the number of Warrants originally represented by this Warrant Certificate less the number of Warrants previously exercised.

            (b) To the extent that the Warrants evidenced by this Warrant Certificate have not been exercised at or prior to the Expiration Date, such Warrants shall expire and the rights of the holder shall become void and of no effect.

         2. RESTRICTIONS ON TRANSFER. THE WARRANTS EVIDENCED BY THIS WARRANT CERTIFICATE MAY NOT BE SOLD, ASSIGNED, EXCHANGED, TRANSFERRED, ENCUMBERED, PLEDGED, DISTRIBUTED OR OTHERWISE DISPOSED OF EXCEPT IN THE LIMITED INSTANCES PROVIDED IN SECTION 12 OF THE AGREEMENT. ACCORDINGLY, SUCH WARRANTS HAVE NOT BEEN REGISTERED UNDER THE ACTS IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION PROVISIONS THEREOF. The holder hereof acknowledges that the Conversion Securities may not be directly or indirectly sold, transferred or otherwise disposed of in violation of the provisions of the Acts. Any purported sale, transfer or other disposition of this Warrant Certificate, the Warrants evidenced hereby or the Conversion Securities in violation of this provision shall be void and the Company shall not be required to recognize the same. Compliance with this provision is the responsibility of the holder. Each certificate representing Conversion Securities shall bear a legend substantially similar to the bold-faced legend appearing in Section 14 of the Agreement. Reference is made to Sections 12, 13, 14, and 15 of the Agreement that relate to the non-transferability of the Warrants, the type of legend that shall be imprinted on Conversion Securities and the rights of the holders of Conversion Securities to secure registration of their securities under the Acts under certain circumstances. Such sections are incorporated by reference herein. The Company shall deem and treat the registered holder of this Warrant Certificate as the true and lawful owner of the Warrants evidenced hereby for all purposes, any claims of another person to the contrary notwithstanding.

         3. ANTIDILUTION ADJUSTMENTS. The shares of Common Stock purchasable on exercise of the Warrants evidenced by this Warrant Certificate are shares of Common Stock as constituted as of the Closing Date. The number and kind of securities purchasable on the exercise of the Warrants evidenced by this Warrant Certificate, and the Exercise Price, shall be subject to adjustment from time to time upon the happening of certain events, as follows:

            (a) Mergers, Consolidations and Reclassifications. In case of any reclassification or change of outstanding securities issuable upon exercise of the Warrants evidenced by this Warrant Certificate at any time after the Closing Date (other than a change in par value, or from par value to no par value, or from no par value to par value or as a result of a subdivision or combination to which paragraph (b) of this Section 3 applies), or in case of any consolidation or merger of the Company with or into another corporation (other than a merger with another corporation in which the Company is the surviving corporation and which does not result in any reclassification or change [other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination to which paragraph (b) of this Section 3 applies] in the securities issuable upon exercise of this Warrant), the holder of the Warrants evidenced by this Warrant Certificate shall have, and the Company, or such successor corporation or other entity, shall covenant in the constituent documents effecting any of the foregoing transactions that such holder does have, the right to obtain upon the exercise of the Warrants evidenced by this Warrant Certificate, in lieu of each share of Common Stock, other securities, money or other property theretofore issuable upon exercise of a Warrant, the kind and amount of shares of stock, other securities, money or other property receivable upon such reclassification, change, consolidation or merger by a holder of the shares of Common Stock, other securities, money or other property issuable upon exercise of a Warrant if the Warrants evidenced by this Warrant Certificate had been exercised immediately prior to such reclassification, change, consolidation or merger. The constituent documents effecting any such reclassification, change, consolidation or merger shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided in paragraph (a) of this Section 3. The provisions of paragraph (a) of this Section 3 shall similarly apply to successive reclassifications, changes, consolidations or mergers.

            (b) Subdivisions and Combinations. If the Company, at any time after the Closing Date, shall subdivide its shares of Common Stock into a greater number of shares (or pay to any holders of securities of the Company a dividend payable in, or make any other distribution of, Common Stock), the Exercise Price in effect immediately prior to such subdivision shall be proportionately reduced, and the number of shares of Common Stock purchasable upon exercise of the Warrants evidenced by this Warrant Certificate shall be proportionately increased, as at the effective date of such subdivision, dividend or distribution or if the Company shall take a record of holders of its Common Stock for such purpose, as at such record date, whichever is earlier. If the Company, at any time after the Closing Date, shall combine its shares of Common Stock into a smaller number of shares, the Exercise Price in effect immediately prior to such combination shall be proportionately increased, and the number of shares of Common Stock purchasable upon exercise of the Warrants evidenced by this Warrant Certificate shall be proportionately reduced, as at the effective date of such combination, or if the Company shall take a record of holders of its Common Stock for purposes of such combination, as at such record date, whichever is earlier.

            (c) Certain Issuances of Securities. If the Company at any time after the Closing Date shall issue any additional shares of Common Stock (otherwise than as provided in paragraphs (a) through (b) of this Section 3) at a price per share less than the Market Price, then the Exercise Price upon each such issuance shall be adjusted to that price determined by multiplying the Exercise Price by a fraction:

                   i. the numerator of which shall be the sum of (1) the number of shares of Common Stock outstanding immediately prior to the issuance of such additional shares of Common Stock multiplied by the Market Price, and (2) the consideration, if any, received and deemed received by the Company upon the issuance of such additional shares of Common Stock, and

                   ii. the denominator of which shall be the Market Price multiplied by the total number of shares of Common Stock outstanding immediately after the issuance of such additional shares of Common Stock.

         No adjustments of the Exercise Price shall be made under paragraph (c) of this Section 3 upon the issuance of any additional shares of Common Stock that (v) are issued pursuant to Employee Benefit Plans that otherwise would cause an adjustment under paragraph (c) of this Section 3; provided that the aggregate number of shares of Common Stock so issued (including the shares issued pursuant to any options, rights or warrants or convertible or exchangeable securities issued under such Employee Benefit Plans containing the right to purchase shares of Common Stock) pursuant to Employee Benefit Plans shall not exceed 10% of the Company's outstanding Common Stock (on a fully diluted basis using the treasury stock method) at the time of such issuance;
(w) are issued pursuant to any Other Warrant or Common Stock Equivalent (i) which was outstanding on the Closing Date or (ii) if upon the issuance of any such Common Stock Equivalent, any such adjustments shall previously have been made pursuant to paragraph (d) of this Section 3 or (iii) if no adjustment was required pursuant to paragraph (d) of this Section 3.

            (d) Common Stock Equivalents. If the Company shall, after the Closing Date, issue any Common Stock Equivalent, or if, after any such issuance, the price per share for which additional shares of Common Stock may be issuable thereunder is amended, then the Exercise Price upon each such issuance or amendment shall be adjusted as provided in paragraph
(c) of this Section 3 on the basis that (i) the maximum number of additional shares of Common Stock issuable pursuant to all such Common Stock Equivalents shall be deemed to have been issued as of the earlier of (a) the date on which the Company shall enter into a firm contract for the issuance of such Common Stock Equivalent, or (b) the date of actual issuance of such Common Stock Equivalent; and (ii) the aggregate consideration for such maximum number of additional shares of Common Stock shall be deemed to be the minimum consideration received and receivable by the Company for the issuance of such additional shares of Common Stock pursuant to such Common Stock Equivalent; provided, however, that no adjustment shall be made pursuant to paragraph (d) of this Section 3 unless the consideration received and receivable by the Company per share of Common Stock for the issuance of such additional shares of Common Stock pursuant to such Common Stock Equivalent is less than the Market Price. No adjustment of the Exercise Price shall be made under paragraph (d) of this Section 3 upon the issuance of any Convertible Security which is issued pursuant to the exercise of any warrants or other subscription or purchase rights therefor, if any adjustment shall previously have been made in the Exercise Price then in effect upon the issuance of such warrants or other rights pursuant to paragraph (d) of this Section 3.

            (e) Miscellaneous. The following provisions shall be applicable to the making of adjustments in the Exercise Price hereinbefore provided in this
Section 3:

                           i. The consideration received by the Company shall be deemed to be the following: (I) to the extent that any additional shares of Common Stock or any Common Stock Equivalent shall be issued for cash consideration, the consideration received by the Company therefor, or, if such additional shares of Common Stock or Common Stock Equivalent are offered by the Company for subscription, the subscription price, or, if such additional shares of Common Stock or Common Stock Equivalent are sold to underwriters or dealers for public offering without a subscription offering, the initial public offering price, in any such case excluding any amounts paid or receivable for accrued interest or accrued dividends and without deduction of any compensation, discounts, commissions or expenses paid or incurred by the Company for and in the underwriting of, or otherwise in connection with, the issue thereof; (II) to the extent that such issuance shall be for a consideration other than cash, then, except as herein otherwise expressly provided, the fair value of such consideration at the time of such issuance as determined in good faith by the Board of Directors, as evidenced by a certified resolution of such Board of Directors delivered to the holder of this Warrant Certificate setting forth such determination. The consideration for any additional shares of Common Stock issuable pursuant to any Common Stock Equivalent shall be the consideration received by the Company for issuing such Common Stock Equivalent, plus the additional consideration payable to the Company upon the exercise, conversion or exchange of such Common Stock Equivalent. In case of the issuance at any time of any additional shares of Common Stock or Common Stock Equivalent in payment or satisfaction of any dividend upon any class of stock other than Common Stock, the

         Company shall be deemed to have received for such additional shares of Common Stock or Common Stock Equivalent (which shall not be deemed to be a dividend payable in, or other distribution of, Common Stock under paragraph (b) of this Section 3) consideration equal to the amount of such dividend so paid or satisfied.

                           ii. Upon the expiration of the right to convert, exchange or exercise any Common Stock Equivalent the issuance of which effected an adjustment in the Exercise Price, if any such Common Stock Equivalent shall not have been converted, exercised or exchanged, the number of shares of Common Stock deemed to be issued and outstanding because they were issuable upon conversion, exchange or exercise of any such Common Stock Equivalent shall no longer be computed as set forth above, and the Exercise Price shall forthwith be readjusted and thereafter be the price which it would have been (but reflecting any other adjustments in the Exercise Price made pursuant to the provisions of paragraph (c) of this Section 3 after the issuance of such Common Stock Equivalent) had the adjustment of the Exercise Price made upon the issuance or sale of such Common Stock Equivalent been made on the basis of the issuance only of the number of additional shares of Common Stock actually issued upon exercise, conversion or exchange of such Common Stock Equivalent and thereupon only the number of additional shares of Common Stock actually so issued shall be deemed to have been issued and only the consideration actually received by the Company (computed as in subparagraph (i) of paragraph
         (e) of this Section 3) shall be deemed to have been received by the Company.

                           iii. The number of shares of Common Stock at any time outstanding shall not include any shares thereof then directly or indirectly owned or held by or for the account of the Company or its Subsidiaries (as defined in the Agreement).

                           iv. For the purposes of this Section 3, the term "shares of Common Stock" shall mean shares of (i) the class of stock designated as the Common Stock of the Company at the Closing Date or
         (ii) any other class of stock resulting from successive changes or reclassifications of such shares consisting solely of changes in par value, or from par value to no par value, or from no par value to par value. If at any time, because of an adjustment pursuant to paragraph
         (a) of this Section 3, the Warrants shall entitle the holders to purchase any securities other than shares of Common Stock, thereafter the number of such other securities so purchasable upon exercise of each Warrant and the Exercise Price of such securities shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Warrant Shares contained in this Section 3.

                (f) Calculation of Exercise Price. The Exercise Price in effect from time to time shall be calculated to four decimal places and rounded to the nearest thousandth.

         4. NOTICE OF ADJUSTMENT TO EXERCISE PRICE. Whenever the Exercise Price is required to be adjusted as provided in Section 3, the Company shall forthwith compute the adjusted Exercise Price and shall prepare and mail to the holder hereof a certificate setting forth such adjusted Exercise Price and showing in reasonable detail the facts upon which such adjustment is based.

         5. VOLUNTARY REDUCTION. The Company may make such decreases in the Exercise Price as shall be determined by it, as evidenced by a certified resolution of the Board of Directors delivered to the holders, to be advisable to avoid or diminish any income tax to the holder resulting from any dividend or distribution of stock or issuance of rights or warrants to purchase or subscribe for stock or from any event treated as such for income tax purposes. Whenever the Exercise Price is reduced, the Company shall mail to the holder a notice of the reduction at least 15 days before the date the reduced Exercise Price takes effect, stating the reduced Exercise Price and the period for which such reduced Exercise Price will be in effect.

         6. NOTICES TO WARRANT HOLDER.  In the event:

            (a) of any consolidation or merger to which the Company is a party and for which approval of any stockholders of the Company is required, or of the conveyance or sale of all or substantially all of the assets of the Company, or of any reclassification or change of the Common Stock or other securities issuable upon exercise of the Warrants (other than a change in par value, or from par value to no par value, or from no par value to par value or as a result of a subdivision or combination), or a tender offer or exchange offer for all shares of Common Stock (or other securities issuable upon the exercise of the Warrants); or

            (b) the Company shall declare any dividend (or any other distribution) on the Common Stock, other than regular cash dividends; or

            (c) the Company shall authorize the granting to the holders of Common Stock of rights or warrants to subscribe for or purchase any shares of any class or series of capital stock; or

            (d) of the voluntary or involuntary dissolution, liquidation or winding up of the Company;

         then the Company shall cause to be sent to the holder hereof, at least 30 days prior to the applicable record date hereinafter specified, or promptly in the case of events for which there is no record date, a written notice stating (x) the date for the determination of the holders of record of shares of Common Stock (or other securities issuable upon the exercise of the Warrants) entitled to receive any such dividends or other distribution, (y) the initial expiration date set forth in any tender offer or exchange offer for shares of Common Stock (or other securities issuable upon the exercise of the Warrants), or (z) the date on which any such consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up is expected to become effective or consummated, and the date as of which it is expected that holders of record of shares of Common Stock (or other securities issuable upon the exercise of the Warrants) shall be entitled to exchange such shares for securities or other property, if any, deliverable upon such reclassification, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up. Failure to give such notice or any defect therein shall not affect the legality or validity of any distribution, right, option, warrant, issuance, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up, or the vote upon any action.

         7. REPORTS TO HOLDERS. The Company will cause to be delivered, by first-class mail, postage prepaid, to the holder at such holder's address appearing hereon, or such other address as the holder shall specify, a copy of any reports delivered by the Company to the holders of Common Stock.

         8. COVENANTS OF THE COMPANY.  The Company covenants and agrees that:

            (a) Until the Expiration Date, the Company shall at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued Common Stock (and other securities), for the purpose of enabling it to satisfy any obligation to issue shares of Common Stock (and other securities) upon the exercise of the Warrants evidenced by this Warrant Certificate, the number of shares of Common Stock (and other securities) issuable upon the exercise of such Warrants.

            (b) All Common Stock (and other securities) which may be issued upon exercise of the Warrants evidenced by this Warrant Certificate shall upon issuance be validly issued, fully paid, non-assessable and free from all taxes, liens and charges with respect to the issuance thereof.

         9. NO RIGHTS AS STOCKHOLDER. The holder of the Warrants evidenced by this Warrant Certificate shall not, by virtue of holding such Warrants, be entitled to any rights of a stockholder of the Company either at law or in equity, and the rights of the holder of the Warrants evidenced by this Warrant Certificate are limited to those expressed herein.

         10. NOTICES. All notices provided for hereunder shall be in writing and may be given by registered or certified mail, return receipt requested, telex, telegram, telecopier, air courier guaranteeing overnight delivery of personal delivery, if to the holder at the following address:

             Daniel and Cheryl Peters
             734 James
             Maize, Kansas 67101
         and, if to the Company:

             Advanced Communications Group, Inc.
             3355 West Alabama, Suite 580
             Houston, Texas 77098
             Attention: Chairman and Chief Executive Officer
             Telecopier:  (713) 622-9600

         11. GOVERNING LAW. This Warrant Certificate shall be governed by and construed in accordance with the laws of the State of Delaware.

         IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be executed this _____ day of __________, 1997 by its Chairman and Chief Executive Officer, thereunto duly authorized.

                                       ADVANCED COMMUNICATIONS GROUP, INC.



                                       By:
                                          ------------------------------------
                                          Rod K. Cutsinger
                                          Chairman and Chief Executive Officer

                              ELECTION TO EXERCISE
             [To be executed on exercise of the Warrants evidenced
                          by this Warrant Certificate]


TO:      Advanced Communications Group, Inc.

         The undersigned, the holder of the Warrants evidenced by the attached Warrant Certificate, hereby irrevocably elects to exercise Warrants, and herewith makes payment of ($ ) representing the aggregate Exercise Price thereof, and requests that the certificate representing the securities issuable hereunder be issued in the name of _____________________ and delivered to , whose address is__________________________________. __________________________.

    Dated:_______________________      _______________________________________

                                           ____________________________________
                                           Signature(s) of Registered Holder(s)
                                           Note: The above signature(s) must
                                           correspond with the name as written
                                           on the face of this Warrant
                                           Certificate in every particular,
                                           without alteration or enlargement
                                           or any change whatsoever.

                                    ANNEX VI

                              EMPLOYMENT AGREEMENT


    This Employment Agreement ("Agreement") is entered into on ________ __, 1997, by Daniel W. Peters ("Employee") and TELE-SYSTEMS, Inc., a Kansas corporation ("Company") (collectively referred to as the "Parties"). Company and Employee agree as follows:

1.  Employment.

In consideration of the mutual covenants and agreements contained in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged by Employee and Company, Company employs Employee, and Employee accepts employment subject to the terms and conditions of this Agreement. The Company is a wholly-owned subsidiary of Advanced Communications Group, Inc., a Delaware corporation ("ACG"). Unless the context otherwise clearly requires, all references to ACG in this Agreement shall include ACG, Company and ACG's other subsidiaries.

2.  Term.

This Agreement shall commence and become effective on the date hereof and end on the second anniversary of the date hereof. Such term of employment may be renewed for successive periods of one year thereafter upon the mutual agreement of the Parties.

3.  Compensation and Other Benefits.

    3.1 As compensation for his services to Company under this Agreement, Company shall pay to Employee a commission ("Base Commission") equal to 7% of "interconnect sales" not related to the Company's customer base as determined by the Compensation Committee of ACG, subject only to such payroll and withholding deductions as may be required by law and other deductions applied generally to other employees of Company for any employee benefit plans.

    3.2 Employee will be entitled to two weeks of paid vacation annually during the term of this Agreement.

    3.3 Employee shall receive benefits commensurate with his level of employment under any health plan of ACG.

    3.4 In addition to his Base Commission, Employee shall receive $10.00 per line commission (together with the Base Commission, the "Total Commission") for conversion of dial tone service for the original customer base of that proprietorship formerly doing business as "National Telecom," as determined by the Compensation Committee of ACG.

    3.5 The Compensation Committee of ACG shall meet annually to grant to Employee within 10 days of each of the first and second anniversaries of the date first above written, 10-year options to purchase 1,042 shares of the common stock of ACG for each additional $100,000 of sales of interconnect products and services for the Company generated by Employee within the last year; provided however, that Employee may not receive more than 12,500 shares pursuant to such options within the term of this Agreement and no fractional shares will be issued. The exercise price of the options shall be the price to the public reflected in the prospectus of ACG relating to the initial public offering of the common stock of ACG. In the event Employee is terminated for any reason other than with cause, such options shall be granted pro rata, based upon sales by Employee to date.

4.  Duties and Extent of Service.

Employee shall hold the position of ____________ with the Company. Employee agrees to perform the duties incidental to his position, as determined from time to time by the Chief Executive Officer of ACG. Employee shall devote such time, attention, and energy to the business of Company as are required to perform his duties and responsibilities hereunder and shall not during the term of this Agreement be engaged, directly or indirectly, in any other business activity if pursued for gain, profit, or other pecuniary advantage without the prior written consent of the Chief Executive Officer of ACG. In any event, however, Employee shall not take any action inconsistent with Employee's relationship and responsibilities as a Company Employee, or take any action which is intended, or may be reasonably expected, to harm the reputation, business, prospects, or operations of ACG.

5.  Protection of Confidential Information and Employee Non-Competition.

    5.1 Employee recognizes and acknowledges that he will have access to certain confidential information and trade secrets of ACG ("Confidential Information"). Such Confidential Information includes, but is not limited to: customer names; contracts; products purchased by customers; production capabilities and processes; customer account and credit data; referral sources; computer programs and software; information relating to confidential or secret designs, processes, formulae, plans, devices, or materials of ACG; business and marketing plans, confidential information and trade secrets relating to the distribution and marketing of ACG's products and services; patents pending; confidential characteristics of ACG's products and services; customer comments; troubleshooting requirements; product and service development; market development; manuals written by ACG; management, accounting, and reporting systems, procedures, and programs; contracts, leases, marketing agreements, sales Employee compensation information, plans, and programs; marketing and financial analysis, plans, research, programs, and related information and data; forms, agreements, and legal documents; regulatory and supervisory reports; correspondence; statements; corporate books and records; and other similar information.

    5.2 Employee acknowledges and agrees that this Confidential Information constitutes valuable, special, and unique property of ACG.

    5.3 Employee will not, at any time during or after the term of this Agreement or his employment with Company, disclose any Confidential Information to any person, firm, partnership, association, company, corporation or other entity (each, a "Person") for any reason or purpose.

    5.4 The foregoing restrictions shall not apply to: (a) any information in Employee's possession before its disclosure to Employee by ACG; or (b) information that is or shall lawfully be published or become part of the general knowledge through no act or omission of Employee. The Confidential Information disclosed to Employee under this Agreement is not within the foregoing exceptions merely because such information is embraced by more general information in the public domain or in Employee's possession; or merely because portions thereof are in the public domain or in Employee's possession.

    5.5 To protect the confidentiality of the Confidential Information, Employee further agrees that while employed by Company and for a period of 36 calendar months immediately after the termination of this Agreement or his employment with Company, regardless of whether such termination of employment is voluntary or involuntary, he will not, for himself, or on behalf of any other Person (i) generally compete in any manner whatsoever with ACG or solicit, accept, divert, or take away from ACG the business of any Person; (ii) directly or indirectly induce or attempt to influence any Employee, officer, director, consultant, agent, vendor or other entity related to ACG to terminate his or her employment or association in any manner whatsoever with ACG; or (iii) engage in the sale or marketing of yellow page publishing services, telecommunication services, interconnect services and natural gas or electrical goods and services in the State of Kansas ("Proscribed Territory") during the term of this Agreement or Employee's employment with Company. The territory in which Employee shall not compete with ACG as outlined in this Paragraph 5.5 shall consist of the Proscribed Territory.

    5.6 Employee understands and acknowledges that, due to the unique nature of the products and services provided by ACG and the need for sales personnel to have a relatively high degree of technical knowledge concerning these products and services, employment by Company for sales and management, including the special training, knowledge, and confidential information that has been or will be acquired in the course of such employment, will give Employee distinct and substantial advantages for potential sales and management activities concerning such products and services. Employee further understands and acknowledges that: because of the definition of products and services covered by this Agreement, the highly specialized nature of those products and services, the limited size and number of business entities in the business of developing and/or selling those products and services, and the much more numerous opportunities for Employee to work in his trade with respect to products and services not covered by this Agreement, the limitations as to time and geographic area contained in Paragraph 5.5 are reasonable and are not unduly onerous on Employee. Employee therefore agrees that the limitations as to time, geographic area, and scope of activity contained in Paragraph
         5.5 do not impose a greater restraint than is necessary to protect the Confidential Information, goodwill, and other business interests of ACG. Employee also agrees that in light of the facts acknowledged above, the substantial investment of ACG in acquiring and developing its business and providing special training to Employee, and the certain and substantial harm that ACG would suffer if Employee were to engage in any of the activities described in Paragraph 5.5, ACG's need for the protection afforded by Paragraph 5.5 is greater than any hardship Employee might experience by complying with its terms. Employee also agrees that, if any provision of the covenant set forth in Paragraph 5.5 is found to be invalid in part or whole, ACG may elect, but shall not be required, to have such provision reformed, whether as to time, geographic area, scope of activity, or otherwise, as and to the extent required for its validity under applicable law, and, as so reformed, such provisions shall be enforceable.

    5.7 Employee acknowledges that a violation or attempted violation on his part of any provision in this Paragraph 5 will cause irreparable damage to ACG. Accordingly, in the event of a breach or threatened breach by Employee of the provisions of this Paragraph 5, Employee agrees that ACG shall be entitled as a matter of right to an injunction, out of any court of competent jurisdiction, restraining any violation or further violation of such agreements by Employee or his agents, without showing any evidence of actual monetary loss resulting from such breach, including, but not limited to, restraining Employee from using or disclosing, in whole or in part, such Confidential Information or trade secrets; rendering any services to any Person to whom any of such information may have been disclosed or is threatened to be disclosed; and/or violating the non-competition provision. Nothing herein shall be construed as prohibiting ACG from pursuing any other remedies available to it for such breach or threatened breach, including the recovery of damages and attorneys' fees from Employee.

6.  Termination of Employment.

    6.1 Employee's employment under this Agreement shall terminate on the occurrence of any of the following events:

         (a) End of Term: If the term of employment under the Agreement or any term of renewal ends.

         (b) Death or Disability of Employee: If Employee dies or becomes disabled (i.e., such that he no longer is reasonably able to perform his duties as contemplated by this Agreement), Company shall pay to Employee, or to the estate of Employee if he dies, that part of his Total Commission which would be payable to Employee, as a result of prior sales by Employee, and grant to Employee the options described in Section 3.5 on a pro rata basis, based upon sales by Employee to date. Upon such payment, as well as applicable insurance benefits, if any, all obligations of Company to Employee or his estate shall be fully satisfied, and this Agreement shall terminate.

         (c) Resignation of Employee: If Employee resigns prior to the end of the term of this Agreement, this Agreement shall terminate immediately, and Company shall pay to Employee that part of his Total Commission which would otherwise be payable to Employee through the effective date of his resignation. Upon such payment, all obligations in any manner whatsoever of Company to Employee shall be fully satisfied.

         (d)  Change in Ownership, Management, or Employee's Responsibilities:
              If there is a change in the ownership or management of Company, and either of these changes significantly alters Employee's job responsibilities or compensation, Employee may resign from his position within 60 days of such a change. If Employee resigns pursuant to this paragraph, Company will continue to provide Employee with his monthly compensation equal to the average monthly Total Commission paid to Employee prior to such change in management or ownership of the Company plus benefits for a period of one year after the initial date of any such change. Upon completion of such payments, all obligations in any manner whatsoever of Company to Employee shall be fully satisfied.

         (e) Termination by the Company "With Cause." If Employee (i) violates any provision of this Agreement; (ii) fails to perform the services required of him pursuant to this Agreement; (iii) commits acts of fraud or dishonesty against ACG; (iv) is convicted of a crime other than a routine traffic violation; and/or (v) violates any policies of ACG as outlined in any ACG policy handbook, Company may terminate the employment of Employee with cause. If Employee is terminated "with cause," Employee shall not be entitled to receive any further salary or benefits under this Agreement other than payment for that part of Employee's compensation that would otherwise be payable to Employee through the last date of his employment with Company. Upon such payment, all obligations of Company to Employee shall be fully satisfied, and this Agreement will terminate.

         (f) Termination by the Company Without Cause. In the event Company terminates Employee's employment for any reason other than described in (e) above, Employee shall be entitled to that part of the Total Commission and benefits payable to Employee through the last date of his employment and Employee shall be paid the average monthly Total Commission paid to Employee prior to his termination plus benefits for a period of six months from termination. Upon completion of such payments, all obligations in any manner whatsoever of Company to Employee shall be fully satisfied.

    6.2 Termination of this Agreement shall not relieve Employee of any continuing obligations expressly provided in this Agreement, including, without limitation, those set forth in Paragraphs 5.1 through 5.6.

7.  Return of ACG Property.

    7.1 All data, drawings, documents, contracts, computerized data, information printouts, and tapes, tape recordings, documents, data, accounting records, personnel files, computer terminals, equipment, and other records and written material prepared or compiled by Employee or furnished to Employee while in the employ of Company shall be the sole and exclusive property of ACG, and none of such data, drawings or other records and written material, or copies thereof, shall be retained by Employee upon termination of his employment. This ACG property shall not be removed from Company premises without the Company's prior written consent.

    7.2 Upon termination of this Agreement or whenever requested by Company, Employee immediately shall deliver to Company all of the ACG property or any of ACG's documents in Employee's possession or under Employee's control, including, but not limited to, all documents or data, Confidential Information, accounting records, computer terminals, data, discs, printouts and tapes and accounting machines provided by Company. No copies of any such data shall be retained by Employee.

8.  Notices.

Any notice required or permitted to be given under this Agreement shall be in writing and addressed to Employee at 734 James, Maize, Kansas 67101 and to Company, c/o Rod K. Cutsinger, 3355 West Alabama, Suite 580, Houston, Texas 77098, or to such other address as either party shall designate by written notice to the other. Notices may be sent by messenger or by registered or certified mail, postage prepaid, addressed to the party or parties to be notified, with return receipt requested. Notices sent by messenger shall be deemed received upon their actual receipt of the party to whom they are directed. Notices sent by registered or certified mail shall be deemed received on the third day following their deposit with the United States Postal Service.

9.  Arbitration.

Exclusive jurisdiction with respect to any dispute, controversy, or claim brought by Employee or Company concerning the subject matter contained in this Agreement (other than action by Company seeking an injunction pursuant to Paragraph 5.7), including, but not limited to, Employee's employment, termination from, and/or affiliation with Company, shall be settled by arbitration in Denver, Colorado in accordance with the Employment Dispute Resolution Rules of the American Arbitration Association, and judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction. In reaching his or her decision, the arbitrator shall have no authority to change or modify any provision of this Agreement. Any and all charges that may be made for the cost of the arbitration and the fees and expenses of the arbitrator shall be borne equally by the parties; attorneys' fees and witness expenses shall be borne by the party incurring them.

10. Miscellaneous.

    10.1 The rights and obligations of Company under this Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of Company. This

         Agreement shall be binding upon the Employee and his agents, heirs, executors, administrators and legal representatives. The rights and obligations of Employee hereunder shall not be assignable by Employee.

    10.2 This Agreement shall be governed by and construed in accordance with the laws of the State of Texas.

    10.3 This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which shall constitute one instrument.

    10.4 This Agreement contains the entire agreement of the parties pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, and there are no other warranties, representations, covenants or agreements among Company, Employee and Rod K. Cutsinger in connection with the subject matter hereof.

    10.5 The waiver by Company of a breach of any provision of this Agreement by Employee shall not operate or be construed as a waiver by Company of any subsequent breach by Employee.

    10.6 If a court of competent jurisdiction shall adjudge to be invalid any clause, sentence, subparagraph, paragraph or section of this Agreement, such judgment or decree shall not affect, impair, invalidate, or nullify the remainder of this Agreement, but the effect thereof shall be confined to the clause, sentence, subparagraph, paragraph, or section so adjudged to be invalid.

    The parties have executed this Agreement to be effective as of the day and year first above written.

TELE-SYSTEMS, Inc.



By
  ---------------------------------         ---------------------------------
  Rod K. Cutsinger                          Daniel W. Peters
  Its: Chairman and Chief Executive
       Officer

             "COMPANY"                             "EMPLOYEE"

                                   ANNEX VII

                              EMPLOYMENT AGREEMENT


    This Employment Agreement ("Agreement") is entered into on ________ __, 1997, by Cheryl A. Peters ("Employee") and TELE-SYSTEMS, Inc., a Kansas corporation ("Company") (collectively referred to as the "Parties"). Company and Employee agree as follows:

1.  Employment.

In consideration of the mutual covenants and agreements contained in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged by Employee and Company, Company employs Employee, and Employee accepts employment subject to the terms and conditions of this Agreement. The Company is a wholly-owned subsidiary of Advanced Communications Group, Inc., a Delaware corporation ("ACG"). Unless the context otherwise clearly requires, all references to ACG in this Agreement shall include ACG, Company and ACG's other subsidiaries.

2.  Term.

This Agreement shall commence and become effective on the date hereof and end on the second anniversary of the date hereof. Such term of employment may be renewed for successive periods of one year thereafter upon the mutual agreement of the Parties.

3.  Compensation and other Benefits.

    3.1 As compensation for her services to Company under this Agreement, Company shall pay to Employee during the term of this Agreement a base salary ("Base Salary") of $25,000 per annum, payable in equal semi-monthly installments, subject only to such payroll and withholding deductions as may be required by law and other deductions applied generally to other employees of Company for any employee benefit plans.

    3.2 Employee will be entitled to two weeks of paid vacation annually during the term of this Agreement.

    3.3 Employee shall receive benefits commensurate with her level of employment under any health plan of ACG.

    3.4 In addition to her Base Salary, Employee shall receive $10.00 per line commission ("Commission") for conversion of dial tone service for the original customer base of that proprietorship formerly doing business as "National Telecom," as determined by the Compensation Committee of ACG.

4.  Duties and Extent of Service.

Employee shall hold the position of ____________ with the Company. Employee agrees to perform the duties incidental to her position, as determined from time to time by the Chief Executive Officer of ACG. Employee shall devote such time, attention, and energy to the business of Company as are required to perform her duties and responsibilities hereunder and shall not during the term of this Agreement be engaged, directly or indirectly, in any other business activity if pursued for gain, profit, or other pecuniary advantage without the prior written consent of the Chief Executive Officer of ACG. In any event, however, Employee shall not take any action inconsistent with Employee's relationship and responsibilities as a Company Employee, or take any action which is intended, or may be reasonably expected, to harm the reputation, business, prospects, or operations of ACG.

5.  Protection of Confidential Information and Employee Non-Competition.

    5.1 Employee recognizes and acknowledges that she will have access to certain confidential information and trade secrets of ACG ("Confidential Information"). Such Confidential Information includes, but is not limited to: customer names; contracts; products purchased by customers; production capabilities and processes; customer account and credit data; referral sources; computer programs and software; information relating to confidential or secret designs, processes, formulae, plans, devices, or materials of ACG; business and marketing plans, confidential information and trade secrets relating to the distribution and marketing of ACG's products and services; patents pending; confidential characteristics of ACG's products and services; customer comments; troubleshooting requirements; product and service development; market development; manuals written by ACG; management, accounting, and reporting systems, procedures, and programs; contracts, leases, marketing agreements, sales Employee compensation information, plans, and programs; marketing and financial analysis, plans, research, programs, and related information and data; forms, agreements, and legal documents; regulatory and super visory reports; correspondence; statements; corporate books and records; and other similar information.

    5.2 Employee acknowledges and agrees that this Confidential Information constitutes valuable, special, and unique property of ACG.

    5.3 Employee will not, at any time during or after the term of this Agreement or her employment with Company, disclose any Confidential Information to any person, firm, partnership, association, company, corporation or other entity (each, a "Person") for any reason or purpose.

    5.4 The foregoing restrictions shall not apply to: (a) any information in Employee's possession before its disclosure to Employee by ACG; or (b) information that is or shall lawfully be published or become part of the general knowledge through no act or omission of Employee. The Confidential Information disclosed to Employee under this Agreement is not within the foregoing exceptions merely because such information is embraced by more general information in the public domain or in Employee's possession; or merely because portions thereof are in the public domain or in Employee's possession.

    5.5 To protect the confidentiality of the Confidential Information, Employee further agrees that while employed by Company and for a period of 36 calendar months immediately after the termination of this Agreement or her employment with Company, regardless of whether such termination of employment is voluntary or involuntary, she will not, for herself, or on behalf of any other Person (i) generally compete in any manner whatsoever with ACG or solicit, accept, divert, or take away from ACG the business of any Person; (ii) directly or indirectly induce or attempt to influence any Employee, officer, director, consultant, agent, vendor or other entity related to ACG to terminate his or her employment or association in any manner whatsoever with ACG; or (iii) engage in the sale or marketing of yellow page publishing services, telecommunication services, interconnect services and natural gas or electrical goods and services in the State of Kansas ("Proscribed Territory") during the term of this Agreement or Employee's employment with Company. The territory in which Employee shall not compete with ACG as outlined in this Paragraph 5.5 shall consist of the Proscribed Territory.

    5.6 Employee understands and acknowledges that, due to the unique nature of the products and services provided by ACG and the need for sales personnel to have a relatively high degree of technical knowledge concerning these products and services, employment by Company for sales and management, including the special training, knowledge, and confidential information that has been or will be acquired in the course of such employment, will give Employee distinct and substantial advantages for potential sales and management activities concerning such products and services. Employee further understands and acknowledges that: because of the definition of products and services covered by this Agreement, the highly specialized nature of those products and services, the limited size and number of business entities in the business of developing and/or selling those products and services, and the much more numerous opportunities for Employee to work in her trade with respect to products and services not covered by this Agreement, the limitations as to time and geographic area contained in Paragraph 5.5 are reasonable and are not unduly onerous on Employee. Employee therefore agrees that the limitations as to time, geographic area, and scope of activity contained in Paragraph 5.5 do not impose a greater restraint than is necessary to protect the Confidential Information, goodwill, and other business interests of ACG. Employee also agrees that in light of the facts acknowledged above, the substantial investment of ACG in acquiring and developing its business and providing special training to Employee, and the certain and substantial harm that ACG would suffer if Employee were to engage in any of the activities described in Paragraph 5.5, ACG's need for the protection afforded by Paragraph
         5.5 is greater than any hardship Employee might experience by complying with its terms. Employee also agrees that, if any provision of the covenant set forth in Paragraph 5.5 is found to be invalid in part or whole, ACG may elect, but shall not be required, to have such provision reformed, whether as to time, geographic area, scope of activity, or otherwise, as and to the extent required for its validity under applicable law, and, as so reformed, such provisions shall be enforceable.

    5.7 Employee acknowledges that a violation or attempted violation on her part of any provision in this Paragraph 5 will cause irreparable damage to ACG. Accordingly, in the event of a breach or threatened breach by Employee of the provisions of this Paragraph 5, Employee agrees that ACG shall be entitled as a matter of right to an injunction, out of any court of competent jurisdiction, restraining any violation or further violation of such agreements by Employee or her agents, without showing any evidence of actual monetary loss resulting from such breach, including, but not limited to, restraining Employee from using or disclosing, in whole or in part, such Confidential Information or trade secrets; rendering any services to any Person to whom any of such information may have been disclosed or is threatened to be disclosed; and/or violating the non-competition provision. Nothing herein shall be construed as prohibiting ACG from pursuing any other remedies available to it for such breach or threatened breach, including the recovery of damages and attorneys' fees from Employee.

6.  Termination of Employment.

    6.1 Employee's employment under this Agreement shall terminate on the occurrence of any of the following events:

         (a) End of Term: If the term of employment under the Agreement or any term of renewal ends.

         (b) Death or Disability of Employee: If Employee dies or becomes disabled (i.e., such that she no longer is reasonably able to perform her duties as contemplated by this Agreement), Company shall pay to Employee, or to the estate of Employee if she dies, that part of her Base Salary in addition to her Commission which would otherwise be payable to Employee through the end of the month in which her death or disability occurs, after giving effect to accrued sick leave benefits and accrued vacation time, if any. Upon such payment, as well as applicable insurance benefits, if any, all obligations of Company to Employee or her estate shall be fully satisfied, and this Agreement shall terminate.

         (c) Resignation of Employee: If Employee resigns prior to the end of the term of this Agreement, this Agreement shall terminate immediately, and Company shall pay to Employee that part of her Base Salary in addition to her Commission which would otherwise be payable to Employee through the effective date of her resignation. Upon such payment, all obligations in any manner whatsoever of Company to Employee shall be fully satisfied.

         (d)  Change in Ownership, Management, or Employee's Responsibilities:
              If there is a change in the ownership or management of Company, and either of these changes significantly alters Employee's job responsibilities or compensation, Employee may resign from her position within 60 days of such a change. If Employee resigns pursuant to this paragraph, Company will continue to provide Employee with her monthly compensation equal to (i) her Base Salary plus (ii) the average monthly Commission paid to Employee prior to such change in management or ownership of the Company plus (iii) benefits for a period of one year after the initial date of any such change. Upon completion of such payments, all obligations in any manner whatsoever of Company to Employee shall be fully satisfied.

         (e) Termination by the Company "With Cause." If Employee (i) violates any provision of this Agreement; (ii) fails to perform the services required of her pursuant to this Agreement; (iii) commits acts of fraud or dishonesty against ACG; (iv) is convicted of a crime other than a routine traffic violation; and/or (v) violates any policies of ACG as outlined in any ACG policy handbook, Company may terminate the employment of Employee with cause. If

              Employee is terminated "with cause," Employee shall not be entitled to receive any further salary or benefits under this Agreement other than payment for that part of Employee's compensation that would otherwise be payable to Employee through the last date of her employment with Company. Upon such payment, all obligations of Company to Employee shall be fully satisfied, and this Agreement will terminate. Employee shall not be entitled to receive any accrued vacation pay if her termination is "with cause."

         (f) Termination by the Company Without Cause. In the event Company terminates Employee's employment for any reason other than described in (e) above, Employee shall be entitled to that part of the Base Salary, Commission and benefits payable to Employee through the last date of her employment and Employee shall be paid (i) Employee's Base salary plus (ii) Employee's average monthly Commission paid to Employee prior to termination plus
              (iii) benefits for a period of six months from termination. Upon completion of such payments, all obligations in any manner whatsoever of Company to Employee shall be fully satisfied.

    6.2 Termination of this Agreement shall not relieve Employee of any continuing obligations expressly provided in this Agreement, including, without limitation, those set forth in Paragraphs 5.1 through 5.6.

7.  Return of ACG Property.

    7.1 All data, drawings, documents, contracts, computerized data, information printouts, and tapes, tape recordings, documents, data, accounting records, personnel files, computer terminals, equipment, and other records and written material prepared or compiled by Employee or furnished to Employee while in the employ of Company shall be the sole and exclusive property of ACG, and none of such data, drawings or other records and written material, or copies thereof, shall be retained by Employee upon termination of her employment. This ACG property shall not be removed from Company premises without the Company's prior written consent.

    7.2 Upon termination of this Agreement or whenever requested by Company, Employee immediately shall deliver to Company all of the ACG property or any of ACG's documents in Employee's possession or under Employee's control, including, but not limited to, all documents or data, Confidential Information, accounting records, computer terminals, data, discs, printouts and tapes and accounting machines provided by Company. No copies of any such data shall be retained by Employee.

8.  Notices.

Any notice required or permitted to be given under this Agreement shall be in writing and addressed to Employee at 734 James, Maize, Kansas 67101 and to Company, c/o Rod K. Cutsinger, 3355 West Alabama, Suite 580, Houston, Texas 77098, or to such other address as either party shall designate by written notice to the other. Notices may be sent by messenger or by registered or certified mail, postage prepaid, addressed to the party or parties to be notified, with return receipt requested. Notices sent by messenger shall be deemed received upon their actual receipt of the party to whom they are directed. Notices sent by registered or certified mail shall be deemed received on the third day following their deposit with the United States Postal Service.

9.  Arbitration.

Exclusive jurisdiction with respect to any dispute, controversy, or claim brought by Employee or Company concerning the subject matter contained in this Agreement (other than action by Company seeking an injunction pursuant to Paragraph 5.7), including, but not limited to, Employee's employment, termination from, and/or affiliation with Company, shall be settled by arbitration in Denver, Colorado in accordance with the Employment Dispute Resolution Rules of the American Arbitration Association, and judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction. In reaching his or her decision, the arbitrator shall have no authority to change or modify any provision of this Agreement. Any and all charges that may be made for the cost of the arbitration and the fees and expenses of the arbitrator shall be borne equally by the parties; attorneys' fees and witness expenses shall be borne by the party incurring them.

10. Miscellaneous.

    10.1 The rights and obligations of Company under this Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of Company. This Agreement shall be binding upon the Employee and her agents, heirs, executors, administrators and legal representatives. The rights and obligations of Employee hereunder shall not be assignable by Employee.

    10.2 This Agreement shall be governed by and construed in accordance with the laws of the State of Texas.

    10.3 This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which shall constitute one instrument.

    10.4 This Agreement contains the entire agreement of the parties pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, and there are no other warranties, representations, covenants or agreements among Company, Employee and Rod K. Cutsinger in connection with the subject matter hereof.

    10.5 The waiver by Company of a breach of any provision of this Agreement by Employee shall not operate or be construed as a waiver by Company of any subsequent breach by Employee.

    10.6 If a court of competent jurisdiction shall adjudge to be invalid any clause, sentence, subparagraph, paragraph or section of this Agreement, such judgment or decree shall not affect, impair, invalidate, or nullify the remainder of this Agreement, but the effect thereof shall be confined to the clause, sentence, subparagraph, paragraph, or section so adjudged to be invalid.

    The parties have executed this Agreement to be effective as of the day and year first above written.

TELE-SYSTEMS, Inc.


By
  ---------------------------------         ----------------------------------
  Rod K. Cutsinger                          Cheryl A. Peters
  Its: Chairman and Chief Executive
       Officer

             "COMPANY"                                 "EMPLOYEE"